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This preliminary pricing supplement relates to an effective registration statement under the Securities Act of 1933, but is not complete and may be changed. We may not sell these securities until we deliver a final pricing supplement. This preliminary pricing supplement, the accompanying prospectus supplement and prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state where such an offer or sale would not be permitted.

Subject to Completion, dated February 13, 2006

PRICING SUPPLEMENT
(To Prospectus Dated February 2, 2005 and
Prospectus Supplement Dated February 2, 2005)

The Bear Stearns Companies Inc.

$[    •    ] Accelerated Market Participation Securities
Linked to the S&P 500®, Due March [    •    ], 2007

  •
  The Notes are linked to the performance of the S&P 500® (the "Index") and are not principal protected. When we refer to Notes in this pricing supplement, we mean Notes with a principal amount of $1,000. On the Maturity Date you will receive the Cash Settlement Value, an amount in cash depending on the relation of the Final Index Level to the Initial Index Level.

  •
  If, at maturity, the Final Index Level is greater than or equal to the Initial Index Level, we will pay you the principal amount of the Notes, plus the lesser of:

  •
  [200.00]% of the percentage increase in the Index multiplied by the principal amount of the Notes, and

  •
  [14.20]% (the maximum return on the Notes) multiplied by the principal amount of the Notes.

  Thus, if the Final Index Level is greater than [107.10]% of the Initial Index Level, regardless of the extent to which the Final Index Level is greater than the Initial Index Level, we will pay you $[1,142.00] per Note, which represents a maximum return of [14.20]%.

  •
  If, at maturity, the Final Index Level is less than the Initial Index Level, you will receive less, and possibly significantly less, than the principal you invested. In this case, we will pay you, per Note:

  •
  $1,000 multiplied by an amount, in percentage terms, equal to the Final Index Level divided by the Initial Index Level.

  •
  The CUSIP number for the Notes is 073928N74.

        INVESTMENT IN THE NOTES INVOLVES CERTAIN RISKS. THERE MAY NOT BE A SECONDARY MARKET IN THE NOTES, AND IF THERE WERE TO BE A SECONDARY MARKET, IT MAY NOT BE LIQUID. YOU SHOULD REFER TO "RISK FACTORS" BEGINNING ON PAGE PS-10.

        "Standard & Poor's®," "S&P®," "S&P 500®," "Standard & Poor's 500," and "500" are trademarks of Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") and have been licensed for use for certain purposes by The Bear Stearns Companies Inc. The Notes are not sponsored, endorsed, sold or promoted by S&P, and S&P makes no representation regarding the advisability of investing in the Notes.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Notes or determined that this pricing supplement, or the accompanying prospectus supplement and prospectus, is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note		Total
Initial public offering price	[100.00]	%	$	[•]
Agent's discount	[0.00]	%	$	[•]
Proceeds, before expenses, to us	[100.00]		$	[•]

        We may grant Bear, Stearns & Co. Inc. a 30-day option from the date of this pricing supplement to purchase from us up to an additional $[    •    ] of Notes at the public offering price to cover any over-allotments.

        We expect that the Notes will be ready for delivery in book-entry form only through the book-entry facilities of The Depository Trust Company in New York, New York, on or about March [    •    ], 2006, against payment in immediately available funds. The distribution of the Notes will conform to the requirements set forth in Rule 2720 of the National Association of Securities Dealers, Inc. Conduct Rules.

Bear, Stearns & Co. Inc.

February [    •    ], 2006

SUMMARY

        This summary highlights selected information from the accompanying prospectus, prospectus supplement and this pricing supplement to help you understand the Notes linked to the Index. You should carefully read this entire pricing supplement and the accompanying prospectus supplement and prospectus to fully understand the terms of the Notes, as well as certain tax and other considerations that are important to you in making a decision about whether to invest in the Notes. You should carefully review the section "Risk Factors" in this pricing supplement and "Risk Factors" in the accompanying prospectus supplement which highlight a number of significant risks, to determine whether an investment in the Notes is appropriate for you. All of the information set forth below is qualified in its entirety by the more detailed explanation set forth elsewhere in this pricing supplement and the accompanying prospectus supplement and prospectus. If information in this pricing supplement is inconsistent with the prospectus or prospectus supplement, this pricing supplement will supersede those documents. In this pricing supplement, the terms "Company," "we," "us" and "our" refer only to The Bear Stearns Companies Inc. excluding its consolidated subsidiaries.

        The Bear Stearns Companies Inc. Medium-Term Notes, Series B, Accelerated Market Participation Securities ("AMPS"), Linked to the S&P 500®, Due March [    •    ], 2007 (the "Notes") are Notes whose return is tied or "linked" to the performance of the Index. When we refer to Note or Notes in this pricing supplement, we mean $1,000 principal amount of Notes. The Notes are not principal protected. On the Maturity Date you will receive the Cash Settlement Value, an amount in cash depending on the relation of the Final Index Level to the Initial Index Level. If, at maturity, the Final Index Level is greater than or equal to the Initial Index Level, we will pay you the principal amount of the Notes, plus the lesser of (i) [200.00]% of the percentage increase in the Index multiplied by the principal amount of the Notes, and (ii) [14.20]% (the maximum return on the Notes) multiplied by the principal amount of the Notes. Thus, if the Final Index Level is greater than [107.10]% of the Initial Index Level, regardless of the extent to which the Final Index Level is greater than the Initial Index Level, we will pay you $[1,142.00] per Note, which represents a maximum return of [14.20]%. If, at maturity, the Final Index Level is less than the Initial Index Level, you will receive less, and possibly significantly less, than the original public offering price of $1,000 per each $1,000 principal amount of Notes. In this case, we will pay you $1,000 multiplied by an amount, in percentage terms, equal to the Final Index Level divided by the Initial Index Level.

Selected Investment Considerations

  •
  Growth potential—The return, if any, on the Notes is based upon whether the Final Index Level is greater than or equal to the Initial Index Level.

  •
  Potential leverage in the increase, if any, in the Index—The Notes may be an attractive investment for investors who have a bullish view of the Index in the short-term. If held to maturity, the Notes allow you to participate in [200.00]% of the potential increase in the Index, not to exceed the maximum return of [14.20]%, representing a [7.10]% increase in the Initial Index Level.

  •
  Diversification—Because the Index represents a broad spectrum of the United States equity market, the Notes may allow you to diversify an existing portfolio.

  •
  Taxes—The U.S. federal income tax consequences of an investment in the Notes are complex and uncertain. We intend to treat the Notes for all tax purposes as pre-paid cash-settled executory contracts linked to the value of the Index and, where required, to file information returns with the Internal Revenue Service in accordance with such treatment. Prospective investors are urged to consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the Notes. Assuming the Notes are treated as pre-paid cash-settled executory contracts, you should be required to recognize capital gain or loss to the extent that the cash you receive on the Maturity Date or upon a sale or exchange of the Notes prior to the Maturity Date differs from your tax basis on the Notes (which will generally be the amount you paid for the Notes).

Selected Risk Considerations

  •
  Possible loss of principal—The Notes are not principal protected. If the Final Index Level is less than the Initial Index Level, there will be no principal protection on the Notes and the Cash Settlement Value you will receive will be less than the initial offering price in proportion to the percentage decline in the Index. In that case, you will receive less, and possibly significantly less, than the original public offering price of $1,000.

  •
  Maximum return of [14.20]%—You will not receive more than the maximum return of [14.20]% at maturity. Because the maximum return on the Notes is [14.20]%, the maximum Cash Settlement Value is $[1,142.00]. Therefore, the Cash Settlement Value will not reflect the increase in the value of the Notes if the Initial Index Level increases by more than [7.10]%.

  •
  No interest, dividend or other payments—You will not receive any interest, dividend payments or other distributions on the stocks underlying the Index, nor will such payments be included in the calculation of the Cash Settlement Value you will receive at maturity.

  •
  Not exchange listed—The Notes will not be listed on any securities exchange and we do not expect a trading market to develop, which may affect the price that you receive for your Notes upon any sale prior to maturity.

  •
  Liquidity—Because the Notes will not be listed on any securities exchange, we do not expect a trading market to develop, and, if such a market were to develop, it may not be liquid. Our subsidiary, Bear, Stearns & Co. Inc. ("Bear Stearns") has advised us that they intend under ordinary market conditions to indicate prices for the Notes on request. However, we cannot guarantee that bids for outstanding Notes will be made in the future; nor can we predict the price at which those bids will be made. In any event, Notes will cease trading as of the close of business on the Maturity Date.

KEY TERMS

Issuer:	The Bear Stearns Companies Inc.
Index:	Standard & Poor's 500 Index® (ticker "SPX"), as published by S&P (the "Sponsor").
Face amount:
Each Note will be issued in minimum denominations of $1,000 and $1,000 multiples thereafter; provided, however, that the minimum purchase for any purchaser domiciled in a Member state of the European Union shall be $100,000. The aggregate principal amount of the Notes being offered is $[•]. When we refer to Note or Notes in this pricing supplement, we mean Notes with a principal amount of $1,000.
Cash Settlement Value:
On the Maturity Date you will receive the Cash Settlement Value, an amount in cash that depends upon the relation of the Final Index Level to the Initial Index Level. If, at maturity, the Final Index Level is greater than or equal to the Initial Index Level, we will pay you the principal amount of the Notes, plus the lesser of:
$1,000 x	200% x	Final Index Level ------------------------ Initial Index Level	– 100%	, and
$[142.00].
Thus, if the Final Index Level is greater than [107.10]% of the Initial Index Level, regardless of the extent to which the Final Index Level is greater than the Initial Index Level, we will pay you $[1,142.00] per Note, which represents a maximum return of [14.20]%.

If, at maturity, the Final Index Level is less than the Initial Index Level, you will receive less, and possibly significantly less, than the principal you invested. In this case, we will pay you, per Note:
$1,000 x	Final Index Level ---------------------- Initial Index Level
Interest:	The Notes will not bear interest.
Index Closing Level:	The closing value of the Index on each Index Business Day.
Initial Index Level:	Equals [•], the closing value of the Index on February [•], 2006.
Final Index Level:
Will be determined by the Calculation Agent and will equal the closing value of the Index on March [•], 2007, the Calculation Date. If that day is not an Index Business Day, the next Index Business Day will be the Calculation Date.

Maturity Date:	The Notes will mature on March [•], 2007.
Exchange listing:	The Notes will not be listed on any securities exchange.
Index Business Day:
Will be a day, as determined by the Calculation Agent, on which the Index or any Successor Index is calculated and published and on which securities comprising more than 80% of the value of the Index on such day are capable of being traded on the relevant exchanges. All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will be conclusive for all purposes and binding on us and the beneficial owners of the Notes, absent manifest error.

        Offers and sales of the Notes are subject to restrictions in certain jurisdictions. The distribution of this pricing supplement, the accompanying prospectus supplement and prospectus and the offer or sale of the Notes in certain other jurisdictions may be restricted by law. Persons who come into possession of this pricing supplement, and the accompanying prospectus supplement and prospectus or any Notes must inform themselves about and observe any applicable restrictions on the distribution of this pricing supplement, the accompanying prospectus supplement and prospectus and the offer and sale of the Notes. Notwithstanding the minimum denomination of $1,000, the minimum purchase for any purchaser domiciled in a member state of the European Union shall be $100,000.

QUESTIONS AND ANSWERS

What are the Notes?

        The Notes are a series of our senior debt securities, the value of which is linked to the performance of the Index. The Notes will not bear interest, and no other payments will be made prior to maturity. See the section "Risk Factors."

        The Notes will mature on March [    •    ], 2007. The Notes do not provide for earlier redemption. When we refer to Notes in this pricing supplement, we mean Notes with a principal amount of $1,000. You should refer to the section "Description of Notes."

Are the Notes equity or debt securities?

        The Notes are our unsecured debt securities. However, the Notes differ from traditional debt securities in that the Notes are not principal protected and offer the opportunity to participate in [200.00]% of the positive performance of the Index, if any, with a maximum return of [14.20]%. If, at maturity, the Final Index Level is less than the Initial Index Level, you will receive less, and possibly significantly less, than the original public offering price of $1,000 per each $1,000 principal amount of Notes.

What will I receive at maturity of the Notes?

        Your investment may result in a loss because the Notes are not principal protected. On the Maturity Date you will receive the Cash Settlement Value, an amount in cash that depends upon the relation of the Final Index Level to the Initial Index Level. At maturity, if the Final Index Level is less than the Initial Index Level, the Cash Settlement Value will be less than the initial offering price in proportion to the percentage decline in the Index. In such a case, the principal amount of your investment is not protected and you will receive less, and possibly significantly less, than the initial public offering price of $1,000 per Note.

        If, at maturity, the Final Index Level is greater than or equal to the Initial Index Level, we will pay you the principal amount of the Notes, plus the lesser of:

$1,000 x	200% x	Final Index Level ------------------------ Initial Index Level	– 100%	, and
$[142.00].

        Thus, if the Final Index Level is greater than [107.10]% of the Initial Index Level, regardless of the extent to which the Final Index Level is greater than the Initial Index Level, we will pay you $[1,142.00] per Note, which represents a maximum return of [14.20]%.

        If, at maturity, the Final Index Level is less than the Initial Index Level, you will receive less, and possibly significantly less, than the principal you invested. In this case, we will pay you, per Note:

$1,000 x	Final Index Level ---------------------- Initial Index Level

        The "Index Closing Level" equals the closing value of the Index on each Index Business Day.

        The "Initial Index Level" equals [    •    ], the closing value of the Index on February [    •    ], 2006.

        The "Final Index Level" will be determined by the Calculation Agent and will equal the closing value of the Index on February [    •    ], 2007, the Calculation Date. If that day is not an Index Business Day, the next Index Business Day will be the Calculation Date.

        The "Maturity Date" of the Notes is March [    •    ], 2007.

        An "Index Business Day" will be a day, as determined by the Calculation Agent, on which the Index or any Successor Index is calculated and published and on which securities comprising more than 80% of the value of the Index on such day are capable of being traded on their relevant exchanges. All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent, and will be conclusive for all purposes and binding on us and the beneficial owners of the Notes, absent manifest error.

        For more specific information about the Cash Settlement Value and for illustrative examples, you should refer to "Description of the Notes."

Are the Notes principal protected?

        No. The Notes are not principal protected and your principal investment in the Notes is at risk of loss. If the Final Index Level is less than the Initial Index Level, the Cash Settlement Value you will receive will be proportionally less than the initial offering price, in proportion to the percentage decline in the Index. In this case your investment will result in a loss.

Will I receive interest on the Notes?

        You will not receive any interest payments on the Notes, but will instead receive the Cash Settlement Value upon maturity of the Notes.

What is the Index?

        Unless otherwise stated, all information on the Index that is provided in this pricing supplement is derived from the Sponsor or other publicly available sources. The Index is published by the Sponsor and is intended to track the price movements of the common stocks comprising the Index.

        As of January 31, 2006, the common stocks of 425 companies, or 85.8% of the market capitalization of the Index, were traded on the New York Stock Exchange ("NYSE"); the common stocks of 75 companies, or 14.2% of the market capitalization of the Index, were traded on The Nasdaq Stock Market ("Nasdaq"). As of that date, none of the common stocks included in the Index were companies traded on the American Stock Exchange ("AMEX").

        The Sponsor chooses common stocks for inclusion in the Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the NYSE, which the Sponsor uses as an assumed model for the composition of the total market. Relevant criteria employed by the Sponsor include: the viability of the company issuing the particular common stock, the extent to which that company represents the industry group to which it is assigned, the extent to which the market price of that company's common stock is generally responsive to changes in the affairs of the relevant industry, and the market value and trading activity of the common stock of that company. For more information, see the section "Description of the Index."

How has the Index performed historically?

        We have provided tables and graphs depicting the monthly performance of the Index from January 1998 through January 2005 and the year-end performance of the Index from 1945 through 2005. You can find these tables and graphs in the section "Description of the Index—Historical Data on the Index." We have provided this historical information to help you evaluate the behavior of the Index in various economic environments; however, past performance is not indicative of the manner in which the Index will perform in the future. You should refer to the section "Risk Factors—The historical performance of the Index is not an indication of the future performance of the Index."

Will the Notes be listed on a securities exchange?

        The Notes will not be listed on any securities exchange and we do not expect a trading market to develop, which may affect the price that you receive for your Notes upon any sale prior to maturity. Bear Stearns has advised us that they intend under ordinary market conditions to indicate prices for the Notes on request. However, we cannot guarantee that bids for outstanding Notes will be made in the future; nor can we predict the price at which those bids will be made. In any event, the Notes will cease trading as of the close of business on the Maturity Date. You should refer to the section "Risk Factors."

What is the role of Bear Stearns?

        Bear Stearns will be our agent for the offering and sale of the Notes. After the initial offering, Bear Stearns intends to buy and sell the Notes to create a secondary market for holders of the Notes, and may stabilize or maintain the market price of the Notes during the initial distribution of the Notes. However, Bear Stearns will not be obligated to engage in any of these market activities or to continue them once they are begun.

        Bear Stearns also will be our Calculation Agent for purposes of calculating the Cash Settlement Value. Under certain circumstances, these duties could result in a conflict of interest between Bear Stearns' status as our subsidiary and its responsibilities as Calculation Agent. You should refer to "Risk Factors—The Calculation Agent is one of our affiliates, which could result in a conflict of interest."

Can you tell me more about The Bear Stearns Companies Inc.?

        We are a holding company that, through our broker-dealer and international bank subsidiaries, principally Bear Stearns, Bear, Stearns Securities Corp., Bear, Stearns International Limited ("BSIL") and Bear Stearns Bank plc, is a leading investment banking, securities and derivatives trading, clearance and brokerage firm serving corporations, governments, institutional and individual investors worldwide. For more information about us, please refer to the section "The Bear Stearns Companies Inc." in the accompanying prospectus. You should also read the other documents we have filed with the SEC, which you can find by referring to the section "Where You Can Find More Information" in the accompanying prospectus.

Who should consider purchasing the Notes?

        Because the Notes are tied to the price performance of an underlying equity index, they may be appropriate for investors with specific investment horizons who seek to participate in the potential price appreciation of the underlying stocks comprising the Index. In particular, the Notes may be an attractive investment for investors who:

  •
  want potential upside exposure to stocks underlying the Index;

  •
  believe that the Index will increase over the term of the Notes and that such increase will not exceed [14.20]%;

  •
  are willing to risk the possible loss of 100% of their investment in exchange for the opportunity to participate in [200.00]% of the appreciation, if any, in the Index (up to the maximum return of [14.20]%), and

  •
  are willing to forgo interest payments or dividend payments on the stocks underlying the Index.

        The Notes may not be a suitable investment for you if:

  •
  you seek full principal protection under all market conditions;

  •
  you seek current income or dividend payments from your investment;

  •
  you seek an investment that offers the possibility to fully participate in the potential appreciation of the Index;

  •
  you seek an investment with an active secondary market;

  •
  you are unable or unwilling to hold the Notes until maturity; or

  •
  you do not have a bullish view of the Index over the term of the Notes.

What Are the U.S. federal income tax consequences of investing in the Notes?

        The U.S. federal income tax consequences of an investment in the Notes are complex and uncertain. We intend to treat the Notes for all tax purposes as pre-paid cash-settled executory contracts linked to the value of the Index and, where required, to file information returns with the Internal Revenue Service in accordance with such treatment. Prospective investors are urged to consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the Notes. Assuming the Notes are treated as pre-paid cash-settled executory contracts, you should be required to recognize capital gain or loss to the extent that the cash you receive on the Maturity Date or upon a sale or exchange of the Notes prior to the Maturity Date differs from your tax basis on the Notes (which will generally be the amount you paid for the Notes). You should review the discussion under the section "Certain U.S. Federal Income Tax Considerations."

Does ERISA impose any limitations on purchases of the Notes?

        An employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") or a plan that is subject to Section 4975 of the Internal Revenue Code, including individual retirement accounts, individual retirement annuities or Keogh plans, or any entity the assets of which are deemed to be "plan assets" under ERISA regulations, will be permitted to purchase, hold and dispose of the Notes only on the condition that such plan or entity makes the deemed representation that its purchase, holding and disposition of the Notes will not constitute a prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code for which an exemption is not available. Government plans subject to any substantially similar law will also be subject to this condition.

Are there any risks associated with my investment?

        Yes. The Notes are subject to a number of risks. You should refer to "Risk Factors" in this pricing supplement and "Risk Factors" in the accompanying prospectus supplement.

RISK FACTORS

        Your investment in the Notes involves a degree of risk similar to investing in the Index. However, your ability to participate in the appreciation of the Index is limited to the maximum return on the Notes of [14.20]%. Therefore, the maximum Cash Settlement Value is $[1,142.00] and the Cash Settlement Value will not reflect the increase in the Index if the Initial Index Level increases by more than [7.10]%. You will be subject to significant risks not associated with conventional fixed-rate or floating-rate debt securities. Prospective purchasers should recognize the possibility of a substantial loss with respect to their investment in the Notes. Prospective purchasers of the Notes should understand the risks of investing in the Notes and should reach an investment decision only after careful consideration, with their advisers, of the suitability of the Notes in light of their particular financial circumstances, the following risk factors and the other information set forth in this pricing supplement and the accompanying prospectus supplement and prospectus. These risks include the possibility that the Index will fluctuate, and the possibility that you will receive a substantially lower amount of principal than the amount you invested. We have no control over a number of matters, including economic, financial, regulatory, geographic, judicial and political events, that are important in determining the existence, magnitude, and longevity of these risks and their influence on the value of, or the payment made on, the Notes.

The Notes are not principal protected. At maturity, the Notes may pay less than the principal amount.

        The Notes are not principal protected. If the Final Index Level is less than the Initial Index Level, there will be no principal protection on the Notes and the Cash Settlement Value you will receive will be less than the initial offering price, in proportion to the percentage decline in the Index. You may receive less, and possibly significantly less, than the original public offering price of $1,000 per Note.

You will not receive any interest payments on the Notes. Your yield may be lower than the yield on a conventional debt security of comparable maturity.

        You will not receive any periodic payments of interest or any other periodic payments on the Notes until maturity. On the Maturity Date, you will receive a payment per Note equal to the Cash Settlement Value. Thus, the overall return you earn on your Notes may be less than that you would have earned by investing in a non-indexed debt security of comparable maturity that bears interest at a prevailing market rate and is principal protected. For more specific information about the Cash Settlement Value and for illustrative examples, you should refer to the section "Description of the Notes."

Your yield will not reflect dividends on the underlying stocks that comprise the Index.

        The Index does not reflect the payment of dividends on the stocks underlying it. Therefore, the yield based on the Index to the maturity of the Notes will not produce the same yield as if you had purchased such underlying stocks and held them for a similar period. You should refer to "Description of the Notes."

You must rely on your own evaluation of the merits of an investment linked to the Index.

        In the ordinary course of our business, we may from time to time express views on expected movements in the Index and in the stocks underlying the Index. These views may vary over differing time horizons and are subject to change without notice. Moreover, other professionals who deal in the equity markets may at any time have views that differ significantly than ours. In connection with your purchase of the Notes, you should investigate the Index and the stocks that underlie the Index and not rely on our views with respect to future movements in these industries and stocks. You should make such investigation as you deem appropriate as to the merits of an investment linked to the Index.

Your return cannot exceed [14.20]% over the term of the Notes, regardless of the positive percentage increase of the Final Index Level.

        If the Final Index Level appreciates by more than [7.10]%, the Cash Settlement Value you will receive will equal the sum of the principal amount of the Notes, plus the product of the principal amount of Notes and [14.20]%. Under these circumstances, the Cash Settlement Value you receive at maturity may not fully reflect the performance of the Index.

Because the treatment of the Notes is uncertain, the material U.S. federal income tax consequences of an investment in the Notes are uncertain.

        Although we intend to treat the Notes for all tax purposes as pre-paid cash-settled executory contracts linked to the Index, there is no direct legal authority as to the proper tax treatment of the Notes, and therefore significant aspects of the tax treatment of the Notes are uncertain. In particular, it is possible that you will be required to recognize income for U.S. federal tax purposes with respect to the Notes prior to the sale, exchange or maturity of the Notes, and it is possible that any gain or income recognized with respect to the Notes will be treated as ordinary income rather than capital gain. Prospective investors are urged to consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the Notes. Please read carefully the section "Certain U.S. Federal Income Tax Considerations."

Equity market risks may affect the trading value of the Notes and the amount you will receive at maturity.

        We expect that the value of the Index will fluctuate in accordance with changes in the financial condition of the companies issuing the common stocks comprising the Index, the value of the underlying common stocks comprising the Index generally and other factors. The financial condition of the companies issuing the common stocks comprising the Index may become impaired or the general condition of the equity market may deteriorate, either of which may cause a decrease in the value of the Index and thus in the value of the Notes. Common stocks are susceptible to general equity market fluctuations and to volatile increases and decreases in value, as market confidence in and perceptions regarding the underlying common stocks comprising the Index change. Investor perceptions regarding the companies issuing the common stocks comprising the Index are based on various and unpredictable factors, including expectations regarding government, economic, monetary and fiscal policies, inflation and interest rates, economic expansion or contraction, and global or regional political, economic, and banking crises. The value of the Index may be expected to fluctuate until the Maturity Date.

The historical performance of the Index is not an indication of the future performance of the Index.

        The historical performance of the Index, which is included in this pricing supplement, should not be taken as an indication of the future performance of the Index. While the trading prices of the underlying common stocks comprising the Index will determine the value of the Index, it is impossible to predict whether the value of the Index will fall or rise. Trading prices of the underlying common stocks comprising the Index will be influenced by the complex and interrelated economic, financial, regulatory, geographic, judicial, political and other factors that can affect the capital markets generally and the equity trading markets on which the underlying common stocks are traded, and by various circumstances that can influence the values of the underlying common stocks in a specific market segment or the value of a particular underlying stock.

The price at which you will be able to sell your Notes prior to maturity will depend on a number of factors, and may be substantially less than the amount you had originally invested.

        If you wish to liquidate your investment in the Notes prior to maturity, your only alternative would be to sell them. At that time, there may be an illiquid market for Notes or no market at all. Even if you were able to sell your Notes, there are many factors outside of our control that may affect their trading value. We believe that the value of your Notes will be affected by the value and volatility of the Index, whether the Index Closing Level is greater than or equal to the Initial Index Level, changes in U.S. interest rates, the supply of and demand for the Notes and a number of other factors. Some of these factors are interrelated in complex ways; as a result, the effect of any one factor may be offset or magnified by the effect of another factor. The price, if any, at which you will be able to sell your Notes prior to maturity may be substantially less than the amount you originally invested if, at such time, the Index Closing Level is less than, equal to or not sufficiently above the Initial Index Level. The following paragraphs describe the manner in which we expect the trading value of the Notes will be affected in the event of a change in a specific factor, assuming all other conditions remain constant.

  •
  Index performance. We expect that the value of the Notes prior to maturity will depend substantially on whether the Index Closing Level is greater than the Initial Index Level or the amount by which the Final Index Level at any given point in time is less than the Initial Index Level. If you decide to sell your Notes when the Index Closing Level exceeds the Initial Index Level, you may nonetheless receive substantially less than the amount that would be payable at maturity based on that Index Level because of expectations that the Index Level will continue to fluctuate until the Final Index Level is determined. Economic, financial, regulatory, geographic, judicial, political and other developments that affect the common stocks in the Index may also affect the Index Level and, thus, the value of the Notes.

  •
  Volatility of the Index. Volatility is the term used to describe the size and frequency of market fluctuations. If the volatility of the Index increases or decreases, the trading value of the Notes may be adversely affected. This volatility may increase the risk that the Index Level will decline, which could negatively affect the trading value of Notes. The effect of the volatility of the Index on the trading value of the Notes may not necessarily decrease over time during the term of the Notes.

  •
  Interest rates. We expect that the trading value of the Notes will be affected by changes in U.S. interest rates. In general, if U.S. interest rates increase, the value of the Notes may decrease, and if U.S. interest rates decrease, the value of the Notes may increase. Interest rates may also affect the economy and, in turn, the value of the Index, which (for the reasons discussed above) would affect the value of the Notes. Rising interest rates may lower the value of the Index and, thus, the value of the Notes. Falling interest rates may increase the value of the Index and, thus, the value of the Notes.

  •
  Our credit ratings, financial condition and results of operations. Actual or anticipated changes in our current credit ratings, A1 by Moody's Investor Service, Inc. and A by Standard & Poor's Rating Services, as well as our financial condition or results of operations may significantly affect the trading value of the Notes. However, because the return on the Notes is dependent upon factors in addition to our ability to pay our obligations under the Notes, such as the level of the Index, an improvement in our credit ratings, financial condition or results of operations is not expected to have a positive effect on the trading value of the Notes.

  •
  Time remaining to maturity. As the time remaining to maturity of the Notes decreases, the "time premium" associated with the Notes will decrease. A "time premium" results from expectations concerning the value of the Index during the period prior to the maturity of the Notes. As the time remaining to the maturity of the Notes decreases, this time premium will likely decrease, potentially adversely affecting the trading value of the Notes. As the time remaining to maturity decreases, the trading value of the Notes and the supplemental return may be less sensitive to the volatility of the Index.

  •
  Dividend yield. The value of the Notes may also be affected by the dividend yields on the stocks in the Index. In general, because the Index does not incorporate the value of dividend payments, higher dividend yields will likely reduce the value of the Notes and, conversely, lower dividend yields will likely increase the value of the Notes.

  •
  Events involving the companies issuing the common stocks comprising the Index. General economic conditions and earnings results of the companies whose stocks comprise the Index, and real or anticipated changes in those conditions or results, may affect the trading value of the Notes. Some of the stocks included in the Index may be affected by mergers and acquisitions, which can contribute to volatility of the Index. As a result of a merger or acquisition, one or more stocks in the Index may be replaced with a surviving or acquiring entity's securities. The surviving or acquiring entity's securities may not have the same characteristics as the stock originally included in the Index.

  •
  Size and liquidity of the trading market. The Notes will not be listed on any securities exchange and we do not expect a trading market to develop. There may not be a secondary market in the Notes, which may affect the price that you receive for your Notes upon any sale prior to maturity. If a trading market does develop, there can be no assurance that there will be liquidity in the trading market. If the trading market for the Notes is limited, there may be a limited number of buyers for your Notes if you do not wish to hold your investment until maturity. This may affect the price you receive upon any sale of the Notes prior to maturity.

        Bear Stearns has advised us that they intend under ordinary market conditions to indicate prices for the Notes on request. However, we cannot guarantee that bids for outstanding Notes will be made in the future, nor can we predict the price at which any such bids will be made.

        We want you to understand that the effect of one of the factors specified above, such as an increase in interest rates, may offset some or all of any change in the value of the Notes attributable to another factor, such as an increase in the value of the Index.

You have no shareholder rights or rights to receive any stock.

        Investing in the Notes will not make you a holder of any of the stocks underlying the Index. Neither you nor any other holder or owner of the Notes will have any voting rights, any right to receive dividends or other distributions or any other rights with respect to the underlying stocks. The Notes will be paid in cash, and you will have no right to receive delivery of any stocks underlying the Index.

State law may limit interest paid.

        New York State law governs the Indenture under which the Notes will be issued. New York has certain usury laws that limit the amount of interest that can be charged and paid on loans, including debt securities such as the Notes. Under present New York law, the maximum rate of interest is 25% per annum, on a simple interest basis. This limit may not apply to debt securities in which $2,500,000 or more has been invested.

        While we believe that New York law would be given effect by a state or federal court sitting outside of New York, many other states also have laws that regulate the amount of interest that may be charged to and paid by a borrower. We will promise, for your benefit as a holder of the Notes, to the extent permitted by law, not to voluntarily claim the benefits of any laws concerning usurious rates of interest.

The Calculation Agent is one of our affiliates, which could result in a conflict of interest.

        Bear Stearns will act as the Calculation Agent. The Calculation Agent will make certain determinations and judgments in connection with calculating the Final Index Level, or deciding whether a Market Disruption Event has occurred. You should refer to "Description of the Notes—Discontinuance of the Index," "—Adjustments to the Index" and "—Market Disruption Events." Because Bear Stearns is our affiliate, conflicts of interest may arise in connection with Bear Stearns performing its role as Calculation Agent. Rules and regulations regarding broker-dealers (such as Bear Stearns) require Bear Stearns to maintain policies and procedures regarding the handling and use of confidential proprietary information, and such policies and procedures will be in effect throughout the term of the Notes. Bear Stearns is obligated to carry out its duties and functions as Calculation Agent in good faith, and using its reasonable judgment.

        Our affiliates, including Bear Stearns, may, at various times, engage in transactions involving the stocks underlying the Index for their proprietary accounts, and for other accounts under their management. These transactions may influence the value of such stocks, and therefore the value of the Index. BSIL, an affiliate of Bear Stearns, will also be the counterparty to the hedge of our obligations under the Notes. You should refer to "Use of Proceeds and Hedging." Accordingly, under certain circumstances, conflicts of interest may arise between Bear Stearns' responsibilities as Calculation Agent with respect to the Notes and BSIL's obligations under our hedge.

Changes that affect the calculation of the Index will affect the trading value of the Notes and the amount you will receive at maturity.

        The Sponsor is responsible for calculating and maintaining the Index. The policies of the Sponsor concerning the calculation of the Index will affect the value of the Index and, therefore, will affect the trading value of the Notes and the Cash Settlement Value.

        If the Sponsor discontinues or suspends calculation or publication of the Index, it may become difficult to determine the trading value of the Notes or the Cash Settlement Value. If this occurs, the Calculation Agent will determine the value of the Notes in its sole discretion. As a result, the Calculation Agent's determination of the value of the Notes will affect the amount you will receive at maturity. In addition, if the Sponsor discontinues or suspends calculation of the Index at any time prior to the Maturity Date and a Successor Index is not available or is not acceptable to the Calculation Agent in its sole discretion, then the Calculation Agent will determine the amount payable on the Maturity Date by reference to a group of stocks and a computation methodology that the Calculation Agent determines in its sole discretion will as closely as reasonably possible replicate the Index. The value of the Index is only one of the factors that will affect this determination and the value of the Notes prior to maturity. See "Description of the Notes—Discontinuance of the Index" and "Description of the Index."

The Sponsor may change the companies underlying the Index in a way that adversely affects the Index Level and consequently the value of the Notes.

        The Sponsor can add, delete or substitute the stocks underlying the Index or make other methodological changes that could adversely change the level of the Index and the value of the Notes. You should realize that changes in the companies included in the Index may affect the Index, as a newly added company may perform significantly better or worse than the company or companies it replaces.

We cannot control actions by the companies whose stocks are included in the Index.

        We are not affiliated with any of the other companies whose stock underlies the Index. Actions by any company whose stock is part of the Index may have an adverse effect on the price of its stock, the trading price of and the closing level of the Index, and the trading value of the Notes. These companies are not involved in this offering and have no obligations with respect to the Notes, including any obligation to take our or your interests into consideration for any reason. These companies will not receive any of the proceeds of this offering and are not responsible for, and have not participated in, the determination of the timing of, prices for, or quantities of, the Notes to be issued. These companies are not involved with the administration, marketing or trading of the Notes and have no obligations with respect to the amount to be paid to you on the Maturity Date.

        We are not affiliated with any company included in the Index and are not responsible for any disclosure by any such company. However, we may currently, or in the future, engage in business with such companies. Neither we nor any of our affiliates, including Bear Stearns, assumes any responsibility for the adequacy or accuracy of any publicly available information about the Index or any company included in the Index. You should make your own investigation into the Index and the companies underlying the Index.

We and our affiliates have no affiliation with the Sponsor and are not responsible for its public disclosure of information.

        We and our affiliates are not affiliated in any way with the Sponsor (except for the licensing arrangements discussed in the section "Description of the Index—License Agreement") and have no ability to control or predict the Sponsor's actions, including any errors in or discontinuation of disclosure regarding its methods or policies relating to the calculation of the Index. Neither we nor any or our affiliates assumes any responsibility for the adequacy or accuracy of the information about the Index or the Sponsor contained in this pricing supplement. You, as an investor in the Notes, should make your own investigation into the Index and the Sponsor. The Sponsor is not involved in any way in the offering of the Notes and has no obligation to consider your interests as an owner of Notes when it takes any actions that might affect the value of the Notes.

Trading and other transactions by us or our affiliates could affect the prices of the stocks underlying the Index, the level of the Index, the trading value of the Notes or the amount you may receive at maturity.

        We and our affiliates may from time to time buy or sell shares of the stocks underlying the Index or derivative instruments related to those stocks for our own accounts in connection with our normal business practices or in connection with hedging our obligations under the Notes. These trading activities may present a conflict of interest between your interest in the Notes and the interests we and our affiliates may have in our proprietary accounts, in facilitating transactions, including block trades, for our other customers and in accounts under our management. The transactions could affect the prices of those stocks or the level of the Index in a manner that would be adverse to your investment in the Notes. See the section "Use of Proceeds and Hedging."

        The original issue price of the Notes includes the cost of hedging our obligations under the Notes. Such cost includes BSIL's expected cost of providing such hedge and the profit BSIL expects to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which Bear Stearns will be willing to purchase Notes from you in secondary market transactions, if at all, will likely be lower than the original issue price. In addition, any such prices may differ from values determined by pricing models used by Bear Stearns as a result of transaction costs.

        Hedging activities we or our affiliates may engage in may affect the level of the Index and, accordingly, increase or decrease the trading value of the Notes prior to maturity and the Cash Settlement Value you would receive at maturity. To the extent that we or any of our affiliates has a hedge position in any of the stocks that comprise the Index, or derivative or synthetic instruments related to those stocks or the Index, we or any of our affiliates may liquidate a portion of such holdings at or about the time of the maturity of the Notes or at or about the time of a change in the stocks that underlie the Index. Depending on, among other things, future market conditions, the aggregate amount and the composition of such hedge positions are likely to vary over time. Profits or losses from any of those positions cannot be ascertained until the position is closed out and any offsetting position or positions are taken into account. Although we have no reason to believe that any of those activities will have a material effect on the level of the Index, we cannot assure you that these activities will not affect such level and the trading value of the Notes prior to maturity or the Cash Settlement Value payable at maturity.

        In addition, we or any of our affiliates may purchase or otherwise acquire a long or short position in the Notes. We or any of our affiliates may hold or resell the Notes. We or any of our affiliates may also take positions in other types of appropriate financial instruments that may become available in the future.

Research reports and other transactions may create conflicts of interest between you and us.

        We or one or more of our affiliates have published, and may in the future publish, research reports on the Index or the companies issuing the common stock included in the Index. This research may be modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the Notes. Any of these activities may affect the market price of common stocks included in the Index and, therefore, the value of the Notes.

        We or any of our affiliates may also issue, underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments with returns indexed to the Index. By introducing competing products into the marketplace in this manner, we or our affiliates could adversely affect the value of the Notes.

        We and our affiliates, at present or in the future, may engage in business with the companies issuing the common stock included in the Index, including making loans to, equity investments in, or providing investment banking, asset management or other advisory services to those companies. In connection with these activities, we may receive information about those companies that we will not divulge to you or other third parties.

The Cash Settlement Value you receive on the Notes may be delayed or reduced upon the occurrence of a Market Disruption Event, or an Event of Default.

        If the Calculation Agent determines that, on the Calculation Date, a Market Disruption Event has occurred or is continuing, the determination of the value of the Index by the Calculation Agent may be deferred. You should refer to the section "Description of the Notes—Market Disruption Events."

        If the Calculation Agent determines that an Event of Default (as defined below) has occurred, a holder of the Notes will only receive an amount equal to the trading value of the Notes on the date of such Event of Default, adjusted by an amount equal to any losses, expenses and costs to us of unwinding any underlying hedging or funding arrangements, all as determined by the Calculation Agent in its sole and absolute discretion. You should refer to the section "Description of the Notes—Event of Default and Acceleration."

You should decide to purchase the Notes only after carefully considering the suitability of the Notes in light of your particular financial circumstances. You should also carefully consider the tax consequences of investing in the Notes. You should refer to the section "Certain U.S. Federal Income Tax Considerations" and discuss the tax implications with your own tax advisor.

DESCRIPTION OF THE NOTES

        The following description of the Notes (referred to in the accompanying prospectus supplement as the "Other Indexed Notes") supplements the description of the Notes in the accompanying prospectus supplement and prospectus. This is a summary and is not complete. You should read the indenture, dated as of May 31, 1991, as amended (the "Indenture"), between us and JPMorgan Chase Bank, N.A. (formerly, The Chase Manhattan Bank), as trustee (the "Trustee"). A copy of the Indenture is available as set forth under the section of the prospectus "Where You Can Find More Information."

General

        The Notes are part of a single series of debt securities under the Indenture described in the accompanying prospectus supplement and prospectus designated as Medium-Term Notes, Series B. The Notes are unsecured and will rank equally with all of our unsecured and unsubordinated debt, including the other debt securities issued under the Indenture. Because we are a holding company, the Notes will be effectively subordinated to the claims of creditors of our subsidiaries.

        The aggregate principal amount of the Notes will be $[    •    ]. The Notes will mature on March [    •    ], 2007 and do not provide for earlier redemption. The Notes will be issued only in fully registered form, and in minimum denominations of $1,000; provided, however, that the minimum purchase for any purchaser domiciled in a member state of the European Union shall be $100,000. Initially, the Notes will be issued in the form of one or more global securities registered in the name of DTC or its nominee, as described in the accompanying prospectus supplement and prospectus. When we refer to Note or Notes in this pricing supplement, we mean $1,000 principal amount of Notes. The Notes will not be listed on any securities exchange.

        You should refer to the section "Certain U.S. Federal Income Tax Considerations," for a discussion of certain federal income tax considerations to you as a holder of the Notes.

Interest

        We will not make any periodic payments of interest on the Notes or any other payments on the Notes, until maturity.

Payment at Maturity

        Your investment may result in a loss because the Notes are not principal protected. On the Maturity Date you will receive the Cash Settlement Value, an amount in cash that depends upon the relation of the Final Index Level to the Initial Index Level. At maturity, if the Final Index Level is less than the Initial Index Level, the Cash Settlement Value will be less than the initial offering price, in proportion to the percentage decline in the Index. In such a case, the principal amount of your investment is not protected and you will receive less, and possibly significantly less, than the initial public offering price of $1,000 per Note.

        If, at maturity, the Final Index Level is greater than or equal to the Initial Index Level, we will pay you the principal amount of the Notes, plus the lesser of:

$1,000 x	200% x	Final Index Level ------------------------ Initial Index Level	– 100%	, and

$[142.00].

        Thus, if the Final Index Level is greater than [107.10]% of the Initial Index Level, regardless of the extent to which the Final Index Level is greater than the Initial Index Level, we will pay you $[1,142.00] per Note, which represents a maximum return of [14.20]%.

        If, at maturity, the Final Index Level is less than the Initial Index Level, you will receive less, and possibly significantly less, than the principal you invested. In this case, we will pay you, per Note:

$1,000 x	Final Index Level ---------------------- Initial Index Level

        The "Index Closing Level" equals the closing value of the Index on each Index Business Day.

        The "Initial Index Level" equals [    •    ], the closing value of the Index on February [    •    ], 2006.

        The "Final Index Level" will be determined by the Calculation Agent and will equal the closing value of the Index on February [    •    ], 2007, the Calculation Date. If that day is not an Index Business Day, the next Index Business Day will be the Calculation Date.

        The "Maturity Date" of the Notes is March [    •    ], 2007.

        An "Index Business Day" will be a day, as determined by the Calculation Agent, on which the Index or any Successor Index is calculated and published and on which securities comprising more than 80% of the value of the Index on such day are capable of being traded on their relevant exchanges. All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will be conclusive for all purposes and binding on us and the beneficial owners of the Notes, absent manifest error.

Illustrative Examples

        The following tables and graphs were constructed using historical data on the Index. The historical data is for illustrative purposes and is not indicative of the future performance of the Index or the future value of the Notes. Any historical upward or downward trend in the value of the Index during any period set forth below is not an indication that the Index is more or less likely to increase or decrease at any time during the term of the Notes.

        The examples do not purport to be representative of every possible scenario concerning increases or decreases in the Index. You should not construe these examples or the data included in table and graph as an indication or assurance of the expected performance of the Notes.

        The examples demonstrating the hypothetical Cash Settlement Value of a Note are based on the following assumptions:

  •
  Investor purchases $1,000 aggregate principal amount of Notes at the initial public offering price of $1,000.

  •
  Investor holds the Notes to maturity.

  •
  The Initial Index Level is equal to 1,260.00.

  •
  All returns are based on a 13-month term; pre-tax basis.

  •
  No Market Disruption Events occur during the term of the Notes.

Example 1: The Final Index Level is greater than the Initial Index Level.

        In this example, the Index generally rises over the term of the Note. On the calculation date, the Final Index Level is 1,297.80, representing a 3.00% gain from the Initial Index Level. In this example, using the formula below, the Cash Settlement Value will equal $1,060.

=$1,000 +	$1,000 x lesser of	200% x	Final Index Level ---------------------- Initial Index Level	– 100%	, 14.20%

=$1,000 +	$1,000 x lesser of	200% x	1,297.80 ------------- 1,260.00	– 100%	, 14.20%

= $1,000 + {$1,000 x lesser of [200% x (103% – 100%), 14.20%]}

= $1,000 + {$1,000 x lesser of [200% x 3%, 14.20%]}

= $1,000 + {$1,000 x lesser of [6%, 14.20%]}

= $1,000 + {$1,000 x 6%}

= $1,000 + $60

= $1,060

        Example 2: The Final Index Level is greater than [7.10]% of the Initial Index Level, exceeding the maximum return.

        In this example, the Index generally rises over the term of the Note. On the calculation date, the Final Index Level is 1,575.00 representing a 25.00% gain from the Initial Index Level. In this example, using the formula below, the Cash Settlement Value will equal $1,142.

=$1,000 +	$1,000 x lesser of	200% x	Final Index Level ---------------------- Initial Index Level	– 100%	, 14.20%
=$1,000 +	$1,000 x lesser of	200% x	1,575.00 ------------- 1,260.00	– 100%	, 14.20%

= $1,000 + {$1,000 x lesser of [200% x (125% – 100%), 14.20%]}

= $1,000 + {$1,000 x lesser of [200% x 25%, 14.20%]}

= $1,000 + {$1,000 x lesser of [50%, 14.20%]}

= $1,000 + {$1,000 x 14.20%}

= $1,000 + $142

= $1,142

Example 3: The Final Index Level is equal to the Initial Index Level.

        In this example, the Index generally remains unchanged over the term of the Note. On the Calculation Date, the Final Index Level is 1,260.00, equal to the Initial Index Level. In this example, using the formula below, the Cash Settlement Value will equal $1,000.

=$1,000 +	$1,000 x lesser of	200% x	Final Index Level ---------------------- Initial Index Level	– 100%	, 14.20%

=$1,000 +	$1,000 x lesser of	200% x	1,260.00 ------------ 1,260.00	– 100%	, 14.20%

= $1,000 + {$1,000 x lesser of [200% x (100% – 100%), 14.20%]}

= $1,000 + {$1,000 x lesser of [200% x 0.00%, 14.20%]}

= $1,000 + {$1,000 x lesser of [0.00%, 14.20%]}

= $1,000 + {$1,000 x 0.00%}

= $1,000 + $0.00

= $1,000

Example 4: The Final Index Level is less than the Initial Index Level.

        In this example, the Index declines over the term of the Notes. The Final Index Level is 945.00, representing a 25% loss in the value of the Index from the Initial Index Level. The Cash Settlement Value, using the formula below, will equal $750.

=$1,000 x	Final Index Level ---------------------- Initial Index Level

= $1,000 x	945.00 ---------------------- 1,260.00

= $1,000 x (75%)

= $750

Summary of Examples 1 Through 4
Reflecting the Cash Settlement Value

	Example 1	Example 2	Example 3	Example 4
Initial Index Level	1,260.00	1,260.00	1,260.00	1,260.00
Hypothetical Final Index Level	1,297.80	1,575.00	1,260.00	945.00
Value of Final Index Level relative to the Initial Index Level	Higher	Higher	Equal	Lower
Principal protected?	Yes	Yes	Yes	No
Cash Settlement Value per Note	$1,060.00	$1,142.00	$1,000.00	$750.00

Table of Hypothetical Cash Settlement Values

Initial Index Level	Final Index Level	Percentage Change in Index	Cash Settlement Value Per Note	Return if Held to Maturity	Initial Index Level	Final Index Level	Percentage Change in Index	Cash Settlement Value Per Note	Return if Held to Maturity
1,260.00	1,540.00	22.22%	$1,142.00	14.20%	1,260.00	1,250.00	-0.79%	$992.06	-0.79%
1,260.00	1,530.00	21.43%	$1,142.00	14.20%	1,260.00	1,240.00	-1.59%	$984.13	-1.59%
1,260.00	1,520.00	20.63%	$1,142.00	14.20%	1,260.00	1,230.00	-2.38%	$976.19	-2.38%
1,260.00	1,510.00	19.84%	$1,142.00	14.20%	1,260.00	1,220.00	-3.17%	$968.25	-3.17%
1,260.00	1,500.00	19.05%	$1,142.00	14.20%	1,260.00	1,210.00	-3.97%	$960.32	-3.97%
1,260.00	1,490.00	18.25%	$1,142.00	14.20%	1,260.00	1,200.00	-4.76%	$952.38	-4.76%
1,260.00	1,480.00	17.46%	$1,142.00	14.20%	1,260.00	1,190.00	-5.56%	$944.44	-5.56%
1,260.00	1,470.00	16.67%	$1,142.00	14.20%	1,260.00	1,180.00	-6.35%	$936.51	-6.35%
1,260.00	1,460.00	15.87%	$1,142.00	14.20%	1,260.00	1,170.00	-7.14%	$928.57	-7.14%
1,260.00	1,450.00	15.08%	$1,142.00	14.20%	1,260.00	1,160.00	-7.94%	$920.63	-7.94%
1,260.00	1,440.00	14.29%	$1,142.00	14.20%	1,260.00	1,150.00	-8.73%	$912.70	-8.73%
1,260.00	1,430.00	13.49%	$1,142.00	14.20%	1,260.00	1,140.00	-9.52%	$904.76	-9.52%
1,260.00	1,420.00	12.70%	$1,142.00	14.20%	1,260.00	1,130.00	-10.32%	$896.83	-10.32%
1,260.00	1,410.00	11.90%	$1,142.00	14.20%	1,260.00	1,120.00	-11.11%	$888.89	-11.11%
1,260.00	1,400.00	11.11%	$1,142.00	14.20%	1,260.00	1,110.00	-11.90%	$880.95	-11.90%
1,260.00	1,390.00	10.32%	$1,142.00	14.20%	1,260.00	1,100.00	-12.70%	$873.02	-12.70%
1,260.00	1,380.00	9.52%	$1,142.00	14.20%	1,260.00	1,090.00	-13.49%	$865.08	-13.49%
1,260.00	1,370.00	8.73%	$1,142.00	14.20%	1,260.00	1,080.00	-14.29%	$857.14	-14.29%
1,260.00	1,360.00	7.94%	$1,142.00	14.20%	1,260.00	1,070.00	-15.08%	$849.21	-15.08%
1,260.00	1,350.00	7.14%	$1,142.00	14.20%	1,260.00	1,060.00	-15.87%	$841.27	-15.87%
1,260.00	1,340.00	6.35%	$1,126.98	12.70%	1,260.00	1,050.00	-16.67%	$833.33	-16.67%
1,260.00	1,330.00	5.56%	$1,111.11	11.11%	1,260.00	1,040.00	-17.46%	$825.40	-17.46%
1,260.00	1,320.00	4.76%	$1,095.24	9.52%	1,260.00	1,030.00	-18.25%	$817.46	-18.25%
1,260.00	1,310.00	3.97%	$1,079.37	7.94%	1,260.00	1,020.00	-19.05%	$809.52	-19.05%
1,260.00	1,300.00	3.17%	$1,063.49	6.35%	1,260.00	1,010.00	-19.84%	$801.59	-19.84%
1,260.00	1,290.00	2.38%	$1,047.62	4.76%	1,260.00	1,000.00	-20.63%	$793.65	-20.63%
1,260.00	1,280.00	1.59%	$1,031.75	3.17%	1,260.00	990.00	-21.43%	$785.71	-21.43%
1,260.00	1,270.00	0.79%	$1,015.87	1.59%	1,260.00	980.00	-22.22%	$777.78	-22.22%

1,260.00	1,260.00	0.00%	$1,000.00	0.00%	1,260.00	970.00	-23.02%	$769.84	-23.02%

Discontinuance of the Index

        If the Sponsor discontinues publication of the Index and the Sponsor or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to the discontinued Index (the new index being referred to as a "Successor Index"), then the Index Closing Levels will be determined by reference to the Successor Index at the close of trading on the relevant exchange or market for the Successor Index on the date that the Index Closing Level is to be determined.

        Upon any selection by the Calculation Agent of a Successor Index, the Calculation Agent will notify us and the Trustee, who will provide notice of the selection of the Successor Index to the registered holders of the Notes.

        If the Sponsor discontinues publication of the Index prior to, and such discontinuance is continuing on, the date that the Index Closing Level is to be determined and the Calculation Agent determines that no Successor Index is available at such time, then, on such date, the Calculation Agent will notify us and the Trustee, and will calculate the appropriate closing levels. The Index Closing Level will be computed by the Calculation Agent in accordance with the formula for and method of calculating the Index last in effect prior to such discontinuance, using the closing level (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing level that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently comprising the Index on the primary organized exchange or trading system on which such securities trade. "Closing level" means, with respect to any security on any date, the last reported sales price regular way on such date or, if no such reported sale takes place on such date, the average of the reported closing bid and asked price regular way on such date, in either case on the primary organized exchange or trading system on which such security is then listed or admitted to trading.

        If a Successor Index is selected, or the Calculation Agent calculates a value as a substitute for the Index as described above, that Successor Index or its closing level will be used as a substitute for the Index for all purposes, including for purposes of determining whether an Index Business Day or Market Disruption Event has occurred or exists. Notwithstanding these alternative arrangements, discontinuance of the publication of the Index may adversely affect the value of the Notes.

        All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent, and will be conclusive for all purposes and binding on us and the beneficial owners of the Notes, absent manifest error.

Adjustments to the Index

        If at any time the method of calculating the Index or a Successor Index, or the Index Closing Level thereof, is changed in a material respect, or if the Index or a Successor Index is in any other way modified so that such index does not, in the opinion of the Calculation Agent, fairly represent the level of the Index or such Successor Index had such changes or modifications not been made, then, from and after such time, the Calculation Agent will, at the close of business in New York City on the date that the Index Closing Level is to be determined, make such calculations and adjustments as, in its good faith judgment, may be necessary in order to arrive at a level of a stock index comparable to the Index or such Successor Index, as the case may be, as if such changes or modifications had not been made. The Calculation Agent will calculate the Index Closing Level with reference to the Index or such Successor Index, as adjusted. If the method of calculating the Index or a Successor Index is modified so that the level of such index is a fraction of what it would have been if it had not been modified (for example, due to a split in the index), then the Calculation Agent will adjust such index in order to arrive at a level of the Index or such Successor Index as if it had not been modified (for example, as if such split had not occurred).

Market Disruption Events

        If there is a Market Disruption Event on the Calculation Date, the Calculation Date will be determined on the basis of the first succeeding Index Business Day on which there is no Market Disruption Event. In no event, however, will the final Calculation Date be a date that is postponed by more than two Index Business Days following the original date that, but for the Market Disruption Event, would have been the final Calculation Date. In that case, the second Index Business Day will be deemed to be the final Calculation Date, notwithstanding the Market Disruption Event, and the Calculation Agent will determine the level of the Index on that second Index Business Day in accordance with the formula for and method of calculating the Index in effect prior to the Market Disruption Event using the exchange traded price of each security in the Index (or, if trading in any such security has been materially suspended or materially limited, the Calculation Agent's good faith estimate of the exchange traded price that would have prevailed but for such suspension or limitation) as of that second Index Business Day.

        A "Market Disruption Event" means any of the following events, as determined by the Calculation Agent, in its sole discretion:

  •
  the occurrence or existence of a suspension, absence or material limitation of trading for more than two hours of trading, or during the one-half hour period preceding the close of trading, on the relevant exchange in 20% or more of the stocks which then comprise the Index, or any Successor Index (without taking into account any extended or after-hours trading session);

  •
  a breakdown or failure in the price and trade reporting systems of any relevant exchange as a result of which the reported trading prices for stocks then constituting 20% or more of the level of the Index, or any Successor Index, during the last one hour preceding the close of the principal trading session on such relevant exchange are materially inaccurate;

  •
  the occurrence or existence of a suspension, absence or material limitation of trading, in each case, on any major exchange for more than two hours of trading, or during the one-half hour period preceding the close of the principal trading session on such market, whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise, in option or futures contracts or exchange traded funds related to the Index, or any Successor Index; or

  •
  the occurrence or existence of a suspension, absence, limitation, cancellation or repudiation of trading for more than two hours of trading, or during the one-half hour period preceding the close of trading on the relevant exchange in 20% or more of any options contracts relating to the stocks which then comprise 20% or more of the value of the Index.

        For purposes of the above definition:

          (a)   a limitation on the hours in a trading day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange, and

          (b)   for purposes of clause (a) above, any limitations on trading during significant market fluctuations, under NYSE Rule 80B, NASD Rule 4120 or any analogous rule or regulation enacted or promulgated by the NYSE, NASD or any other self regulatory organization or the SEC of similar scope as determined by the Calculation Agent, will be considered "material."

        Based on the information currently available to us, on each of September 11, 12, 13 and 14, 2001, the NYSE and The Nasdaq Stock Market suspended all trading for the entire day, and on October 27, 1997, the NYSE and The Nasdaq Stock Market suspended all trading during the one-half hour period preceding the close of trading. If any such suspension of trading occurred during the term of the Notes, it would constitute a Market Disruption Event. The existence or non-existence of these circumstances, however, is not necessarily indicative of the likelihood of these circumstances arising or not arising in the future.

Redemption; Defeasance

        The Notes are not subject to redemption before maturity, and are not subject to the defeasance provisions described in the section "Description of Debt Securities—Defeasance" in the accompanying prospectus.

Events of Default and Acceleration

        If an Event of Default (as defined in the accompanying prospectus) with respect to any Notes has occurred and is continuing, then the amount payable to you, as a beneficial owner of a Note, upon any acceleration permitted by the Notes will be equal to the Cash Settlement Value as though the date of early repayment were the Maturity Date of the Notes, adjusted by an amount equal to any losses, expenses and costs to us of unwinding any underlying or related hedging or funding arrangements, all as determined by the Calculation Agent in its sole and absolute discretion. If a bankruptcy proceeding is commenced in respect of us, the claims of the holder of a Note may be limited under Title 11 of the United States Code.

Same-Day Settlement and Payment

        Settlement for the Notes will be made by Bear Stearns in immediately available funds. Payments of the Cash Settlement Value will be made by us in immediately available funds, so long as the Notes are maintained in book-entry form.

Calculation Agent

        The Calculation Agent for the Notes will be Bear Stearns. All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and us. Because the Calculation Agent is an affiliate of ours, potential conflicts of interest may exist between you and the Calculation Agent, including with respect to certain determinations and judgments that the Calculation Agent must make in determining the Cash Settlement Value. Bear Stearns is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

DESCRIPTION OF THE INDEX

General

        Unless otherwise stated, all information regarding the Index provided in this pricing supplement is derived from the Sponsor or other publicly available sources. Such information reflects the policies of the Sponsor as stated in such sources, and such policies are subject to change by the Sponsor. The Sponsor is under no obligation to continue to publish the Index and may discontinue publication of the Index at any time.

        The Index is published by the Sponsor and is intended to track the price movements of the common stocks comprising the Index. The calculation of the value of the Index (discussed below in further detail) is based on the relative value of the aggregate market value (as defined below) of the common stocks of 500 companies as of a particular time, compared to the aggregate average market value of the common stocks of 500 similar companies during the Base Period of the years 1941 through 1943.

Index Composition

        The Sponsor chooses common stocks for inclusion in the Index with the aim of achieving a distribution by broad industry groupings, that approximates the distribution of these groupings in the common stock population of the NYSE, which the Sponsor uses as an assumed model for the composition of the total market. Relevant criteria employed by the Sponsor include: the viability of the company issuing the particular common stock, the extent to which that company represents the industry group to which it is assigned, the extent to which the market price of that company's common stock is generally responsive to changes in the affairs of the relevant industry, and the market value and trading activity of the common stock of that company. For more information concerning the composition of the Index see the Sponsor's website at http://www.spglobal.com.

        As of January 31, 2006, the common stocks of 425 companies or 85.8% of the market capitalization of the Index were traded on the NYSE; the common stocks of 75 companies or 14.2% of the market capitalization of the Index were traded on the Nasdaq. None of the common stocks included in the Index were traded on the AMEX. The stocks of ten main groups of companies comprise the Index, with the approximate percentage of the market capitalization of the Index included in each group as of January 31, 2006 indicated in parentheses: Consumer Discretionary (10.3%); Consumer Staples (9.3%); Energy (10.3%); Financials (20.8%); Health Care (13.2%); Industrials (11.0%); Information Technology (15.6%); Materials (3%); Telecommunication Services (3.1%); and Utilities (3.3%). The Sponsor may from time to time, in its sole discretion, add common stocks to, or delete common stocks from, the Index to achieve the objectives stated above.

        THE INDEX DOES NOT REFLECT THE PAYMENT OF DIVIDENDS ON THE STOCKS UNDERLYING IT AND THEREFORE THE INDEX PRICE RETURN AMOUNT ON THE NOTES WILL NOT PRODUCE THE SAME RETURN YOU WOULD HAVE RECEIVED HAD YOU PURCHASED SUCH UNDERLYING STOCKS AND HELD THEM UNTIL THE MATURITY DATE OF THE NOTES.

Computation of the Index until March 17, 2005

        While the Sponsor employed the following methodology to calculate the Index, the Sponsor announced changes in the methodology which took effect on March 18, 2005 and certain additional charges took effect on September 16, 2005. See the section "Computation of the Index after September 16, 2005."

        Prior to March 18, 2005, the Sponsor computed the Index as of a particular time, as follows:

          (a)   the product of the market price per share and the number of then outstanding shares of each component stock was determined as of such time (such product referred to as the "Market Value" of such stock);

          (b)   the Market Value of all component stocks as of such time (as determined under clause (a) above) were aggregated;

          (c)   the mean average of the Market Values as of each week in the Base Period of the years 1941 through 1943 of the common stock of each company in a group of 500 substantially similar companies was determined;

          (d)   the mean average Market Values of all such common stocks over such Base Period (as determined under clause (c) above) were aggregated (such aggregate amount being referred to as the "base value");

          (e)   the aggregate Market Value of all component stocks as of such time (as determined under clause (b) above) was divided by the Base Value; and

          (f)    the resulting quotient (expressed in decimals) was multiplied by ten.

        The Sponsor adjusted the foregoing formula to negate the effects of changes in the Market Value of a component stock that were determined by the Sponsor to be arbitrary, or not due to true market fluctuations. Such changes may have resulted from such causes as the issuance of stock dividends, the granting to shareholders of rights to purchase additional shares of such stock, the purchase of shares by employees pursuant to employee benefit plans, certain consolidations and acquisitions, the granting to shareholders of rights to purchase other securities of the company, the substitution by the Sponsor of particular component stocks in the Index, and other reasons. In all such cases, the Sponsor first recalculated the aggregate Market Value of all component stocks (after taking account of the new market price per share of the particular component stock, or the new number of outstanding shares thereof, or both, as the case may be) and then determined the new base value in accordance with the following formula:

old base value x new Market Value ---------------------- old Market Value	= new base value

        The result was that the Base Value was adjusted in proportion to any change in the aggregate Market Value of all component stocks resulting from the causes referred to above, to the extent necessary to negate the effects of such causes upon the Index.

Computation of Index after September 16, 2005

        Since March 18, 2005, the Sponsor has partially adjusted the Index from a market capitalization weighted formula to a float-adjusted formula, and on September 16, 2005 the Index was fully float adjusted. The Sponsor's criteria for selecting stocks for the Index has not changed by the shift to float adjustment. However, the adjustment affected each company's weight in the Index (i.e., its Market Value). Under float adjustment, the share counts used in calculating the Index will reflect only those shares that are available to investors, not all of a company's outstanding shares. The Sponsor defines three groups of shareholders whose holdings are subject to float adjustment:

  •
  holdings by other publicly traded corporations, venture capital firms, private equity firms, strategic partners, or leveraged buyout groups;

  •
  holdings by government entities, including all levels of government in the United States or foreign countries; and

  •
  holdings by current or former officers and directors of the company, founders of the company, or family trusts of officers, directors, or founders, as well as holdings of trusts, foundations, pension funds, employee stock ownership plans, or other investment vehicles associated with and controlled by the company.

        However, treasury stock, stock options, restricted shares, equity participation units, warrants, preferred stock, convertible stock, and rights are not part of the float. In cases where holdings in a group exceed 10% of the outstanding shares of a company, the holdings of that group will be excluded from the float-adjusted count of shares to be used in the Index calculation.

        Mutual funds, investment advisory firms, pension funds, or foundations not associated with the company and investment funds in insurance companies, shares of a United States company traded in Canada as "exchangeable shares," shares that trust beneficiaries may buy or sell without difficulty or significant additional expense beyond typical brokerage fees, and, if a company has multiple classes of stock outstanding, shares in an unlisted or non-traded class if such shares are convertible by shareholders without undue delay and cost, are also part of the float.

        For each stock, an investable weight factor ("IWF") was calculated by dividing the available float shares, defined as the total shares outstanding less shares held in one or more of the three groups listed above where the group holdings exceed 10% of the outstanding shares, by the total shares outstanding. On March 18, 2005, the Index moved half way to float adjustment, meaning that if a stock had an IWF of 0.80, the IWF used to calculate the Index between March 18, 2005 and September 16, 2005 was 0.90. The float-adjusted Index is now calculated by dividing the sum of the IWF multiplied by both the price and the total shares outstanding for each stock by the index divisor. For companies with multiple classes of stock, the Sponsor calculates the weighted average IWF for each stock using the proportion of the total company market capitalization of each share class as weights.

        The Index is calculated using a base-weighted aggregate methodology: the level of the Index reflects the total Market Value of all 500 component stocks relative to the Index's Base Period of 1941-43 (the "Base Period"). An indexed number is used to represent the results of this calculation in order to make the value easier to work with and track over time. The actual total Market Value of the component stocks during the Base Period has been set equal to an indexed value of 10. This is often indicated by the notation 1941-43=10. In practice, the daily calculation of the Index is computed by dividing the total Market Value of the component stocks by a number called the index divisor. By itself, the index divisor is an arbitrary number. However, in the context of the calculation of the Index, it is the only link to the original Base Period level of the Index. The index divisor keeps the Index comparable over time and is the manipulation point for all adjustments to the Index ("Index Maintenance").

        Index Maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends, and stock price adjustments due to company restructurings or spinoffs. To prevent the level of the Index from changing due to corporate actions, all corporate actions which affect the total Market Value of the Index require an index divisor adjustment. By adjusting the index divisor for the change in total Market Value, the level of the Index remains constant. This helps maintain the level of the Index as an accurate barometer of stock market performance and ensures that the movement of the Index does not reflect the corporate actions of individual companies in the Index. All index divisor adjustments are made after the close of trading and after the calculation of the Index Closing Level. Some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the Index and do not require index divisor adjustments.

        The table below summarizes the types of Index Maintenance adjustments and indicates whether or not an index divisor adjustment is required.

Type of Corporate Action Adjustment Factor
Divisor Adjustment Required

Type of Corporate Action	Adjustment Factor	Divisor Adjustment Required
Stock split (e.g., 2-for-1)	Shares outstanding multiplied by 2; stock price divided by 2	No

Share issuance (i.e., change =5%)	Shares outstanding plus newly issued shares	Yes

Share repurchase (i.e., change =5%)	Shares outstanding minus repurchased shares	Yes

Special cash dividends	Share price minus special dividend	Yes

Company change	Add new company Market Value minus old company Market Value	Yes

Rights offering	Price of parent company -	price of rights ---------------------------- rights ratio	Yes

Spinoffs	Price of parent company -	price of spinoff company ---------------------------- share exchange ratio	Yes

        Stock splits and stock dividends do not affect the index divisor of the Index because, following a split or dividend, both the stock price and number of shares outstanding are adjusted by the Sponsor so that there is no change in the Market Value of the component stock. All stock split and dividend adjustments are made after the close of trading on the day before the ex-date.

        Each of the corporate events exemplified in the table requiring an adjustment to the index divisor has the effect of altering the Market Value of the component stock and consequently of altering the aggregate Market Value of the component stocks (the "Post-Event Aggregate Market Value"). In order that the level of the index (the "Pre-Event Index Value") not be affected by the altered Market Value (whether increase or decrease) of the affected component stock, a new index divisor ("New Divisor") is derived as follows:

Post-Event Aggregate Market Value ---------------------- New Divisor	= Pre-Event Index Value
= New Divisor x	Post-Event Aggregate Market Value ---------------------- Pre-Event Index Value

        A large part of the Index Maintenance process involves tracking the changes in the number of shares outstanding of each of the Index companies. Four times a year, on a Friday close to the end of each calendar quarter, the share totals of companies in the Index are updated as required by any changes in the number of shares outstanding. After the totals are updated, the index divisor is adjusted to compensate for the net change in the total Market Value of the Index. In addition, any changes over 5% in the current common shares outstanding for the Index companies are carefully reviewed on a weekly basis, and when appropriate, an immediate adjustment is made to the index divisor.

Historical Data on the Index

        The following tables and graphs were constructed using historical data regarding the Index. The historical data is for illustrative purposes and is not indicative of the future performance of the Index or the future value of the Notes. Any historical upward or downward trend in the value of the Index during any period set forth below is not an indication that the Index is more or less likely to increase or decrease at any time during the term of the Notes.

        The following table sets forth the value of the Index at the end of each month in the period from January 1998 through January 2006. On February 9, 2006, the closing value of the Index was 1,263.78.

Month End Closing Value of the Index January 1998—January 2006

	1998	1999	2000	2001	2002	2003	2004	2005	2006
January	980.28	1,279.64	1,394.46	1,366.01	1,130.20	855.7	1,131.13	1,181.27	1,280.08
February	1,049.34	1,238.33	1,366.42	1,239.94	1,106.73	841.15	1,144.94	1,203.60	—
March	1,101.75	1,286.37	1,498.58	1,160.33	1,147.39	848.18	1,126.21	1,180.59	—
April	1,111.75	1,335.18	1,452.43	1,249.46	1,076.92	916.92	1,107.30	1,156.85	—
May	1,090.82	1,301.84	1,420.60	1,255.82	1,067.14	963.59	1,120.68	1,191.50	—
June	1,133.84	1,372.71	1,454.60	1,224.38	989.82	974.50	1,140.84	1,191.33	—
July	1,120.67	1,328.72	1,430.83	1,211.23	911.62	990.31	1,101.72	1,234.18	—
August	957.28	1,320.41	1,517.68	1,133.58	916.07	1,008.01	1,104.24	1,220.33	—
September	1,017.01	1,282.71	1,436.51	1,040.94	815.29	995.97	1,114.58	1,228.81	—
October	1,098.67	1,362.93	1,429.40	1,059.78	885.76	1,050.71	1,130.20	1,207.01	—
November	1,163.63	1,388.91	1,314.95	1,139.45	936.31	1,058.20	1,173.82	1,249.48	—
December	1,229.23	1,469.25	1,320.28	1,148.04	879.82	1,111.92	1,211.92	1,248.29	—

        The following graph illustrates the historical performance of the Index based on the closing value on the last Index Business Day of each month from January 1998 through January 2006.

        The following table sets forth the closing values of the Index on the last Index Business Day of each year from 1947 through 2005, as published by the Sponsor.

Year End Closing Value of the Index

Year	Year End Closing Value	Year	Year End Closing Value	Year	Year End Closing Value	Year	Year End Closing Value
1945	17.36	1961	71.55	1977	95.09	1993	466.45
1946	15.30	1962	63.10	1978	96.11	1994	459.27
1947	15.30	1963	75.02	1979	107.94	1995	615.93
1948	15.20	1964	84.75	1980	135.76	1996	740.74
1949	16.79	1965	92.43	1981	122.55	1997	970.43
1950	20.43	1966	80.33	1982	140.64	1998	1,229.23
1951	23.77	1967	96.47	1983	164.93	1999	1,469.25
1952	26.57	1968	103.86	1984	167.24	2000	1,320.28
1953	24.81	1969	92.06	1985	211.28	2001	1,148.09
1954	35.98	1970	92.15	1986	242.17	2002	879.82
1955	45.48	1971	102.09	1987	247.08	2003	1,111.92
1956	46.67	1972	118.05	1988	277.72	2004	1,211.92
1957	39.99	1973	97.35	1989	353.40	2005	1,248.29
1958	55.21	1974	68.56	1990	330.22
1959	59.89	1975	90.19	1991	417.09
1960	58.11	1976	107.45	1992	435.71

License Agreement

        We have entered into a non-exclusive license agreement with the Sponsor providing for the license to us, in exchange for a fee, of the right to use the Index, which is owned and published by the Sponsor, in connection with certain securities, including the Notes.

        The license agreement between the Sponsor and us provides that the following language must be set forth in this pricing supplement.

        "The Notes are not sponsored, endorsed, sold or promoted by the Sponsor. The Sponsor makes no representation or warranty, express or implied, to the owners of the Notes or any member of the public regarding the advisability of investing in securities generally or in the Notes particularly. The Sponsor's only relationship to us is the licensing of certain trademarks, trade names and service marks of the Sponsor and of the Index, which is determined, composed and calculated by the Sponsor without regard to us or the Notes. The Sponsor has no obligation to take our needs or the needs of holders of the Notes into consideration in determining, composing, or calculating the Index. The Sponsor is not responsible for and has not participated in the determination of the timing of, prices at which Notes are sold, or quantities of the Notes to be issued or in the determination or calculation of the amount payable at maturity. The Sponsor has no obligation or liability in connection with the administration, marketing, or trading of the Notes.

        The Sponsor does not guarantee the accuracy and/or the completeness of the Index or any data included therein and the Sponsor shall have no liability for any errors, omissions, or interruptions therein. The Sponsor makes no warranty, express or implied, as to results to be obtained by us, owners of the Notes, or any other person or entity from the use of the Index or any data included therein. The Sponsor makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the Index or any data included therein. Without limiting any of the foregoing, in no event shall the Sponsor have any liability for any lost profits or indirect, punitive, special, or consequential damages or losses, even if notified of the possibility thereof. There are no third party beneficiaries or any agreements or arrangements between the Sponsor and us."

        All disclosures contained in this pricing supplement regarding the Index, including its make-up, method of calculation and changes in its components, are derived from publicly available information prepared by the Sponsor. None of us, Bear Stearns or the Trustee assumes any responsibility for the accuracy or completeness of such information.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion summarizes certain of the U.S. federal income tax consequences of the purchase, ownership and disposition of Notes. Except as provided below under "Federal Income Tax Consequences to Non-U.S. Holders," this summary deals only with an owner of a Note that is:

  •
  a citizen or resident of the United States,

  •
  a corporation (or other entity that is treated as a corporation for U.S. federal tax purposes) created or organized in or under the laws of the United States or any State thereof (including the District of Columbia),

  •
  an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or

  •
  a trust, if a court within the United States is able to exercise primary supervision over its administration, and one or more United States persons have the authority to control all of its substantial decisions (each, a "U.S. Holder").

        An individual may, subject to certain exceptions, be deemed to be a resident of the United States by reason of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year (counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year).

        This summary is based on interpretations of the Internal Revenue Code of 1986, as amended (the "Code"), regulations issued thereunder, and rulings and decisions currently in effect (or in some cases proposed), all of which are subject to change. Any such change may be applied retroactively and may adversely affect the federal income tax consequences described herein. This summary addresses only U.S. holders that purchase Notes at initial issuance, and own Notes as capital assets and not as part of a "straddle" or a "conversion transaction" for federal income tax purposes or as part of some other integrated investment. This summary does not discuss all of the tax consequences that may be relevant to particular investors or to investors subject to special treatment under the federal income tax laws (such as banks, thrifts, or other financial institutions; insurance companies; securities dealers or brokers, or traders in securities electing mark-to-market treatment; mutual funds or real estate investment trusts; small business investment companies; S corporations; investors that hold their Notes through a partnership or other entity treated as a partnership for U.S. federal tax purposes; investors whose functional currency is not the U.S. dollar; certain former citizens or residents of the United States; persons subject to the alternative minimum tax; retirement plans or other tax-exempt entities, or persons holding the Notes in tax-deferred or tax-advantaged accounts; or "controlled foreign corporations" or a "passive foreign investment companies" for U.S. federal income tax purposes). This summary also does not address the tax consequences to shareholders, or other equity holders in, or beneficiaries of, a holder, or any state, local or foreign tax consequences of the purchase, ownership or disposition of the Notes. Persons considering the purchase of Notes should consult their own tax advisors concerning the application of U.S. federal income tax laws to their particular situations as well as any consequences of the purchase, beneficial ownership and disposition of Notes arising under the laws of any other taxing jurisdiction.

Federal Income Tax Treatment to U.S. Holders

        General.    There are no statutory provisions, regulations, published rulings or judicial decisions addressing or involving the treatment, for U.S. federal income tax purposes, of the Notes or securities with terms substantially the same as the Notes. Accordingly, the proper U.S. federal income tax treatment of the Notes is uncertain.

        Characterization of the Notes.    Pursuant to the terms of the Notes, we intend (in the absence of an administrative determination or judicial ruling to the contrary) to treat the Notes for all tax purposes as pre-paid cash-settled executory contracts linked to the value of the Index and, where required, to file information returns with the Internal Revenue Service (the "IRS") in accordance with such treatment.

        Payment on the Maturity Date.    Assuming the Notes are treated as pre-paid cash-settled executory contracts, upon the receipt of cash on the Maturity Date of the Notes, a U.S. Holder will recognize capital gain or loss. The amount of such gain or loss will be the extent to which the amount of cash received differs from the U.S. Holder's tax basis in the Notes (which, in general, will be the amount the U.S. Holder paid for its Notes). We intend to treat any such gain or loss as long-term capital gain or loss, as the case may be, if the U.S. Holder held the Notes for more than one year on the Maturity Date. The deductibility of capital losses is subject to certain limitations.

        Sale or Exchange of the Notes.    Assuming the Notes are treated as pre-paid cash-settled executory contracts, upon a sale or exchange of a Note prior to the Maturity Date, a U.S. Holder should generally recognize capital gain or loss equal to the difference between the amount realized on such sale or exchange and such U.S. Holder's tax basis in the Notes sold or exchanged. We intend to treat any such capital gain or loss as long-term capital gain or loss, as the case may be, if the U.S. Holder held the Notes for more than one year at the time of the sale or exchange. As discussed above, the deductibility of capital losses is subject to certain limitations.

        The treatment of the Notes described above is not binding on the IRS or the courts. No statutory, judicial or administrative authority directly addresses the treatment of the Notes or instruments similar to the Notes for U.S. federal income tax purposes, and no ruling is being requested from the IRS with respect to the Notes.

Possible Alternative Tax Treatments of an Investment in the Notes

        Because there are no regulations, published rulings, or judicial decisions addressing the treatment for federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other treatments are possible. For example, it is possible that each Note could be treated as consisting of a cash-settled forward or other executory contract with respect to the Index and a deposit with us of cash in an amount equal to the principal amount of a Note to secure the U.S. Holder's obligation to settle the forward contract, in which case a U.S. Holder would be required to accrue interest income or original issue discount on a current basis in respect of the deposit.

        Alternatively, it is possible that the Notes could be treated as "contingent payment debt instruments" for federal income tax purposes. If the IRS were successful in asserting that the Notes are contingent payment debt instruments, the timing and character of income thereon would be significantly affected. For example, a U.S. Holder would be required to include in income in each year an amount equal to the "comparable yield" of the Notes, which is generally equal to the yield at which we would issue a noncontingent debt instrument with terms and conditions similar to the Notes. In addition, a "projected payment schedule" would be computed as of the closing date that would produce the comparable yield. Furthermore, any gain realized on the Maturity Date or upon an earlier sale or exchange of the Notes would generally be treated as ordinary income, and any loss realized on the Maturity Date or upon a sale or other disposition of the Notes would be treated as ordinary loss to the extent of interest included as income in the current or previous taxable years by the U.S. Holder in respect of the Notes, and capital loss thereafter.

        It is also possible that the IRS could assert that your Notes should be subject to the "constructive ownership" rules set forth in Section 1260 of the Code. Specifically, Section 1260 of the Code treats a taxpayer owning certain types of derivative positions in property as having "constructive ownership" in that property, with the result that all or a portion of the long-term capital gain recognized by such taxpayer with respect to the derivative position may be recharacterized as ordinary income. In addition, Section 1260 would impose an interest charge on the long-term capital gain that was recharacterized. Section 1260 in its current form would not apply to the Notes. However, Section 1260 authorizes the Treasury Department to promulgate regulations (possible with retroactive effect) to expand the application of the "constructive ownership" regime. There is no assurance that the Treasury Department will not promulgate regulations to apply the regime to the Notes. If Section 1260 were to apply to the Notes, you would be required to treat all or a portion of the long-term capital gain (if any) that you recognize on sale, exchange, maturity, or other taxable disposition of the Notes as ordinary income, but only to the extent such long-term capital gain exceeds the long-term capital gain that you would have recognized if you had made a direct investment in shares of companies that are included in the Index during the period in which you hold the Notes and had actually sold covered calls in the manner that is hypothetically done in computing the Index. It is possible that these rules could apply, for example, to recharacterize long-term capital gain on the Notes in whole or in part to the extent that a holder of shares of the relevant companies would have earned dividend income therefrom or would have recognized short-term capital gain from the disposition of the shares upon rebalancing of the Index between the issue date for the Notes and the date of the disposition of the Notes.

        It is also possible that the Notes could be treated as representing an ownership interest in the underlying components referenced in the Index solely for U.S. federal income tax purposes. In this event, the timing and character of U.S. Holders' income, gain, loss, and deduction in respect of the Notes could differ from the treatment described above.

        Finally, certain proposed Treasury regulations require the accrual of income on a current basis for contingent payments made under certain "notional principal contracts." The preamble to the proposed regulations states that the "wait and see" method of accounting does not properly reflect the economic accrual of income on those contracts, and requires current accrual of income for some contracts already in existence. Although the proposed regulations do not apply to pre-paid executory contracts, the preamble to the proposed regulations expresses the view that similar timing issues exist in the case of pre-paid forward or other executory contracts. If the IRS or the U.S. Treasury Department publishes future guidance requiring current economic accrual for contingent payments on pre-paid forward or other executory contracts, it is possible that a U.S. Holder could be required to accrue income over the term of the Notes. Even if the Notes are not treated as contingent payment debt instruments, or cash-settled forward or other executory contracts and deposits or constructive or actual ownership in the underlying components of the Index, other alternative U.S. federal income tax characterizations or treatments of the Notes are possible, and if applied could also affect the timing and the character of the income or loss with respect to the Notes. Prospective purchasers are urged to consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the Notes.

Federal Income Tax Consequences to Non-U.S. Holders

        As used in this discussion, the term "Non-U.S. Holder" means a beneficial owner of a Note that is, for U.S. federal income tax purposes:

  •
  a nonresident alien individual,

  •
  a foreign corporation,

  •
  an estate whose income is not subject to U.S. federal income tax on a net income basis, or

  •
  a trust if no court within the United States is able to exercise primary jurisdiction over its administration or if no United States persons have the authority to control all of its substantial decisions.

        We do not expect payments on the Notes to Non-U.S. Holders to be subject to U.S. federal income or withholding tax if the following conditions are satisfied:

  •
  the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote,

  •
  the Non-U.S. Holder is not a controlled foreign corporation for U.S. federal income tax purposes that is related to us through actual or constructive ownership,

  •
  the Non-U.S. Holder is not a bank receiving interest on a loan made in the ordinary course of its trade or business,

  •
  the Index is actively traded within the meaning of section 871(h)(4)(C)(v) of the Code, and

  •
  the payments are not effectively connected with a trade or business conducted by the Non-U.S. Holder in the United States and either (a) the Non-U.S. Holder provides a correct, complete and executed IRS Form W-8BEN, Form W-8EXP or Form W-8IMY (or successor form) with all of the attachments required by the IRS, or (b) the Non-U.S. Holder holds its Note through a qualified intermediary (generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS) which has provided to us an IRS Form W-8IMY stating that it is a qualified intermediary and has received documentation upon which it can rely to treat the payment as made to a foreign person.

        We expect that the Index will be treated as actively traded within the meaning of section 871(h)(4)(C)(v). If any of the above conditions are not satisfied, payments on the Notes may be subject to a 30% withholding tax when paid, unless an income tax treaty reduces or eliminates the tax or the interest is effectively connected with the conduct of a U.S. trade or business and the Non-U.S. Holder provides a correct, complete and executed IRS Form W-8ECI.

        We do not expect gain realized on the sale, exchange or retirement of the Notes by a Non-U.S. Holder to be subject to U.S. federal income tax, unless:

  •
  the gain with respect to the Notes is effectively connected with a trade or business conducted by the Non-U.S. Holder in the United States, or

  •
  the Non-U.S. Holder is a nonresident alien individual who holds the Notes as a capital asset and is present in the United States for more than 182 days in the taxable year of the sale and certain other conditions are satisfied.

        A Note held by an individual who at death is a Non-U.S. Holder will not be includible in the Non-U.S. Holder's gross estate for U.S. federal estate tax purposes if payments on the Notes to the Non-U.S. Holder would not have been subject to U.S. federal income or withholding tax at the time of death under the tests described above.

        As discussed above, alternative characterizations of the Notes for U.S. federal income tax purposes are possible. Accordingly, it is possible that the IRS could characterize the Notes in an alternative manner, such as representing an ownership interest in the underlying components referenced in the Index. Moreover, an alternative characterization of the Notes could apply by reason of a change or clarification of the law, by regulation. In either case, payments with respect to the Notes could be subject to withholding tax. In this event, we will withhold tax at the applicable statutory rate and will not pay "additional amounts" or otherwise "gross-up" the Non-U.S. Holders. Prospective Non-U.S. Holders of the Notes should consult their own tax advisors in this regard.

Backup Withholding and Information Reporting

        A beneficial owner of a Note may be subject to information reporting and to backup withholding at the applicable statutory rate of U.S. federal income tax on certain amounts paid to the beneficial owner unless such beneficial owner provides proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with applicable requirements of the backup withholding rules. Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's U.S. federal income tax provided the required information is furnished to the IRS.

        The preceding discussion is only a summary of certain of the tax implications of an investment in notes. Prospective purchasers are urged to consult with their own tax advisors prior to investing to determine the tax implications of such investment in light of each such investor's particular circumstances.

CERTAIN ERISA CONSIDERATIONS

        Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), prohibits the borrowing of money, the sale of property and certain other transactions involving the assets of plans that are qualified under the Code ("Qualified Plans") or individual retirement accounts ("IRAs") and persons who have certain specified relationships to them. Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), prohibits similar transactions involving employee benefit plans that are subject to ERISA ("ERISA Plans"). Qualified Plans, IRAs and ERISA Plans are referred to as "Plans."

        Persons who have such specified relationships are referred to as "parties in interest" under ERISA and as "disqualified persons" under the Code. "Parties in interest" and "disqualified persons" encompass a wide range of persons, including any fiduciary (for example, investment manager, trustee or custodian), any person providing services (for example, a broker), the Plan sponsor, an employee organization any of whose members are covered by the Plan, and certain persons related to or affiliated with any of the foregoing.

        The purchase and/or holding of the Notes by a Plan with respect to which the Company and/or Bear Stearns is a fiduciary and/or a service provider (or otherwise is a "party in interest" or "disqualified person") would constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, unless such Notes are acquired or held pursuant to and in accordance with an applicable statutory or administrative exemption. The Company and several of its subsidiaries, such as Bear Stearns, are each considered a "disqualified person" under the Code or "party in interest" under ERISA with respect to many Plans, although the Company is not a "disqualified person" with respect to an IRA simply because the IRA is established with Bear Stearns or because Bear Stearns provides brokerage to the IRA, and neither the Company nor Bear Stearns can be a "party in interest" to any IRA other than certain employer-sponsored IRAs as only employer-sponsored IRAs are covered by ERISA.

        Applicable exemptions may include certain prohibited transaction class exemptions (for example, Prohibited Transaction Class Exemption ("PTCE") 84-14 relating to qualified professional asset managers, PTCE 96-23 relating to certain in-house asset managers, PTCE 91-38 relating to bank collective investment funds, PTCE 90-1 relating to insurance company separate accounts and PTCE 95-60 relating to insurance company general accounts. A fiduciary of a Plan purchasing the Notes, or in the case of certain IRAs, the grantor or other person directing the purchase of the Notes for the IRA, shall be deemed to represent that its purchase, holding, and disposition of the Notes will not constitute a prohibited transaction under ERISA or Section 4975 of the Code for which an exemption is not available.

        A fiduciary who causes an ERISA Plan to engage in a non-exempt prohibited transaction may be subject to a penalty under ERISA. Code Section 4975 generally imposes an excise tax on disqualified persons who engage, directly or indirectly, in similar types of transactions with the assets of Plans subject to such Section.

        In accordance with ERISA's general fiduciary requirement, a fiduciary with respect to any ERISA Plan who is considering the purchase of the Notes on behalf of such plan should determine whether such purchase is permitted under the governing plan document and is prudent and appropriate for the ERISA Plan in view of its overall investment policy and the composition and diversification of its portfolio. Plans established with, or for which services are provided by, the Company and/or Bear Stearns should consult with counsel prior to making any such acquisition.

        Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to Section 406 of ERISA or Section 4975 of the Code. However, such plans may be subject to the provisions of applicable federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA or the Code. Fiduciaries of such plans should consider applicable Similar Law when investing in the notes. Each fiduciary of such a plan will be deemed to represent that the plan's acquisition and holding of the notes will not result in a non-exempt violation of applicable Similar Law.

USE OF PROCEEDS AND HEDGING

        At closing we will transfer the net proceeds from the sale of the Notes to BSIL, for its general corporate purposes. In addition, BSIL, on or before the date of this pricing supplement, will enable us to hedge our anticipated exposure in connection with the Notes by the purchase and sale of exchange-traded and over-the-counter options on, or other derivative or synthetic instruments related to, the Index, individual stocks included in the Index, futures contracts on the Index and/or options on such futures contracts. At various times after the initial offering and before the maturity of the Notes, depending on market conditions (including the value of the Index), in connection with hedging with respect to the Notes, we expect that BSIL will increase or decrease those initial hedging positions using dynamic hedging techniques and may take long or short positions in the Index, individual stocks included in the Index, listed or over-the-counter options contracts in, or other derivative or synthetic instruments related to, the Index and such individual stocks. In addition, BSIL may periodically purchase or otherwise acquire a long or short position in the Notes and may, in our or its discretion, hold or resell such Notes. BSIL may also take positions in other types of appropriate financial instruments that may become available in the future. If BSIL has a long hedge position in the Index, individual stocks included in the Index or options contracts in, or other derivative or synthetic instruments related to, the Index and such underlying stocks, then BSIL may liquidate a portion of its holdings at or about the time of the maturity of the Notes. Depending on, among other things, future market conditions, the total amount and the composition of such positions are likely to vary over time. BSIL will not be able to ascertain our profits or losses from any hedging position until such position is closed out and any offsetting position or positions are taken into account. Although we have no reason to believe that such hedging activity will have a material effect on the price of such options, stocks, futures contracts or options on futures contracts or on the value of the Index, we cannot guarantee that BSIL will not affect such prices or value as a result of its hedging activities. You should also refer to "Use of Proceeds" in the accompanying prospectus.

SUPPLEMENTAL PLAN OF DISTRIBUTION

        Subject to the terms and conditions set forth in the Distribution Agreement dated as of June 19, 2003, as amended, we have agreed to sell to Bear Stearns, as principal, and Bear Stearns has agreed to purchase from us, the aggregate principal amount of Notes set forth opposite its name below.

Agent	Principal Amount of Notes
Bear, Stearns & Co. Inc.	$	[•]

Total	$	[•]

        We may grant Bear Stearns an option, exercisable for 30 days from the date of this pricing supplement, to purchase from us up to an additional $[    •    ] of Notes at the public offering price set forth on the cover page of this pricing supplement to cover any over-allotments. If this option is exercised, in whole or in part, subject to certain conditions, Bear Stearns will become obligated to purchase from us and we will be obligated to sell to Bear Stearns an amount of the Notes equal to the amount of the over-allotment exercised.

        Bear Stearns intends to initially offer $[    •    ] of the Notes to the public at the offering price set forth on the cover page of this pricing supplement, and to subsequently resell the remaining face amount of the Notes at prices related to the prevailing market prices at the time of resale. In the future, Bear Stearns may repurchase and resell the Notes in market-making transactions, with resales being made at prices related to prevailing market prices at the time of resale or at negotiated prices. We will offer the Notes to Bear Stearns without a discount.

        Payment of the purchase price shall be made in funds that are immediately available in New York City.

        The agents may be deemed to be "underwriters" within the meaning of the Securities Act. We have agreed to indemnify the agents against or to make contributions relating to certain civil liabilities, including liabilities under the Securities Act. We have agreed to reimburse the agents for certain expenses.

        The Notes are a new issue of securities with no established trading market. The Notes will not be listed on any securities exchange and we do not expect a trading market to develop. Bear Stearns has advised us that, following completion of the offering of the Notes, it intends under ordinary market conditions to indicate prices for the Notes on request, although it is under no obligation to do so and may discontinue any market-making activities at any time without notice. Accordingly, no guarantees can be given as to whether an active trading market for the Notes will develop or, if such a trading market develops, as to the liquidity of such trading market. We cannot guarantee that bids for outstanding Notes will be made in the future, nor can we predict the price at which any such bids will be made. The Notes will cease trading as of the close of business on the Maturity Date.

        In order to facilitate the offering of the Notes, Bear Stearns may over-allot or effect transactions which stabilize or maintain the market price of the Notes at a level higher than that which might otherwise prevail in the open market. Specifically, Bear Stearns may over-allot or otherwise create a short position in the Notes for its own account by selling more Notes than have been sold to them by us. Bear Stearns may elect to cover any such short position by purchasing Notes in the open market. In addition, Bear Stearns may stabilize or maintain the price of the Notes by bidding for or purchasing Notes in the open market and may impose penalty bids, under which selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if Notes previously distributed in the offering are repurchased in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the Notes at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the Notes to the extent that it discourages resales of Notes. No representation is made as to the magnitude or effect of any such stabilization or other transactions. Such stabilizing, if commenced, may be discontinued at any time and in any event shall be discontinued within a limited period. No other party may engage in stabilization.

        Because Bear Stearns is our wholly-owned subsidiary, each distribution of the Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

LEGAL MATTERS

        The validity of the Notes will be passed upon for us by Cadwalader, Wickersham & Taft LLP, New York, New York.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-121744

PROSPECTUS SUPPLEMENT
(To Prospectus Dated February 2, 2005)

US$1,500,000,000
The Bear Stearns Companies Inc.
Floating Rate Global Notes due January 31, 2011

Set forth below is a summary of the terms of the Notes offered by this prospectus supplement and the accompanying prospectus. For more detail, see "Description of the Notes."

-    Global Offering

We are offering the Notes in the United States and in parts of Europe and Asia where it is legal to offer the Notes.

-    Interest

The Notes have a floating annual rate of three-month LIBOR plus 0.23%, which will be paid every three months on January 31, April 30, July 31 and October 31.

-    Maturity

The Notes will mature on January 31, 2011.

-    Ranking

The Notes will be our unsecured senior debt and will rank equally with all of our other unsecured and unsubordinated debt.

-    Redemption

The Notes are only redeemable prior to maturity if certain events involving US taxation occur.

-    No Sinking Fund

The Notes will not be subject to any sinking fund.

-    Book-Entry Notes

The Notes will be represented by one or more global securities registered in the name of Cede & Co., as nominee of The Depository Trust Company.

-    Listing

We will make application to the Financial Services Authority in its capacity as competent authority under the Financial Services and Markets Act 2000 for the Notes to be admitted to the official list of the UK Listing Authority and to the London Stock Exchange plc for such Notes to be admitted to trading on the London Stock Exchange's market for listed securities, although we are not required to maintain the listing.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Note	Total
Initial public offering price	100.000%	$1,500,000,000
Underwriting discount	0.350%	$5,250,000
Proceeds, before expenses, to us	99.650%	$1,494,750,000

Bear, Stearns & Co. Inc. is the Global Coordinator for the offering of the Notes. Bear, Stearns International Limited is the International Coordinator for all Notes to be sold to purchasers in Europe. The underwriters named in "Underwriting" of this prospectus supplement ("Underwriters") expect to deliver the Notes in book-entry form only through the facilities of The Depository Trust Company, Clearstream Banking, société anonyme and Euroclear Bank S.A./N.V., as operator of the Euroclear System against payment on or about January 31, 2006.

After this offering is complete, the Underwriters may use this prospectus supplement and the accompanying prospectus in connection with market-making transactions at negotiated prices related to the prevailing market prices at the time of sale. The Underwriters may act as principal or agent in these transactions.

Bear, Stearns & Co. Inc.
Bear, Stearns International Limited

BB&T Capital Markets	Citigroup
ABN Amro Incorporated	Banc of America Securities LLC
Comerica Securities	HVB Capital Markets, Inc.
JPMorgan	Wachovia Securities
Wells Fargo Securities

The date of this prospectus supplement is January 25, 2006

        Offers and sales of the Notes are subject to restrictions in certain jurisdictions. In particular, there are restrictions on the distribution of this prospectus supplement and the accompanying prospectus and the offer or sale of the Notes in the United Kingdom, and details of these restrictions are set out in "Underwriting" in this prospectus supplement. The distribution of this prospectus supplement and the accompanying prospectus and the offer or sale of the Notes in certain other jurisdictions may be restricted by law. Persons who come into possession of this prospectus supplement and the accompanying prospectus or any Notes must inform themselves about and observe any applicable restrictions on the distribution of this prospectus supplement and the accompanying prospectus and the offer and sale of the Notes.

        We accept responsibility for the information contained in this prospectus supplement and the accompanying prospectus. To the best of our knowledge and belief (having taken all reasonable care to ensure that such is the case) the information contained in this prospectus supplement and the accompanying prospectus is in accordance with the facts and does not omit anything likely to affect the import of the information.

        You must read this prospectus supplement and the accompanying prospectus as one along with all the documents which are deemed to be incorporated in this prospectus supplement and the accompanying prospectus by reference (see "Where You Can Find More Information"). This prospectus supplement and the accompanying prospectus must be read and construed on the basis that the incorporated documents are so incorporated and form part of this document, except as specified in this document.

        We have not authorized any person to give any information or represent anything not contained in this prospectus supplement and the accompanying prospectus. You must not rely on any unauthorized information.

        In order to facilitate the offering of the Notes, Bear Stearns, in its capacity as Global Coordinator of the offering of the Notes, may over-allot or effect transactions which stabilize or maintain the market price of the Notes at a level higher than that which might otherwise prevail in the open market. Specifically, Bear Stearns, on behalf of the Underwriters, may over-allot or otherwise create a short position in the Notes for the account of the Underwriters by selling more Notes than have been sold to them by us. Bear Stearns, on behalf of the Underwriters, may elect to cover any such short position by purchasing Notes in the open market. In addition, Bear Stearns, on behalf of the Underwriters, may stabilize or maintain the price of the Notes by bidding for or purchasing Notes in the open market and may impose penalty bids, under which selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if Notes previously distributed in the offering are repurchased in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the Notes at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the Notes to the extent that it discourages resales of Notes. No representation is made as to the magnitude or effect of any such stabilization or other transactions. Such stabilizing, if commenced, may be discontinued at any time and in any event shall be discontinued within a limited period. No other party may engage in stabilization.

FORWARD-LOOKING STATEMENTS

        This prospectus supplement and the accompanying prospectus include and incorporate by reference "forward-looking statements" within the meaning of the securities laws. All statements regarding our expected financial position, business and financing plans are forward-looking statements. Forward-looking statements also include representations of our expectations or beliefs concerning future events that involve risks and uncertainties, including those associated with the effect of international, national and regional economic conditions and the performance of our products within the prevailing economic environment. Although we believe that the expectations reflected in those forward-looking statements are reasonable, those expectations may prove to be incorrect. Cautionary statements describing important factors that could cause actual results to differ materially from our expectations are disclosed in this prospectus supplement along with the forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by such cautionary statements. These forward-looking statements speak only as of the date of the document in which they are made. We disclaim any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in our expectations or any change in events, conditions or circumstances on which the forward-looking statement is based.

WHERE YOU CAN FIND MORE INFORMATION

        We file current, annual and quarterly reports, proxy statements and other information required by the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the Securities and Exchange Commission ("SEC"). You may read and copy any document we file at the SEC's public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549, USA. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC's internet site at http://www.sec.gov. Copies of these reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, Inc. ("NYSE"), 20 Broad Street, New York, New York 10005, USA.

        Our website is http://www.bearstearns.com. We make available free of charge on our website, via a link to the SEC's internet site at http://www.sec.gov, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and Forms 3, 4 and 5 filed on behalf of directors and executive officers and any amendments to such reports filed or furnished pursuant to the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

        In addition, we currently make available on http://www.bearstearns.com our most recent annual report on Form 10-K, our quarterly reports on Form 10-Q for the current fiscal year and our most recent proxy statement, although in some cases these documents are not available on our website as soon as they are available on the SEC's internet site. You will need to have on your computer the Adobe Acrobat Reader software to view these documents, which are in the .PDF format.

        The SEC allows us to "incorporate by reference" the information that we file with them, which means that we can disclose important information to you by referring you to the other information we have filed with the SEC. The information that we incorporate by reference is considered to be part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information.

        The following documents filed by us with the SEC pursuant to Section 13 of the Exchange Act (File No. 1-8989) and any future filings under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act made before the termination of the offering of the Notes are incorporated by reference:

  (i)
  the Annual Report on Form 10-K (including the portions of the Company's Annual Report to Stockholders and Proxy Statement incorporated by reference therein) for the fiscal year ended November 30, 2004;

  (ii)
  the Quarterly Reports on Form 10-Q for the fiscal quarters ended February 28, 2005, May 31, 2005 and August 31, 2005; and

  (iii)
  the Current Reports on Form 8-K dated December 21, 2004, December 28, 2004, January 5, 2005, January 6, 2005, January 20, 2005, January 25, 2005, February 2, 2005, February 23, 2005, March 16, 2005, March 28, 2005, April 8, 2005, April 26, 2005, April 28, 2005, May 20, 2005, June 15, 2005, June 20, 2005, June 21, 2005, July 11, 2005, July 20, 2005, July 27, 2005, August 15, 2005, September 8, 2005, September 15, 2005, September 21, 2005, September 21, 2005, September 30, 2005, October 24, 2005, October 31, 2005, November 23, 2005, December 9, 2005, December 15, 2005, December 27, 2005 and January 20, 2006.

        We will provide to you without charge, a copy of any or all documents incorporated by reference into this prospectus supplement except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). You may request copies by writing or telephoning us at our Investor Relations Department, The Bear Stearns Companies Inc., 383 Madison Avenue, New York, New York 10179, USA; telephone number (212) 272-2000. In addition, once the Notes are admitted to the Official List of the UK Listing Authority (as defined below), these documents will be available from Bear, Stearns International Limited in its capacity as listing agent for the Notes at its principal office at One Canada Square, London E14 5AD, England.

SUMMARY OF THE OFFERING

Issuer	The Bear Stearns Companies Inc.
Securities Offered	US $1,500,000,000 aggregate principal amount of Floating Rate Global Notes due January 31, 2011.
Specified Currency	The Notes will be denominated in US dollars and all payments on the Notes will be made in US dollars.
Offering Price	The Notes are being offered at a price of 100.000% of par.
Date of Original Issuance (Settlement Date)	January 31, 2006.
Maturity Date	January 31, 2011.
Interest Payment Dates	January 31, April 30, July 31, and October 31 in each year, beginning April 28, 2006.
Ranking
The Notes will be unsecured and will rank equally with all of our other unsecured and unsubordinated debt. Because we are a holding company, the Notes will be effectively subordinated to the claims of creditors of our subsidiaries. At August 31, 2005:
•
we had outstanding (on an unconsolidated basis) approximately $51.1 billion of debt and other obligations, including approximately $46.8 billion of unsecured senior debt and senior obligations and $4.2 billion of unsecured inter-company debt; and
•
our subsidiaries had outstanding (after elimination of inter-company items) approximately $228.4 billion of senior debt and other senior obligations (including $65.6 billion related to securities sold under repurchase agreements, $75.5 billion related to payables to customers, $32.6 billion related to financial instruments sold, but not yet purchased, and $54.7 billion of other liabilities, including $25.7 billion of debt).

Mandatory Redemption or Sinking Fund	None.
Optional Redemption	The Notes may only be redeemed prior to maturity if certain events involving US taxation occur. See "Redemption Upon Certain Tax Events" below.

Payment of Additional Amounts
Subject to the various exceptions and limitations set forth in this prospectus supplement, we will pay as additional interest or, as the case may be, principal on the Notes all such additional amounts that are necessary in order that the net payment by us or a paying agent of the principal of and interest on the Notes to a person that is not a "US person" for US federal income tax purposes, after deduction for any present or future tax, assessment or governmental charge of the United States or a political subdivision or taxing authority of the United States or in the United States, imposed by withholding with respect to the payment, will not be less than the amount provided in the Notes to be then due and payable. See "Description of the Notes—Payment of Additional Amounts" below.
Redemption Upon Certain Tax Events
If (a) as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under those laws) of the United States (or any political subdivision or taxing authority of the United States or in the United States), or any change in, or amendments to, the official position regarding the application or interpretation of these laws, regulations or rulings, which is announced or becomes effective on or after the date of this prospectus supplement, we determine that we will be or will become obligated to pay additional amounts as described in this prospectus supplement under the heading "Description of the Notes—Payment of Additional Amounts" below or (b) any act is taken by a taxing authority of the United States on or after the date of this prospectus supplement, whether that act is taken with respect to us or any affiliate, that results in a substantial probability that we will or may be required to pay such additional amounts, then we may, at our option, redeem, in whole but not in part, the Notes on any Interest Payment Date on not less than 30 nor more than 60 days' prior notice, at a redemption price equal to 100% of their principal amount, together with interest accrued on the Notes to the date fixed for redemption; provided that we determine, in our business judgment, that the obligation to pay such additional amounts cannot be avoided by the use of reasonable measures available to us, not including substitution of the obligor under the Notes. See "Description of the Notes—Redemption Upon Certain Tax Events" below.
Use of Proceeds
We will use the net proceeds before expenses from the sale of the Notes of approximately $1.495 billion for general corporate purposes. These purposes may include additions to working capital, the repayment of short-term and long-term debt and making investments in or extending credit to our subsidiaries.

Book-Entry Form
The Notes will be issued only in book-entry form. This means that we will not issue certificates to you. Instead, the Notes will be issued in the form of one or more fully registered global securities, which will be deposited with a custodian. The Notes will be registered in the name of Cede & Co., as the nominee for The Depository Trust Company ("DTC"). You will not receive a definitive note representing your interest. This form will be referred to as "book-entry only." You may elect to hold your interests in the global securities through either DTC (in the United States) or Clearstream Banking, société anonyme ("Clearstream") or Euroclear Bank S.A./N.V., as operator of the Euroclear System ("Euroclear") (in Europe). Interests will be held on behalf of the participants of Clearstream and Euroclear on the books of their respective depositaries. See "Book Entry Procedures and Settlement—Depositories for Global Securities" and "—Special Considerations for Global Securities" in the accompanying prospectus and "Description of the Notes—Book-Entry, Delivery and Form—Global Clearance and Settlement Procedures" below.
Events of Default	See "Description of Debt Securities—Events of Default" in the accompanying prospectus.
Limitation on Liens	See "Description of Debt Securities—Limitation on Liens" in the accompanying prospectus.
Listing
We will make application to the Financial Services Authority in its capacity as competent authority under the Financial Services and Markets Act 2000 (the "UK Listing Authority") for the Notes to be admitted to the official list of the UK Listing Authority (the "Official List") and to the London Stock Exchange plc (the "London Stock Exchange") for such Notes to be admitted to trading on the London Stock Exchange's market for listed securities. We cannot guarantee that our application will be approved, settlement of the Notes is not conditional on obtaining the listing and we are not required to maintain the listing. See "Underwriting" below.
Governing Law	New York.
Selling Restrictions	There are selling restrictions for certain jurisdictions, including the United Kingdom. See "Underwriting" below.

RATIO OF EARNINGS TO FIXED CHARGES

        Our ratio of earnings to fixed charges was 1.6 for the nine months ended August 31, 2005 and 2.4 for the nine months ended August 31, 2004. The ratio was calculated by dividing the sum of the fixed charges into the sum of the earnings before fixed charges and taxes on income. Fixed charges for purposes of the ratio consist of interest expense and interest factor in rents.

THE BEAR STEARNS COMPANIES INC.

        We are a holding company that, through our broker-dealer and international bank subsidiaries, principally Bear, Stearns & Co. Inc. ("Bear Stearns"), Bear, Stearns Securities Corp. ("BSSC"), Bear, Stearns International Limited ("BSIL") and Bear Stearns Bank plc ("BSB"), is a leading investment banking, securities and derivatives trading, clearance and brokerage firm serving corporations, governments, institutional and individual investors worldwide. BSSC, a subsidiary of Bear Stearns, provides professional and correspondent clearing services, in addition to clearing and settling customer transactions and certain of our proprietary transactions. In addition to conducting a substantial portion of our operating activities through certain of our regulated subsidiaries (Bear Stearns, BSSC, BSIL and BSB), we also conduct activities through the following wholly-owned subsidiaries: Bear Stearns Global Lending Limited, Custodial Trust Company, Bear Stearns Financial Products Inc., Bear Stearns Capital Markets Inc., Bear Stearns Credit Products Inc., Bear Stearns Forex Inc., EMC Mortgage Corporation and Bear Stearns Commercial Mortgage Inc.

        Our business includes:

  •
  market-making and trading in US government, government agency, corporate debt and equity, mortgage-related, asset-backed, municipal securities and high yield products;

  •
  trading in options, futures, foreign currencies, interest rate swaps and other derivative products;

  •
  securities, options and futures brokerage;

  •
  providing securities clearance services;

  •
  managing equity and fixed income assets for institutional and individual clients;

  •
  financing customer activities;

  •
  securities lending;

  •
  securities and futures arbitrage;

  •
  involvement in specialist activities on the NYSE, American Stock Exchange ("AMEX") and International Securities Exchange ("ISE");

  •
  underwriting and distributing securities;

  •
  arranging for the private placement of securities;

  •
  assisting in mergers, acquisitions, restructurings and leveraged transactions;

  •
  making principal investments in leveraged acquisitions;

  •
  engaging in commercial real estate activities;

  •
  investment management and advisory services; and

  •
  fiduciary, custody, agency and securities research services.

        Our business is conducted:

  •
  from our principal offices in New York City;

  •
  from domestic regional offices in Atlanta, Boston, Chicago, Dallas, Denver, Los Angeles, San Francisco and San Juan;

  •
  from representative offices in Beijing, Hong Kong, Sao Paulo and Shanghai; and

  •
  through international offices in Dublin, Hong Kong, London, Lugano, Milan, Singapore and Tokyo.

        We are incorporated in the State of Delaware. Our principal executive office is located at 383 Madison, New York, New York 10179, USA, and our telephone number is (212) 272-2000. Our internet address is http://www.bearstearns.com. Unless otherwise stated in this prospectus supplement, the terms "Company," "we," "us" and "our" refer to The Bear Stearns Companies Inc. and its subsidiaries.

Directors of the Company

        The following table sets forth certain information concerning the directors of the Company.

Name	Age as of January 31, 2005	Principal Occupation and Directorships Held	Year First Elected to Serve as Director of the Company

James E. Cayne	70	Chairman of the Board and Chief Executive Officer, the Company and Bear Stearns; member of the Executive Committee of the Company (the "Executive Committee"); member of the Board of Executives, New York Stock Exchange, Inc.	1985
Henry S. Bienen	65	President, Northwestern University	2004
Carl D. Glickman	78	Private Investor; Presiding Trustee and Chairman of the Executive Committee, Lexington Corporate Properties Trust	1985
Alan C. Greenberg	77	Chairman of the Executive Committee; Director, Viacom Inc.	1985
Donald J. Harrington	59	President, St. John's University; Director, The Reserve Fund, Reserve Institutional Trust, Reserve Tax-Exempt Trust, Reserve New York Tax-Exempt Trust and Reserve Special Portfolios Trust	1993
Frank T. Nickell	57	President and Chief Executive Officer, Kelso & Company; Director, BlackRock Inc. and Earle M. Jorgensen Company	1993
Paul A. Novelly	61	Chairman of the Board and Chief Executive Officer, Apex Oil Company, Inc.; Director, Intrawest Corporation, and Boss Holdings, Inc.	2002
Frederic V. Salerno	61	Former Vice Chairman and Chief Financial Officer, Verizon Communications Inc.; Director, Popular, Inc., Viacom Inc., Consolidated Edison, Inc., Akamai Technologies, Inc. and Gabelli Asset Management Inc.	1992
Alan D. Schwartz	54	President and Co-Chief Operating Officer, the Company and Bear Stearns; member of the Executive Committee	1987	(1)
Warren J. Spector	47	President and Co-Chief Operating Officer, the Company and Bear Stearns; member of the Executive Committee	1990	(1)

Name	Age as of January 31, 2005	Principal Occupation and Directorships Held	Year First Elected to Serve as Director of the Company

Vincent Tese	61	Chairman of Wireless Cable International Inc.; Director, Bowne & Co., Inc., Cablevision Systems Corporation, Mack-Cali Realty Corporation, NWH, Inc. and Gabelli Asset Management Inc.	1994
Wesley S. Williams, Jr.	62	President and Chief Operating Officer, Co-Chairman and Co-Chief Executive Officer, Lockhart Cos. Inc.; Presiding Independent Director, CarrAmerica Realty Corporation; Chairman, Board of Directors, National Prostate Cancer Coalition	2004

(1)
Did not serve as director during 1997 and 1998.

        Mr. Cayne became Chairman of the Board on June 25, 2001. Mr. Cayne has been Chief Executive Officer of the Company and Bear Stearns for more than the past five years. Prior to June 25, 2001, Mr. Cayne was President of the Company and Bear Stearns for more than the preceding five years.

        Mr. Bienen has been President of Northwestern University for more than the past five years.

        Mr. Glickman has been a private investor for more than the past five years. Mr. Glickman is also currently Chairman of the Compensation Committee of the Board of Directors of the Company.

        Mr. Greenberg has been Chairman of the Executive Committee for more than the past five years. Prior to June 25, 2001, Mr. Greenberg was Chairman of the Board of the Company for more than the preceding five years.

        Father Harrington has been the President of St. John's University for more than the past five years.

        Mr. Nickell has been President and Chief Executive Officer of Kelso & Company, a privately held merchant banking firm, for more than the past five years.

        Mr. Novelly has been Chairman of the Board and Chief Executive Officer of Apex Oil Company, Inc., a privately held company engaged in wholesale marketing, storage and distribution of petroleum products, for more than the past five years.

        Mr. Salerno was the Vice Chairman and Chief Financial Officer of Verizon Communications Inc. (formerly Bell Atlantic Corporation) until his retirement on September 30, 2002. Prior to June 2000, Mr. Salerno was the Senior Executive Vice President and Chief Financial Officer/Strategy and Business Development of Bell Atlantic Corporation. Prior to the merger of NYNEX Corp. ("NYNEX") and Bell Atlantic Corporation, Mr. Salerno was the Vice Chairman of the Board of NYNEX for more than five years. Mr. Salerno is also currently Chairman of the Nominating Committee of the Board of Directors of the Company.

        Mr. Schwartz became President and Co-Chief Operating Officer of the Company and Bear Stearns on June 25, 2001. From June 30, 1999 to June 24, 2001, Mr. Schwartz was Executive Vice President of Bear Stearns. Prior to June 30, 1999, Mr. Schwartz was Executive Vice President of the Company and of Bear Stearns for more than the preceding five years.

        Mr. Spector became President and Co-Chief Operating Officer of the Company and Bear Stearns on June 25, 2001. From June 30, 1999 to June 24, 2001, Mr. Spector was an Executive Vice President

of Bear Stearns. Prior to June 30, 1999, Mr. Spector was Executive Vice President of the Company and of Bear Stearns for more than the preceding five years.

        Mr. Tese has been Chairman of Wireless Cable International Inc. for more than five years. Mr. Tese is currently Chairman of the Audit Committee, the Corporate Governance Committee and the Qualified Legal Compliance Committee of the Board of Directors of the Company.

        Mr. Williams had been a partner of the law firm of Covington & Burling for more than five years prior to his retirement on January 1, 2005. He has been President and Chief Operating Officer since 2004, Co-President and Co-Chief Operating Officer from 2003 to 2004, and Co-Chairman and Co-Chief Executive Officer for more than five years, of Lockhart Cos. Inc., a 24-company conglomerate of real estate, insurance and consumer finance companies operating in the Eastern Caribbean. Prior to his retirement on January 1, 2005, Mr. Williams had been Chairman from 2003 through 2004, Deputy Chairman from 2001 through 2002, and a member of the Board of Directors for more than five years, of the Federal Reserve Bank of Richmond. Mr. Williams has also been Chairman since 2004, and a member of the Board of Directors for more than five years, of the National Prostate Cancer Coalition.

        There is no family relationship among any of the directors or executive officers.

        All directors hold office until our next Annual Meeting of Stockholders or until their successors have been duly elected and qualified. Officers serve at the discretion of the Board of Directors.

        The business address for each director is 383 Madison Avenue, New York, New York 10179, USA.

USE OF PROCEEDS

        We will use the net proceeds before expenses from the sale of the Notes of approximately $1.495 billion for general corporate purposes. These purposes may include additions to working capital, the repayment of short-term and long-term debt and making investments in or extending credit to our subsidiaries.

CAPITALIZATION

        The following table sets forth our unaudited consolidated capitalization as of August 31, 2005, and as adjusted to give effect to the offering of the Notes. It is important that you read the following information along with the unaudited condensed consolidated financial statements and notes thereto incorporated by reference in this prospectus supplement and the accompanying prospectus. See "Where You Can Find More Information" and "General Information."

	August 31, 2005*
	Actual	As Adjusted
	(In thousands)
Short-Term Borrowings:
Bank Loans and Other Borrowings	$11,346,658	$11,346,658
Commercial Paper	7,103,794	7,103,794
Medium-Term Notes	3,000	3,000

Total Short-Term Borrowing	18,453,452	18,453,452

Long-Term Borrowings:
Floating Rate Notes due 2007 to 2011(1)	2,717,999	4,217,999
Fixed Rate Senior Notes due 2005 to 2018; interest rates ranging from 2.88% to 7.8%	11,867,888	11,867,888
Medium-Term Notes and Other Borrowings	27,603,756	27,603,756

Total Long-Term Borrowings	42,189,643	43,689,643

Stockholders' Equity:
Preferred Stock, $1.00 par value; Series E, F and G, 10,000,000 shares authorized; 7,446,525 shares issued	372,326	372,326
Common Stock, $1.00 par value; 500,000,000 shares authorized; 184,805,848 shares issued	184,806	184,806
Paid-in Capital	3,886,023	3,886,023
Retained Earnings	7,121,425	7,121,425
Employee Stock Compensation Plans	2,102,847	2,102,847
Unearned Compensation	(121,381)	(121,381)
Treasury Stock: Common Stock, 71,812,616 shares	(3,665,000)	(3,665,000)

Total Stockholders' Equity	9,881,046	9,881,046

Total Short-Term Borrowings, Long-Term Borrowings and Stockholders' Equity	$70,524,141	$72,024,141

*
Certain information regarding the Company's results of operations for the three and twelve months ended November 30, 2005 is contained in the Company's Current Report on Form 8-K dated December 15, 2005, which is incorporated herein by reference.

(1)
As adjusted to give effect to the offering of the Notes due January 31, 2011.

SELECTED CONSOLIDATED FINANCIAL DATA

        The financial data in the following table for the nine months ended August 31, 2005 and August 31, 2004 has been derived from our unaudited condensed consolidated financial statements for those periods. The financial data in the following table for the fiscal years ended November 30, 2004, November 30, 2003, November 30, 2002, November 30, 2001 and November 30, 2000 has been derived from information contained in or incorporated by reference into our Annual Reports on Form 10-K. See "Where You Can Find More Information" and "General Information."

	Nine Months Ended
	August 31, 2005*	August 31, 2004
	(In thousands, except common share data and other data)
Results:
Revenues	$8,371,343	$6,039,596
Interest Expense	2,847,851	1,055,370

Revenues, net of interest expense	5,523,492	4,984,226

Non-interest expenses:
Employee compensation and benefits	2,680,668	2,452,239
Non-compensation expenses	1,221,902	1,045,654

Total non-interest expenses	3,902,570	3,497,893

Income before provision for income taxes	1,620,922	1,486,333
Provision for income taxes	565,702	494,206

Net income	$1,055,220	$992,127

Net income applicable to common shares	$1,036,351	$970,671

Financial Position:
Total assets	$284,526,688	$237,329,219
Long-term borrowings	$42,189,643	$33,500,199
Stockholders' equity	$9,881,046	$8,067,519
Common Share Data:
Basic earnings per share	$8.22	$7.97
Diluted earnings per share	$7.42	$7.16
Cash dividends declared per common share	$0.75	$0.60
Book value per common share	$67.18	$55.13
Common shares outstanding (1)	146,341,980	144,052,137
Other Data:
Return on average common equity (annualized)	16.1%	18.9%
Profit margin (2)	29.3%	29.8%
Employees	11,498	10,715

*
Certain information regarding the Company's results of operations for the three and twelve months ended November 30, 2005 is contained in the Company's Current Report on Form 8-K dated December 15, 2005, which is incorporated herein by reference.

(1)
Common shares outstanding include units issued under certain stock compensation plans which will be distributed as shares of common stock.

(2)
Represents the ratio of income before provision for income taxes to revenues, net of interest expense.

	Fiscal Year Ended November 30,
	2004	2003	2002	2001	2000
	(In thousands, except common share data and other data)
Results:
Revenues	$8,421,902	$7,395,444	$6,890,816	$8,701,033	$10,247,964
Interest expense	1,609,019	1,400,953	1,762,580	3,793,998	4,772,286

Revenues, net of interest expense	6,812,883	5,994,491	5,128,236	4,907,035	5,475,678

Non-interest expenses:
Employee compensation and benefits	3,253,862	2,880,695	2,508,197	2,528,852	2,788,638
Non-compensation expenses	1,536,867	1,341,527	1,309,076	1,443,739	1,515,517

Total non-interest expenses	4,790,729	4,222,222	3,817,273	3,972,591	4,304,155

Income before provision for income taxes and cumulative effect of change in accounting principle	2,022,154	1,772,269	1,310,963	934,444	1,171,523
Provision for income taxes	677,421	615,863	432,618	309,479	398,340

Income before cumulative effect of change in accounting principle	1,344,733	1,156,406	878,345	624,965	773,183
Cumulative effect of change in accounting principle, net of tax(1)	—	—	—	(6,273)	—

Net income	$1,344,733	$1,156,406	$878,345	$618,692	$773,183

Net income applicable to common shares	$1,316,661	$1,125,031	$842,739	$579,579	$734,070

Financial Position:
Total assets	$255,949,894	$212,168,110	$184,854,423	$185,530,228	$168,631,602
Long-term borrowings	$36,843,277	$29,430,465	$23,681,399	$23,429,054	$20,095,888
Guaranteed Preferred Beneficial Interests in Company Subordinated Debt Securities(2)	—	$562,500	$562,500	$762,500	$500,000
Stockholders' equity	$8,990,872	$7,470,088	$6,382,083	$5,628,527	$5,654,288
Common Share Data:
Basic earnings per share	$10.88	$9.44	$7.00	$4.49	$5.37
Diluted earnings per share	$9.76	$8.52	$6.47	$4.27	$5.35
Cash dividends declared per common share	$0.85	$0.74	$0.62	$0.60	$0.55
Book value per common share	$59.13	$48.69	$39.94	$33.84	$31.51
Common shares outstanding(3)	144,484,099	142,369,836	145,591,496	146,465,210	158,039,960
Other Data:
Return on average common equity	19.1%	20.2%	18.1%	13.7%	19.1%
Profit margin(4)	29.7%	29.6%	25.6%	19.0%	21.4%
Employees	10,961	10,532	10,574	10,452	11,201

(1)
At December 1, 2000, the Company recognized a cumulative after-tax loss of $6.3 million as a result of adopting Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities."

(2)
In accordance with FIN No. 46 (R), the Company has deconsolidated Bear Stearns Capital Trust III effective beginning with the quarter ended February 29, 2004. As a result, the Debentures issued by the Company to Bear Stearns Capital Trust III are included within long-term borrowings. The $262.5 million of Preferred Securities issued by Capital Trust III is still outstanding, providing the funding for such Debentures. The Preferred Securities issued by Capital Trust III are no longer included in the Company's Consolidated Statements of Financial Condition. As of November 30, 2003 and 2002, Guaranteed Preferred Beneficial Interests in Company Subordinated Debt Securities consists of $300 million of Preferred Securities issued by Bear Stearns Capital Trust II and $262.5 million of Preferred Securities issued by Bear Stearns Capital Trust III. As of November 30, 2001, Guaranteed Preferred Beneficial Interests in Company Subordinated Debt Securities consists of $200 million of Capital Securities issued by Bear Stearns Capital Trust I, $300 million of Preferred Securities issued by Bear Stearns Capital Trust II and $262.5 million of Preferred Securities issued by Bear Stearns Capital Trust III. As of November 30, 2000, Guaranteed Preferred Beneficial Interests in Company Subordinated Debt Securities consists of $200 million of Capital Securities issued by Bear Stearns Capital Trust I and $300 million of Preferred Securities issued by Bear Stearns Capital Trust II.

(3)
Common shares outstanding include units issued under certain stock compensation plans which will be distributed as shares of common stock.

(4)
Represents the ratio of income before provision for income taxes to revenues, net of interest expense.

DESCRIPTION OF THE NOTES

        The following discussion of the terms of the Notes and the Indenture supplements the general terms and provisions of the debt securities contained in the accompanying prospectus under the heading "Description of Debt Securities" and identifies any general terms and provisions described in the accompanying prospectus that will not apply to the Notes.

        You can find the definitions of certain capitalized terms used in this section under "Description of Debt Securities" in the accompanying prospectus. For purposes of this section only, references to "we," "us" and "our" include only The Bear Stearns Companies Inc. and not its subsidiaries. We will issue the Notes under the Indenture, dated as of May 31, 1991, as supplemented by the First Supplemental Indenture, dated January 29, 1998 (as supplemented, the "Indenture"), between us and JPMorgan Chase Bank, N.A. (formerly, The Chase Manhattan Bank), as trustee (the "Trustee").

        The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. A copy of the Indenture has been filed as an exhibit to the Registration Statement and is available as set forth under "Where You Can Find More Information" and "General Information."

        The following description along with the description in the accompanying prospectus is a summary of the material provisions of the Indenture. It does not restate the Indenture in its entirety. We urge you to read the Indenture because it, and not these descriptions, defines your rights as a holder of the Notes (a "Holder").

Brief Description of the Notes

        The Notes will:

  •
  be a single series of our debt securities under the Indenture;

  •
  be our unsecured senior debt;

  •
  rank equally with all of our other unsecured and unsubordinated debt;

  •
  only be redeemable before their maturity if certain events involving US taxation occur as discussed under "—Redemption Upon Certain Tax Events";

  •
  be subject to defeasance in compliance with the Indenture, see "Description of Debt Securities—Defeasance" in the accompanying prospectus; and

  •
  be issued in denominations of $1,000 increased in multiples of $1,000.

        Because we are a holding company, the Notes will be effectively subordinated to the claims of creditors of our subsidiaries. At August 31, 2005:

  •
  we had outstanding (on an unconsolidated basis) approximately $51.1 billion of debt and other obligations, including approximately $46.8 billion of unsecured senior debt and senior obligations and $4.2 billion of unsecured inter-company debt; and

  •
  our subsidiaries had outstanding (after elimination of inter-company items) approximately $228.4 billion of senior debt and other senior obligations (including $65.6 billion related to securities sold under repurchase agreements, $75.5 billion related to payables to customers, $32.6 billion related to financial instruments sold, but not yet purchased, and $54.7 billion of other liabilities, including $25.7 billion of debt).

        You should refer to "Certain US Federal Income Tax Considerations" for a discussion of certain federal income tax considerations to you as a Holder.

Principal, Maturity and Interest

        The Notes will be issued in the offering and will mature on January 31, 2011. We may, without your consent, issue additional notes having the same ranking and the same interest rate, maturity and other terms as the Notes. Any of these additional notes, together with the Notes described in this prospectus supplement will constitute a single series of debt securities under the Indenture. However, no additional notes may be issued if an Event of Default has occurred and is continuing with respect to the Notes.

        Interest on the Notes will accrue at a rate per annum equal to three-month LIBOR plus a margin of 0.23%. Interest on the Notes will be paid every three months on each January 31, April 30, July 31 and October 31, beginning on April 28, 2006 (which first payment includes interest from the date of issuance), to the persons who are registered Holders at the close of business on the January 15, April 15, July 15 and October 15 immediately before the applicable interest payment date. If any interest payment date is not a Business Day, the interest payment will be made on the next Business Day, and the Holder is not entitled to any additional interest for the delay. If such next Business Day falls in the next calendar month, principal or interest will be paid on the preceding day that is a Business Day.

        LIBOR will be determined by JPMorgan Chase Bank, N.A., as calculation agent (the "Calculation Agent"), for each applicable Interest Period in accordance with the following provisions:

          (1) For each applicable Interest Period, LIBOR will be determined on the applicable Interest Determination Date on the basis of the offered rate for deposits of US dollars having a maturity of three months, commencing on the second London Banking Day immediately following such Interest Determination Date, which appears on Telerate page 3750 (or such other page as may replace Telerate page 3750 for the purpose of displaying London interbank rates of major banks), as of 11:00 A.M., London time, on such Interest Determination Date. If no such rate appears on Telerate page 3750 (or such other page as may replace such page), LIBOR in respect of such Interest Determination Date will be determined as if the parties had specified the rate described in (2) below.

          (2) On any applicable Interest Determination Date on which no offered rates for deposits of US dollars having a maturity of three months appear on Telerate page 3750 (or such other page as may replace such page) as described in (1) above, LIBOR will be determined on the basis of the rates at approximately 11:00 A.M., London time, on such Interest Determination Date at which deposits in US dollars having a maturity of three months commencing on the second London Banking Day immediately following such Interest Determination Date are offered by four major banks in the London interbank market selected by the Calculation Agent to prime banks in the London interbank market and in a principal amount of not less than US$1,000,000 that is representative of a single transaction in such market at such time. The Calculation Agent will request the principal London office of each such bank to provide a quotation of its rate. If at least two such quotations are provided, LIBOR for such Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR for such Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., New York City time, on such Interest Determination Date by three major banks in New York City, selected by the Calculation Agent for loans in US dollars to leading European banks, having a maturity of three months commencing on the second London Banking Day immediately following such Interest Determination Date and in a principal amount of not less than US$1,000,000 that is representative for a single transaction in such market at such time. Finally, if the three banks selected by the Calculation Agent are not quoting as mentioned above, LIBOR will remain LIBOR then in effect on such Interest Determination Date.

        The following terms have the following meanings:

        "Business Day" means any day that (a) is not a Saturday or Sunday, (b) in New York, New York, is not a day on which banking institutions generally are authorized or required by law or executive order to close, and (c) is also a London Banking Day.

        "London Banking Day" means any day on which dealings or deposits in US dollars are transacted in the London interbank market.

        "Interest Determination Date" for any Interest Period means the second London Banking Day preceding the Interest Reset Date for such Interest Period.

        "Interest Period" means the period beginning on and including the most recent interest payment date and ending on but excluding the next interest payment date (with the first such period commencing on and including January 31, 2006 and ending on but excluding April 30, 2006).

        "Interest Reset Date" means the interest payment date on which an Interest Period commences. If any Interest Reset Date is not a Business Day, then the Interest Reset Date will be postponed to the next succeeding Business Day except that if such Business Day is in the next succeeding calendar month, such Interest Reset Date will be the next preceding Business Day.

        Interest on the Notes will accrue during the applicable Interest Period. Interest will be computed by multiplying (1) the face amount of a Note by (2) an accrued interest factor computed by multiplying (a) the per annum rate of interest for the applicable Interest Period by (b) a fraction (x) the numerator of which is the actual number of days elapsed in that Interest Period and (y) the denominator of which is 360. The Notes will not be entitled to the benefit of any mandatory sinking fund.

        All percentages resulting from any calculations on the Notes will be rounded, if necessary, to the nearest one hundred-thousandth of a percent, with five one-millionths of a percent being rounded upward (for example, 6.876545% (or .06876545) being rounded to 6.87655% (or .0687655) and 6.876544% (or .06876544) being rounded to 6.87654% or (.0687654)), and all US dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upward).

        The interest rate on the Notes will not be higher than the maximum rate permitted by New York law, as modified by federal law. Current New York law provides a maximum interest rate of 25% per annum. This limit does not apply to Notes with principal amounts of more than $2,500,000.

Principal Paying Agent, Paying Agents, Registrar and Transfer Agent

        JPMorgan Chase Bank, N.A. (formerly, The Chase Manhattan Bank), the Trustee under the Indenture, will initially act as the principal office or agency where Notes may be presented for payment (the "Principal Paying Agent"). We have also agreed that as long as the Notes are listed on the London Stock Exchange and its rules require, we will appoint and maintain a transfer agent and paying agent in London. We have appointed JPMorgan Chase Bank, N.A. (formerly, The Chase Manhattan Bank) to serve as registrar (the "Registrar") under the Indenture. The terms "paying agent" and "transfer agent" include the Principal Paying Agent and the Registrar and any additional or successor agents appointed by us. The names of the initial Paying Agents and Transfer Agents and their initial specified offices are set out below.

Methods of Receiving Payments on the Notes

        The Principal Paying Agent will pay interest to DTC, or its nominee, by wire transfer of same day funds for credit to the accounts of DTC's participants and subsequent distribution to the beneficial owners of the Notes, or, if the Notes are issued in certificated form under the circumstances described below in "—Book-Entry, Delivery and Form—Definitive Notes," the Principal Paying Agent will pay the registered Holder of the Notes against presentation and surrender by such Holder of its Note to any paying agent, by US dollar check drawn on a bank in New York City and mailed on the business day immediately before the interest due date.

Payment of Additional Amounts

        Subject to the various exceptions and limitations set forth below, we will pay as additional interest or principal, as the case may be, on the Notes, all such additional amounts that are necessary in order that the net payment by us or a paying agent of the principal of and interest on the Notes to a person that is not a "US person" for US federal income tax purposes, after deduction for any present or future tax, assessment or governmental charge of the United States or a political subdivision or taxing authority thereof or therein, imposed by withholding with respect to the payment, will not be less than the amount provided in the Notes to be then due and payable. However, the obligation to pay additional amounts shall not apply:

          (1) to a tax, assessment or governmental charge that is imposed or withheld solely by reason of the Holder, or a fiduciary, settlor, beneficiary, member or shareholder of the Holder, if the Holder is an estate, trust, partnership or corporation for federal income tax purposes, or a person holding a power over such an estate, trust, partnership or corporation, or a person holding a power over such an estate or trust administered by a fiduciary holder, being considered as:

            (a) being or having been present or engaged in a trade or business in the United States or having or having had a permanent establishment in the United States;

            (b) having a current or former connection with the United States, including a connection as a citizen or resident thereof;

            (c) being or having been a foreign or domestic personal holding company, a passive foreign investment company or a controlled foreign corporation with respect to the United States or a corporation that has accumulated earnings to avoid United States federal income tax;

            (d) being or having been a private foundation or other tax-exempt organization;

            (e) being or having been a "10-percent shareholder" of the Company as defined in Section 871(h)(3) of the United States Internal Revenue Code or any successor provision; or

            (f) being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;

          (2) to any Holder that is not the sole beneficial owner of the Notes, or a portion thereof, or that is a fiduciary or partnership, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or member of the partnership would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

          (3) to a tax, assessment or governmental charge that is imposed or withheld solely by reason of the failure of the Holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the Holder or beneficial owner of such Note, if compliance is required by statute or regulation of the United States or of any political subdivision or taxing authority thereof or therein, or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge;

          (4) to a tax, assessment or governmental charge that is imposed otherwise than by withholding by us or a paying agent from payments on or in respect of a Note;

          (5) to a tax, assessment or governmental charge that is imposed or withheld by reason of the presentation by or on behalf of the beneficial owner of any Note for payment on a date more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

          (6) to an estate, inheritance, gift, sales, excise, transfer, wealth or personal property tax or a similar tax, assessment or governmental charge;

          (7) to any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on any Note, if such payment can be made without such withholding by any other paying agent; or

          (8) in the case of any combination of any of the above items;

nor shall additional amounts be paid with respect to any payment on a Note to a Holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the United States (or any political subdivision thereof) to be included in the income, for tax purposes, of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to the additional amounts had such beneficiary, settlor, member or beneficial owner held its interest in the Note directly.

        The Notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation that is applicable to them. Except as specifically provided under this heading "—Payment of Additional Amounts" and under the heading "—Redemption Upon Certain Tax Events," we are not required to make any payments with respect to any tax, assessment or governmental charge imposed by any government or a political subdivision or taxing authority thereof or therein.

Redemption Upon Certain Tax Events

        If,

          (a) as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States (or any political subdivision or taxing authority thereof or therein), or any change in, or amendment to, the official position regarding the application or interpretation of such laws, regulations or rulings, which is announced or becomes effective on or after the date of this prospectus supplement, we determine that we will be or will become obligated to pay additional amounts as described in this prospectus supplement under the heading "—Payment of Additional Amounts"; or

          (b) any act is taken by a taxing authority of the United States on or after the date of this prospectus supplement, whether such act is taken with respect to us or any affiliate, that results in a substantial probability that we will or may be required to pay such additional amounts;

then we may, at our option, redeem, as a whole, but not in part, the Notes on any Interest Payment Date on not less than 30 nor more than 60 days' prior notice, at a redemption price equal to 100% of their principal amount, together with interest accrued thereon to the date fixed for redemption; provided that we determine, in our business judgment, that the obligation to pay such additional amounts cannot be avoided by the use of reasonable measures available to us, not including substitution of the obligor under the Notes. No redemption pursuant to clause (b) above may be made unless we have delivered to the Trustee a written opinion of independent legal counsel of recognized legal standing to the effect that an act taken by a taxing authority of the United States has resulted or will result in a substantial probability that we will or may be required to pay the additional amounts described herein under the heading "—Payment of Additional Amounts" and that we are therefore entitled to redeem the Notes pursuant to their terms.

Unclaimed Amounts

        The Indenture provides that any payments in respect of principal and any interest remaining that are unclaimed for two years after their due date will be paid to us, and the Holder of the Note will after that time look, as an unsecured creditor, only to us for payment of those amounts.

Notices

        All notices regarding the Notes will be valid if published (i) in a leading English language daily newspaper of general circulation in London, and (ii) in a leading English language daily newspaper of general circulation in New York. However, it is expected that that publication will be made in (i) the Financial Times or another daily newspaper in London approved by the Trustee or, if this is not possible, in one other English language daily newspaper approved by the Trustee with general circulation in Europe, and (ii) The Wall Street Journal (Eastern Edition) in New York. Any notice will be deemed to have been given on the date of the first publication in all the relevant newspapers.

        Until the time any definitive Notes are issued under the circumstances described below in "—Book-Entry, Delivery and Form—Definitive Notes," and as long as the Global Securities are held in their entirety on behalf of Euroclear and/or Clearstream and DTC, publication in the specified newspapers may be replaced with the delivery of the relevant notice to Euroclear and/or Clearstream and DTC for communication by them to the Holders of the Notes. Any notice shall be deemed to have been given to the Holders of the Notes on the seventh day after the day on which the notice was given to Euroclear and/or Clearstream or DTC.

Book-Entry, Delivery and Form

        The Notes will be issued only in book-entry form. This means that we will not issue certificates to you. Instead, the Notes will be issued in the form of one or more fully registered global notes (the "Global Securities"), which will be deposited with a custodian. The Notes will be registered in the name of Cede & Co., as the nominee for DTC. You will not receive a definitive note representing your interest. This form will be referred to as "book-entry only."

        You may elect to hold your interests in the Global Securities either through DTC (in the United States) or through Clearstream or Euroclear (in Europe). Interests will be held on behalf of Clearstream and Euroclear participants on the books of their respective depositaries.

  Denominations

        Beneficial interests in the Global Securities will be held in denominations of $1,000 increased in multiples of $1,000. Except as set forth below, the Global Securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

  DTC Services

        DTC has informed us that DTC is:

  •
  a limited purpose trust company organized under the New York Banking Law;

  •
  a "banking organization" within the meaning of the New York Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

  •
  a "clearing agency" under Section 17A of the Securities Exchange Act of 1934.

        DTC holds securities that its participants ("DTC Participants") deposit with DTC. DTC Participants include both United States and non-United States securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC also facilitates the post-trade settlement among these DTC Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Participants, which eliminates the need for physical movement of securities certificates.

        DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC, in turn, is owned by a number of DTC Participants and members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation, also subsidiaries of DTCC, as well as by The New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both United States and non-United States securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. The DTC rules applicable to its Participants are on file with the SEC.

        A further description of DTC and DTC's procedures with respect to the Global Securities is set forth in the accompanying prospectus under "Book-Entry Procedures and Settlement—Depositories for Global Securities" and "—Special Considerations for Global Securities."

  Clearstream and Euroclear Services

        Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations ("Clearstream Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry charges in accounts of Clearstream Participants, which eliminates the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.

        Conducting business in the domestic markets of several countries as a professional depositary, Clearstream is regulated by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include some of the Underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

        Distributions with respect to the Notes that are held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, and to the extent received by the US depositary for Clearstream.

        Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System is owned by Euroclear Clearance System Public Limited Company ("ECSplc") and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium (the "Euroclear Operator").

        The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries.

        The Euroclear Operator provides Euroclear Participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing and related services.

        Non-participants of Euroclear may hold and transfer book-entry interests in securities through accounts with a direct Euroclear Participant or any other securities intermediary that holds a book-entry interest in securities through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator.

        The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Euroclear Terms and Conditions"). The Euroclear Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.

        All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

        Distributions with respect to Notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Euroclear Terms and Conditions, to the extent received by the US depositary for Euroclear.

  Definitive Notes

        Definitive Notes may be issued upon:

          (i) Euroclear and/or Clearstream being closed for a continuous period of 14 days (other than by reason of public holidays); and/or

          (ii) in the limited circumstances set forth in "Book-Entry Procedures and Settlement—Certificates in Registered Form" in the accompanying prospectus.

        If definitive Notes are issued, payment of principal of and interest on the Notes will be made as set forth under "—Methods of Receiving Payments on the Notes" above. Definitive Notes can be transferred by presentation for registration to the Registrar or other transfer agent at any of their specified offices and must be duly endorsed by the holder or his attorney duly authorized in writing, or accompanied by a written instrument or instruments of transfer in form satisfactory to us or the Trustee duly executed by the holder or his attorney duly authorized in writing. We may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of definitive Notes.

        For the purposes of this description, "business day" means any day, other than a Saturday or Sunday, that is not a day on which banks are authorized or required by law or regulation to close in New York and, where definitive Notes have been issued, the relevant place of presentation.

  Global Clearance and Settlement Procedures

        Initial settlement for the Notes will be made in same day funds. Secondary market trading and transfers within DTC, Clearstream or Euroclear, as the case may be, will be made in accordance with the usual rules and operating procedures of those systems. Secondary market trading between DTC

Participants will occur in the ordinary way in accordance with DTC rules and will be settled in same day funds using DTC's Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in registered form in same day funds.

        Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

        Trading between DTC Purchasers and Sellers.    Secondary market trading between DTC Participants will be settled using the procedures applicable to global bonds in same-day funds.

        Trading between Euroclear and/or Clearstream Participants.    Secondary market trading between Euroclear Participants and/or Clearstream Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

        Trading between DTC Seller and Euroclear or Clearstream Purchaser.    When Notes are to be transferred from the account of a DTC Participant to the account of a Euroclear or Clearstream Participant, the purchaser will send instructions to Euroclear or Clearstream through a Euroclear or Clearstream Participant, as the case may be, at least one business day before settlement. Euroclear or Clearstream will instruct its respective depositary to receive those Notes against payment. Payment for the Notes will then be made by the depositary to the DTC Participant's account against delivery of the Notes. After settlement has been completed, the Notes will be credited to the respective clearing systems, and by the clearing system, in accordance with its usual procedures, to the Euroclear or Clearstream Participant's account. The securities credit will appear the next day (European time) and the cash debit will be back-valued to the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date and the trade fails, the Euroclear or Clearstream cash debit will be valued as of the actual settlement date.

        Euroclear and Clearstream Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit. However, under this approach, DTC Participants may take on credit exposure to Euroclear and Clearstream until the interests in the Global Security are credited to their accounts one day later.

        As an alternative, if Euroclear or Clearstream has extended a line of credit to a Euroclear or Clearstream Participant, as the case may be, that Participant may elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear or Clearstream Participants purchasing Notes would incur overdraft charges for one day, assuming they cleared the overdraft when the Notes were credited to their accounts. However, interest on the Notes would accrue from the value date. Therefore, in many cases the investment income on Notes earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Participant's particular cost of funds.

        Since the settlement occurs during New York business hours, DTC Participants can employ their usual procedures for transferring global bonds to the respective depositaries of Euroclear or Clearstream for the benefit of Euroclear or Clearstream Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC seller, a cross-market sale transaction will settle no differently than a trade between two DTC Participants.

        Trading between Euroclear or Clearstream Seller and DTC Purchaser.    Because the time zone difference operates in their favor, Euroclear and Clearstream Participants may employ their customary procedures for transactions in which Notes are to be transferred by the respective clearing system, through its respective depositary, to a DTC Participant. The seller will send instructions to Euroclear or Clearstream through a Euroclear or Clearstream Participant at least one business day before settlement. In these cases, Euroclear or Clearstream will instruct its respective depositary to credit the Notes to the DTC Participant's account against payment. The payment will then be reflected in the account of the Euroclear or Clearstream Participant on the following day, and receipt of the cash proceeds in the Euroclear or Clearstream Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York).

        If the Euroclear or Clearstream Participant has a line of credit in its respective clearing system and elects to be in a debt position in anticipation of receipt of the sale proceeds in its account, the back-valuation may substantially reduce or offset any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (that is, the trade fails), receipt of the cash proceeds in the Euroclear or Clearstream Participant's account would instead be valued as of the actual settlement date.

        Finally, day traders that use Euroclear or Clearstream to purchase Notes from DTC Participants for delivery to Euroclear or Clearstream Participants should note that these trades automatically fail on the sale side unless some form of affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

          (i) borrowing through Euroclear or Clearstream for one day (until the purchase side of the day trade is reflected in their Euroclear or Clearstream accounts) in accordance with the clearing system's customary procedures;

          (ii) borrowing the Notes in the United States from a DTC Participant no later than one day before settlement, which would give the Notes sufficient time to be reflected in their Euroclear or Clearstream account in order to settle the sale side of the trade; or

          (iii) staggering the value date for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day before the value date for the sale to the Euroclear or Clearstream Participant.

        Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, Clearstream and Euroclear, they are not obligated to perform or continue to perform these procedures. As a result, these procedures may be discontinued at any time.

        The information in this section concerning DTC, Clearstream, Euroclear and their book-entry systems has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy of this information. We are not responsible for DTC's, Clearstream's, Euroclear's or their participants' performance of their respective obligations, as they are described above or under the rules and procedures governing their respective operations.

DESCRIPTION OF THE COMPANY

General Development of the Business

        The Bear Stearns Companies Inc. was incorporated under the laws of the State of Delaware on August 21, 1985. We are a holding company that through our broker-dealer and international bank subsidiaries, principally Bear Stearns, BSSC, BSIL and BSB, is a leading investment banking, securities and derivatives trading, clearance and brokerage firm serving corporations, governments, institutional and individual investors worldwide. BSSC, a subsidiary of Bear Stearns, provides professional and correspondent clearing services, in addition to clearing and settling customer transactions and certain of our proprietary transactions. We succeeded on October 29, 1985 to the business of Bear, Stearns & Co., a New York limited partnership (the "Partnership"). In addition to conducting a substantial portion of our operating activities through certain of our regulated subsidiaries (Bear Stearns, BSSC, BSIL and BSB), we also conduct significant activities through other wholly-owned subsidiaries including: Bear Stearns Global Lending Limited, Custodial Trust Company, Bear Stearns Financial Products Inc., Bear Stearns Capital Markets Inc., EMC Mortgage Corporation, Bear Stearns Commercial Mortgage Inc., Bear Stearns Credit Products Inc. and Bear Stearns Forex Inc. As used in this section, "we," "us" or "our" refers (unless the context requires otherwise) to The Bear Stearns Companies Inc., its subsidiaries and the prior business activities of the Partnership. Unless otherwise noted, all information contained in this section is as of November 30, 2004.

Financial Information about Industry Segments

        We are primarily engaged in business as a securities broker and dealer operating in three principal segments: Capital Markets, Global Clearing Services and Wealth Management. These segments are analyzed separately due to the distinct nature of the products they provide and the clients they serve. Certain Capital Markets products are distributed by the Wealth Management and Global Clearing Services distribution networks, with the related revenues of such intersegment services allocated to the respective segments.

        The Capital Markets segment comprises the institutional equities, fixed income and investment banking areas. The Capital Markets segment operates as a single integrated unit that provides the sales, trading and origination effort for various fixed income, equity and advisory products and services. Each of the three businesses works in tandem to deliver these services to institutional and corporate clients. Institutional equities consists of sales, trading and research, in areas such as domestic and international equities, block trading, convertible bonds, over-the-counter ("OTC") equities, equity derivatives, risk and convertible arbitrage and through a majority owned subsidiary, the NYSE, AMEX and ISE specialist activities. Fixed income includes sales, trading and research provided to institutional clients across a variety of products such as mortgage- and asset-backed securities, corporate and government bonds, municipal bonds, high yield products, foreign exchange and interest rate and credit derivatives. Investment banking provides services in capital raising, strategic advice, mergers and acquisitions and merchant banking. Capital raising encompasses our underwriting of equity, investment-grade, municipal and high yield debt products.

        The Global Clearing Services segment provides execution, clearing, margin lending and securities borrowing to facilitate customer short sales to clearing clients worldwide. Prime brokerage clients include hedge funds and clients of money managers, short sellers, arbitrageurs and other professional investors. Fully disclosed clients engage in either the retail or institutional brokerage business. At November 30, 2004, we held approximately $247.5 billion of equity in Global Clearing Services client accounts.

        The Wealth Management segment is composed of the Private Client Services ("PCS") and asset management areas. PCS provides high-net-worth individuals with an institutional level of investment service, including access to our resources and professionals. At November 30, 2004, PCS had

473 account executives in its principal office, six regional offices and two international offices. Asset management manages equity, fixed income and alternative assets for corporate pension plans, public systems, endowments, foundations, multi-employer plans, insurance companies, corporations, families and high-net-worth individuals in the US and abroad. The asset management area had $34.9 billion in assets under management at November 30, 2004, which compared to $27.1 billion in assets under management at November 30, 2003.

        Financial information regarding our business segments and foreign operations as of August 31, 2005 and August 31, 2004 and for the periods ended and August 31, 2005 and August 31, 2004 are set forth under "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Quarterly Report on Form 10-Q for the period ended August 31, 2005. Financial information regarding our business segments and foreign operations as of November 30, 2004, November 30, 2003 and November 30, 2002 and for the fiscal years ended November 30, 2004, November 30, 2003 and November 30, 2002 are set forth under "Item 8. Financial Statements and Supplementary Data, in Note 19 of Notes to Consolidated Financial Statements entitled "Segment and Geographic Area Data," in our Annual Report on Form 10-K for the fiscal year ended November 30, 2004. See "Where You Can Find More Information" and "General Information."

Narrative Description of Business

        Our business includes:

  •
  market-making and trading in US government, government agency, corporate debt and equity, mortgage-related, asset-backed, municipal securities and high yield products;

  •
  trading in options, futures, foreign currencies, interest rate swaps and other derivative products;

  •
  securities, options and futures brokerage;

  •
  providing securities clearance services;

  •
  managing equity and fixed income assets for institutional and individual clients;

  •
  financing customer activities;

  •
  securities lending;

  •
  securities and futures arbitrage;

  •
  involvement in specialist activities on the NYSE, AMEX and ISE;

  •
  underwriting and distributing securities;

  •
  arranging for the private placement of securities;

  •
  assisting in mergers, acquisitions, restructurings and leveraged transactions;

  •
  making principal investments in leveraged acquisitions;

  •
  engaging in commercial real estate activities;

  •
  investment management and advisory services; and

  •
  fiduciary, custody, agency and securities research services.

        Our business is conducted:

  •
  from our principal offices in New York City;

  •
  from domestic regional offices in Atlanta, Boston, Chicago, Dallas, Denver, Los Angeles, San Francisco and San Juan;

  •
  from representative offices in Beijing, Hong Kong, Sao Paulo and Shanghai; and

  •
  through international offices in Dublin, Hong Kong, London, Lugano, Milan, Singapore and Tokyo.

Our international offices provide services and engage in investment activities involving foreign clients and international transactions. Additionally, certain of these foreign offices provide services to US clients.

        Bear Stearns and BSSC are broker-dealers registered with the SEC. Additionally, Bear Stearns is registered as an investment adviser with the SEC. Bear Stearns and/or BSSC are also members of the NYSE, all other principal US securities and futures exchanges, the National Association of Securities Dealers, Inc. ("NASD"), the National Futures Association ("NFA") and the ISE. Bear Stearns is a "primary dealer" in US government securities as designated by the Federal Reserve Bank of New York.

        BSIL is a full service broker-dealer based in London and among other European exchanges, is a member of Eurex Deutschland ("EUREX"), the International Petroleum Exchange ("IPE"), Euronext Liffe ("LIFFE"), Euronext Paris and NASDAQ Europe ("NASDAQ"). BSIL is supervised by and is regulated in accordance with the rules of the Financial Services Authority ("FSA"). BSIL is incorporated in the United Kingdom.

        BSB is an Ireland-based bank, which was registered in 1996 and subsequently granted a banking license on April 10, 1997 under the Irish Central Bank Act, 1971. BSB allows our existing and prospective clients the opportunity of dealing with a banking counterparty. BSB is incorporated in Ireland.

        Bear Stearns Global Lending Limited ("BSGL") provides loans to certain Bear Stearns customers. BSGL is incorporated in the Cayman Islands.

        Custodial Trust Company ("CTC"), a Federal Deposit Insurance Corporation ("FDIC") insured New Jersey state chartered bank, offers a range of trust, lending and securities-clearance services. CTC provides us with banking powers including access to the securities and funds-wire services of the Federal Reserve System. CTC provides trust, custody, agency and securities lending services for institutional accounts; commercial and margin lending; the clearance of government securities for institutions and dealers; and the processing of mortgage and mortgage-related products, including derivatives and collateralized mortgage obligations products. At November 30, 2004, CTC held approximately $81 billion of assets for clients, including institutional clients such as pension funds, mutual funds, endowment funds and insurance companies. CTC is incorporated in the State of New Jersey.

        Bear Stearns Financial Products Inc. ("BSFP") transacts business as a triple-A-rated counterparty to eligible clients, offering a wide range of fixed income and equity derivative products. Eligible clients are those rated A3 or better by Moody's Investors Service, Inc. and A- or better by Standard & Poor's Ratings Services or counterparties acceptable to both rating agencies. BSFP transfers its market risk associated with derivative transactions to Bear Stearns Capital Markets Inc., an affiliate of BSFP and one of our wholly-owned subsidiaries. BSFP is incorporated in the State of Delaware.

        Bear Stearns Capital Markets Inc. ("BSCM") is engaged in fixed income derivatives transactions and hedges associated therewith. BSCM is incorporated in the State of Delaware.

        Bear Stearns Credit Products Inc. ("BSCPI") is engaged in credit derivatives transactions and hedges associated therewith. BSCPI is incorporated in the State of Delaware.

        Bear Stearns Forex Inc. ("BSFX") is a foreign exchange dealer engaged in foreign currency transactions and hedges associated therewith. BSFX is incorporated in the State of Delaware.

        EMC Mortgage Corporation ("EMC"), is a U.S. Department of Housing and Urban Development ("HUD") and Freddie MAC approved lender based in Irving, Texas. EMC purchases both conforming and non-conforming, investment-grade and non-investment grade, conventional fixed rate and adjustable rate residential mortgage loans with servicing released or retained and sells such loans to investors. EMC also purchases and sells residual certificates and mortgage servicing rights. In addition, through a subsidiary, EMC may originate commercial construction loans through approved brokers. EMC is incorporated in the State of Delaware.

        Bear Stearns Commercial Mortgage Inc. ("BSCMI") is primarily engaged in the acquisition and securitization of commercial mortgage loans for resale in the form of pass-through securities ("certificates"). These certificates represent fractional and undivided interests in pools of mortgage loans held in a trust. BSCMI is incorporated in the State of New York.

        As of August 31, 2005, we had 11,498 employees.

  Equities

        General.    We provide customers with liquidity, sales and trading expertise and equity research in products such as domestic and international equities, block trading, convertible bonds, OTC equities, equity derivatives, risk and convertible arbitrage and through our joint venture, NYSE and ISE specialist activities.

        Options and Index Products.    We provide an array of equity and index option-related execution services to institutional and individual clients. We utilize sophisticated research and computer modeling to formulate specific recommendations relating to options and index trading.

        Arbitrage.    We engage for our own account in both "classic" and "risk" arbitrage. Our risk arbitrage activities generally involve the purchase of securities at a discount from a value that is expected to be realized if a proposed or anticipated merger, recapitalization, tender offer or exchange offer is consummated. In classic arbitrage, we seek to profit from temporary discrepancies (i) between the price of a security in two or more markets, (ii) between the price of a convertible security and its underlying security, (iii) between securities that are, or will be, exchangeable at a future date and (iv) between the prices of securities with contracts settling on different dates. We also examine relative value strategies. These strategies focus on pairs of equities or different levels of the capital structure of the same firm. In these relative value cases, we believe strong reasons exist for the prices of the securities to be highly correlated.

        Strategic Structuring and Transactions ("SST").    We target mispriced assets using sophisticated models and proprietary quantitative methods. We maintain substantial proprietary trading and investment positions in domestic and foreign markets covering a wide spectrum of equity and commodity products which include the use of futures, listed and OTC options and swaps.

  Equity Securities.

  (1)
  OTC. We make markets on a principal basis in common and preferred stocks, warrants and other securities traded on the NASD's Automated Quotation System and otherwise in the OTC market.

  (2)
  Direct Access. We operate a direct access business by providing execution and operations services to qualified institutional investors. Such investors may directly access brokers on the floor of the NYSE and execute and service orders directly with them.

        Equity Research.    Our Equity Research Department provides innovative, in-depth analysis of the global investment environment. Known for theme-oriented research underpinned by meticulous financial modeling, the department offers detailed information on over 1,000 companies in roughly 100 industries (including approximately 50% of the Standard & Poor's 500 Index and approximately 70% of the market capitalization of the Standard & Poor's 500 Index). It also has a group of economists and strategists that closely monitors domestic and international markets. The department's broad-based domestic coverage is complemented by research teams in Latin America, Asia and Europe, giving its clients an advantage in a world where national boundaries are becoming more porous. This breadth of coverage allows the department to maintain a particularly wide-ranging recommended securities list and gives clients a steady stream of new investment ideas and insights into the more obscure corners of the financial world.

        Convertible Securities.    We engage in the sales and trading of equity-linked securities including convertible bonds, convertible preferreds, equity-linked notes and warrants. Market coverage includes the United States, Europe and Latin America.

  Equity Sales

        We are one of the leading firms in the US providing brokerage services to institutional investors. Institutional equity sales involves the execution of transactions in US equity and equity-linked securities for domestic and foreign institutional customers and providing these customers with liquidity, trading expertise, trade execution, research and investment advice. We provide transaction services for institutional customers who trade in futures and futures-related instruments.

  Block Stock and Portfolio Trading

        We effect transactions in large blocks of securities mainly with institutional customers. We also provide customers execution capabilities for baskets of equity securities using sophisticated computer systems. Transactions are handled on an agency basis whenever possible, but we may be required to take a long or short position in a security to the extent that an offsetting purchaser or seller is not immediately available.

  Specialist and Market-Making

        We engage in specialist and market-making activities on the NYSE, AMEX and ISE through participation in a majority owned consolidated joint venture. Such joint venture performs specialist functions in NYSE-listed stocks and performs market-making functions for options traded on the ISE. The rules of these exchanges generally require specialists to maintain orderly markets in the securities in which they are specialists, which may require commitments of significant amounts of capital to our specialist businesses. The market-making functions of a specialist involve risk of loss during periods of market fluctuation and volatility, since specialists are obligated to take positions in their issues counter to the direction of the market in order to minimize short-term imbalances in the auction market. Due to the occurrence of a Control Event, as defined by the joint venture Operating Agreement, triggered in December 2003, we are entitled to designate a majority of the voting members of the Management Committee, which resulted in a controlling interest of the joint venture. As a result, commencing in fiscal 2004, we consolidate this entity.

  Fixed Income

        General.    We make inter-dealer markets and trades on a principal basis in a wide range of instruments including:

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  US and foreign government securities;

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  government agency securities, corporate debt, mortgages, mortgage-backed and other asset-backed securities;

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  municipal and other tax-exempt securities; and

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  interest rate swaps and other derivative products.

Bear Stearns is one of the largest dealers in the US in such fixed income securities. Inventories of fixed income securities are generally carried to facilitate sales to customers and other dealers.

        US Government and Agency Obligations.    We are designated by the Federal Reserve Bank of New York as a primary dealer in US government obligations. We participate in the auction of, and maintain proprietary positions in, US Treasury bills, notes, bonds, and stripped principal and coupon securities. We also participate as a selling group member and/or underwriter in the distribution of various US government agency and sponsored corporation securities and maintain proprietary positions in such securities. In connection with these activities, we enter into transactions in options, futures and forward contracts to hedge such positions.

        As a primary dealer, Bear Stearns bids directly on all auctions of US government securities. Additionally, Bear Stearns furnishes periodic reports of its inventory positions and market transactions in US government securities to the Federal Reserve Bank of New York. Bear Stearns also buys and sells government securities directly with the Federal Reserve Bank of New York as part of the Federal Reserve Bank of New York's open-market activities. In addition, we engage in matched book activities, which involve acting as an intermediary between borrowers and lenders of short-term funds, mainly via repurchase agreements and reverse repurchase agreements. The objective of this matched book activity is to earn a positive spread between interest rates.

        Mortgage-Related Securities and Products.    We trade and make markets in the following mortgage-related securities and products:

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  Government National Mortgage Association ("GNMA") securities;

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  Federal Home Loan Mortgage Corporation ("FHLMC") participation certificates;

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  Federal National Mortgage Association ("FNMA") mortgage-backed securities;

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  Small Business Administration loans;

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  loans guaranteed by the Farmers Home Loan Administration;

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  Federal Housing Authority insured multi-family loans;

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  real estate mortgage investment conduit ("REMIC") and non-REMIC collateralized mortgage obligations, including residual interests; and

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  other derivative mortgage-backed securities and products.

We also trade real estate mortgage loans originated by unaffiliated mortgage lenders, both on a securitized and non-securitized basis. We act as underwriter and placement agent in transactions involving rated and non-rated mortgage-related securities issued by affiliated and unaffiliated parties. We enter into significant commitments—such as forward contracts—on GNMA, FNMA, and FHLMC securities, and on other rated and non-rated mortgage-related securities. Certain rated and non-rated mortgage-related securities are considered to be liquid, while other such securities, and non-securitized mortgage loans, are considered to be less readily marketable.

        We trade GNMA, FNMA and FHLMC "to be announced" securities (i.e., securities having a stated coupon and the original term to maturity, although the issuer and/or the specific pool of mortgage loans is not known at the time of the transaction). We buy and sell such securities for our own account in transactions with institutional and individual customers, as well as with other dealers.

        We, through various special purpose subsidiaries, purchase, sell and service entire loan portfolios of varying quality. These portfolios are generally purchased from financial institutions and other secondary mortgage-market sellers. Prior to bidding on a portfolio of loans, an analysis of the portfolio is undertaken by experienced mortgage-loan underwriters. Upon acquisition of a loan portfolio, the loans are classified as either investment-grade or non-investment-grade. Loan collection is emphasized for the non-investment-grade segment of the loan portfolio. A collection department employs a staff of workout specialists and loan counselors who assist delinquent borrowers. If collection efforts are unsuccessful, the foreclosure group will commence and monitor the foreclosure process until either the borrower makes the loan current, or the property securing the loan is foreclosed or otherwise acquired. The portfolio may include real estate that has been foreclosed or was in the process of foreclosure at the time of its acquisition. The foreclosure group maintains and markets properties through regional real estate brokers. Investment-grade mortgage loans are sold to other institutional investors in either securitized or non-securitized form. Moreover, special purpose vehicles issue REMIC and non-REMIC collateralized mortgage obligations directly or through trusts that are established for this purpose.

        We also operate a commercial mortgage conduit that originates and accumulates commercial mortgage loans for the purpose of securitization. After receipt of loan applications, extensive credit underwriting reviews are conducted. After completing pricing analysis and successful negotiations, the loan will "close" and be included in an ensuing securitization.

        Asset-Backed Securities.    We act as underwriter and placement agent with respect to investment-grade and non-investment-grade asset-backed securities issued by affiliates as well as unaffiliated third parties. These asset-backed securities include:

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  securities backed by consumer automobile receivables originated by the captive finance subsidiaries of automobile manufacturers, commercial banks and finance companies;

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  credit card receivables; and

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  home-equity lines of credit or second mortgages.

We also trade and are a market-maker in these asset-backed securities. While there are ready markets for the investment-grade asset-backed securities described above, non-investment-grade securities and related varieties thereof may lack liquidity.

        Municipal Securities and Related Products.    We are a dealer in tax-exempt and taxable municipal securities and instruments including:

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  general obligation and revenue bonds;

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  notes;

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  leases; and

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  variable-rate obligations issued by state and local governments and authorities, as well as not-for-profit institutions.

We are active as a managing underwriter of negotiated and competitive new security issuances and on a select basis, provide financial advisory services. We make markets in a broad spectrum of long-term and short-term municipal securities and derivative contracts, mainly to facilitate transactions with institutional and individual customers, as well as other dealers. As agent for issuers, we earn fees by remarketing short-term debt instruments to investors in the variable rate demand and auction rate bond market. We offer a variety of derivative products to issuers to assist them in reducing their borrowing costs, maximizing investment returns and managing cash flows and balance sheets, including but not limited to interest rate swaps, caps, floors, options and forward delivery, and debt service reserve and debt service deposit agreements. We periodically use municipal and treasury bonds, futures and interest rate swaps to hedge our cash-market bond inventory. In addition, we maintain a hedged portfolio of high quality municipal securities which are remarketed as short-term securities in order to generate arbitrage profits.

        Derivatives.    We offer to institutional customers, and trade for our own account, a variety of exchange-traded and OTC derivative products, including fixed income, credit and equity derivatives. These products are transacted, as principal, with customers for hedging (credit, currency, interest rate or market), risk management, asset/liability management, investment, financing and other purposes. These transactions are in the form of swaps, options, swaptions, asset swaps and structured notes, as well as more complex, structured trades which are customized to meet customers' specific needs. Derivatives enable customers to build tailor-made risk/return profiles, to customize transaction terms, to develop packaged solutions to a problem, to implement trades that otherwise could not be executed and to transact business with standardized documentation. We also enter into derivative transactions for various purposes and to manage the risks to which we are exposed in our various businesses and through our funding activities. We manage our market and counterparty risks arising from derivatives activities in a manner consistent with our overall risk management policies. We have 24 hours a day capabilities with personnel based in New York, Chicago, London, Hong Kong, Tokyo, Singapore and Dublin.

        Corporate and Sovereign Fixed Income.    We act as a dealer in corporate and sovereign fixed income securities as well as preferred stocks in New York, London and Tokyo. We buy and sell these securities for our own account in principal transactions with institutional and individual customers, as well as other dealers. We conduct trading in the full spectrum of dollar and non-dollar debt securities. We offer hedging and arbitrage services to domestic and foreign institutional and individual customers utilizing financial futures and other instruments. Moreover, we offer quantitative, strategic and research services relating to fixed income securities to our domestic and international clients. We participate in the trading of investment-grade and non-investment-grade corporate debt securities, commercial loans and sovereign and sovereign agency securities.

        Foreign Exchange.    We act as a dealer in foreign exchange in New York and London. We conduct trading in major and minor currencies for spot or forward settlement, over-the-counter foreign exchange options and structured products, and listed foreign exchange futures and options on futures. We trade OTC contracts, on a principal basis, with domestic and international client as well as other dealers. We offer research and assist clients to meet their specific risk management objectives. Additionally, we enter into foreign exchange contracts to manage the currency risk or funding requirements of our various businesses.

        Fixed Income Research.    We are one of the leaders in the distribution, trading and underwriting of corporate, government, high yield, emerging markets, municipal debt and mortgage-backed and asset-backed securities. Through objective and comprehensive analysis, the Fixed Income Research Department helps our businesses and clients position themselves strategically in global fixed income markets. The Fixed Income Research Department produces a wide range of comprehensive publications, as well as leading data and analytical tools, which are available to investors throughout the world. The Fixed Income Research Department also creates portfolio and trading ideas for investors based on valuations, analytics and market conditions.

        The Fixed Income Research Department is comprised of economists, industry analysts and strategists covering the full range of research disciplines: quantitative, economic, strategic, credit portfolio, relative value and market-specific analysis.

        Representative of our commitment to offering a broad range of research products, the Fixed Income Research Department is comprised of the following five units located in New York, London and Singapore:

  (1)
  Financial Analytics and Structured Transactions Group ("F.A.S.T.") is a center of expertise for the creation and analysis of fixed income and derivative securities worldwide. F.A.S.T. uses innovative solutions that employ state-of-the-art analytics and technology to help us and our clients successfully meet individual business objectives. F.A.S.T. is a global resource for financial engineering and securitization capabilities, fixed income portfolio management and analytical systems, investment research, trading technology and general financial expertise. A strategic partner for our international trading desks, risk management areas and sales force, F.A.S.T. also serves our external clients. In addition to formulating and executing customized strategic investment and trading solutions, F.A.S.T. develops the tools and recommendations necessary to quantify relevant risks and evaluate portfolios and securities. F.A.S.T.'s resources are used to create and model new types of securities, affording clients the unique perspective of both issuer and investor.

  (2)
  High Grade Research provides comprehensive coverage on approximately 20 industries and 593 companies whose fixed income securities are rated as investment-grade by the leading credit rating agencies. Through focus on the credit quality of individual issuers and macroeconomic factors, High Grade Research offers detailed analysis and expertise to investors in investment grade securities.

  (3)
  High Yield Research offers comprehensive coverage on approximately 25 industries and 200 corporate issuers whose fixed income securities do not qualify as investment-grade by the leading credit rating agencies. High Yield Research analyzes the risks, technical metrics, and fundamentals investors need to develop their high yield portfolios.

  (4)
  Emerging Markets Research covers sovereign and corporate issues across Latin America and the Caribbean, Asia, the Middle East, Eastern Europe, and Africa. Emerging Markets Research focuses on macroeconomic factors, changes in US and global interest rates, investment fundamentals, as well as the political, economic and fiscal environments of issuers, to give investors a unique perspective into emerging markets fixed income securities.

  (5)
  Municipal Research focuses on sectors, trends, and issuer-specific analysis of securities issued by states, cities, countries and other governmental entities. Municipal Research provides investors with detailed information and analysis on credit ratings and bond characteristics for the full range of municipal securities.

  Investment Banking

        We are a major global investment banking firm providing a full range of capital formation and advisory services to a broad spectrum of clients. We manage and participate in public offerings and arrange the private placement of debt and equity securities directly with institutional investors. We provide advisory services to clients on a wide range of financial matters and assist with mergers, acquisitions, leveraged buyouts, divestitures, corporate reorganizations and recapitalizations.

        Our strategy is to concentrate a major portion of our corporate finance business development efforts within those industries in which we have established a leadership position in providing investment banking services. Industry specialty groups include media and entertainment, health care, financial institutions, industrial, technology and telecommunications. This list is not exclusive but rather reflects the areas where we believe our knowledge and expertise are strongest. We also have a group that focuses on financial sponsors. These groups are responsible for initiating, developing and maintaining client relationships and for executing transactions involving these clients.

        In addition to being structured according to distinct industry groups, we have a number of professionals who specialize in specific types of transactions. These include mergers and acquisitions ("M&A"), equity offerings, high yield securities, leveraged and syndicated bank loans, leveraged acquisitions and other transaction specialties.

        Mergers and Acquisitions.    We provide strategic advisory services on a broad range of financial matters, including mergers and acquisitions, restructurings, split-offs and spin-offs, takeover defenses and other strategic advice.

        Equity Offerings.    The equity capital markets group focuses on providing financing for issuers of equity and convertible equity securities in the public markets. The group assists in the origination and is responsible for the structuring and execution of transactions for a broad range of clients.

        High Yield Securities.    The high yield securities group focuses on providing financing in the public and private capital markets. The group is responsible for originating, structuring and executing high yield transactions across a wide range of companies and industries, as well as managing client relationships with both high yield corporate issuers and financial sponsors of leveraged transactions.

        Leveraged Loan Origination and Syndication.    This area integrates the origination, structuring, underwriting, distribution and trading of loans. Such loans include both funded as well as committed investment-grade and non-investment-grade loans.

        Leveraged Acquisitions.    We make investments as principal in leveraged acquisitions and in leveraged buy-out funds as a limited partner. Our investments generally take the form of either common or preferred stock or warrants. Equity securities purchased in these transactions generally are held for appreciation and are not readily marketable.

        Commercial Real Estate.    We are engaged in a variety of real estate activities on a nationwide basis. We provide comprehensive real estate-related investment banking, capital markets and financial advisory services.

        Merchant Banking.    Bear Stearns Merchant Banking, our dedicated private equity arm, invests private equity capital in compelling leverage buyouts, recapitalizations and growth capital opportunities in a broad range of industries.

  Emerging Markets

        We provide financial services in various emerging markets worldwide including: securities brokerage, equity and fixed income trading and sales, and securities research, in addition to offering a full range of investment banking, capital formation and advisory services. As part of these activities, we manage and participate in public offerings and arrange the private placement of debt and equity securities with institutional investors. The markets currently covered by us include Latin America, Asia and Eastern Europe.

  Global Clearing Services

        Global Clearing Services provides clearing, custody, financing, securities lending, trade execution and technology solutions for hedge funds, broker-dealers and registered investment advisors.

        For start-up and established hedge funds worldwide, Global Clearing Services offers comprehensive "prime brokerage", which includes advanced web-based portfolio reporting, enhanced leverage programs, term financing and cash management.

        For broker-dealers conducting retail, institutional and money management activities we provide "fully disclosed correspondent clearing services". Our advanced proprietary technology, combined with comprehensive retail products, integrated prime brokerage, operations expertise and exceptional service have enabled us to maintain our industry leadership for many years.

        For registered investment advisors whose strategies include asset management, leverage and active trading, we provide a combination of trade execution, web-based portfolio reporting for investors and comprehensive service.

        We derive revenues from commissions and service charges related to clearing and executing activities and from interest income on margin financing, client short selling activity, and uninvested balances. We extend margin loans directly to correspondents to finance proprietary activity.

        The financial responsibilities arising from our clearing relationships are allocated in accordance with agreements with correspondents. To the extent that the correspondent has available resources, we are protected against claims by customers of the correspondent when the correspondent has been allocated responsibility for an event giving rise to a claim. However, if the correspondent is unable to meet its obligations, dissatisfied customers may attempt to seek recovery from us.

        Securities transactions are effected for customers on either a cash or margin basis. In a margin transaction, we extend credit to a customer for a portion of the purchase price of the security. Such credit is collateralized by securities in the customer's accounts in accordance with regulatory and internal requirements. We receive income from interest charged on such loans at a rate that is primarily based upon the Federal Funds Rate, Bear Stearns Base Lending Rate, or London Interbank Offered Rate ("LIBOR").

        We borrow securities from banks and other broker-dealers to facilitate customer and proprietary short selling activity, and lend securities to broker-dealers and other trading entities to cover short sales and to complete transactions that require delivery of securities by settlement date.

  Futures

        We, through BSSC and other subsidiaries, provide, directly or through third-party brokers, futures commission merchant services for customers and other Bear Stearns affiliates who trade contracts in futures on financial instruments and physical commodities, including options on futures. Exchange-traded futures and options derive their values from the values of the underlying selected stock indices, individual equity securities, fixed income securities, currencies, agricultural and energy products and precious metals.

        Domestic futures and options trading is subject to extensive regulation by the Commodity Futures Trading Commission ("CFTC"), pursuant to the Commodity Exchange Act and the Commodity Futures Trading Commission Act of 1974. International futures and options trading activities are subject to regulation by the respective regulatory authorities in the locations where futures exchanges reside, including the FSA in the United Kingdom.

        Margin requirements (good faith deposits) covering substantially all transactions in futures and options contracts are subject to each particular exchange's requirements in addition to other regulations. In the US, we, through BSSC and other subsidiaries, are a clearing member of the Chicago Board of Trade, the Chicago Mercantile Exchange, the New York Mercantile Exchange and other principal futures exchanges. In the United Kingdom, we, through BSIL, are a member of the IPE, LIFFE and the European Derivatives Exchange ("EDX"). BSIL also has non-clearing memberships with Euronext Paris, Euronext Amsterdam and Eurex AG Frankfurt. In Japan, memberships are held by us through Bear Stearns (Japan), Limited ("BSJL") with the Tokyo Stock Exchange Inc. ("TSE"), the Osaka Securities Exchange Co., Ltd ("OSE") and the Tokyo International Financial Futures Exchange ("TIFFE").

  PCS

        PCS provides high-net-worth individuals with an institutional level of service, including access to our resources and professionals. PCS has 473 account executives in its principal office, six regional offices and two international offices.

  Asset Management

        Our Asset Management Department manages equity, fixed income and alternative assets for some of the leading corporate pension plans, public systems, endowments, foundations, multi-employer plans, insurance companies, corporations, families and high-net-worth individuals in the US and abroad. With $34.9 billion in assets under management as of November 30, 2004, clients benefit from the asset management group's ability to leverage our extensive resources and proven skill at turning innovative ideas into rewarding investment opportunities. Institutional and high-net-worth products span a broad spectrum of equity strategies including large cap, small cap, systematic, core and value equity; fixed income strategies including cash and enhanced cash management, short-term, intermediate, core, high yield and leveraged loans; and alternative investment strategies including various equity and fixed income hedge funds, a fund of proprietary hedge funds, private equity funds of funds, venture capital and structured products.

  Administration and Operations

        Administration and operations personnel are responsible for the human resources and legal compliance areas; for processing of securities transactions; receipt, identification and delivery of funds and securities; internal financial controls; accounting functions; regulatory and financial reporting; office services; the custody of customer securities; the overseeing of our margin accounts and correspondent organizations as well as other functions. The processing, settlement and accounting for our transactions, correspondent organizations and the customers of correspondent organizations are handled by employees located in offices in New York, New Jersey and, to a lesser extent, our offices worldwide.

        We execute our own and correspondent transactions on US exchanges and in the OTC market. We clear all of our domestic and international transactions (i.e., delivery of securities sold, receipt of securities purchased and transfer of related funds) through our own facilities, unaffiliated commercial banks, other broker-dealers and through memberships in various clearing corporations.

  International

        Outside the US, we, through our international subsidiaries, provide various services including investment banking, securities and derivatives trading and brokerage and clearing activities to corporations, governments, institutions and individual clients throughout the world. Our international subsidiaries have memberships on various foreign securities and futures exchanges.

        BSIL is based in London and provides investors and issuers with a full range of products and services in both international and US equities, fixed income, exchange-traded futures and options and foreign exchange. In addition, BSIL is a major sales and trading center within our global fixed income, credit and equity-related derivative businesses. BSIL has an investment banking capability and also services our growing clearance business in Europe. Bear Stearns International Trading Limited ("BSIT") is also based in London and its principal activity is to act as a securities dealer making markets in equities.

        BSJL, based in Tokyo, serves the diverse needs of corporations, financial institutions and government agencies by offering a range of international fixed income and equity products as well as listed futures. BSJL also offers a range of derivative products within Japan with special focus on fixed income, credit and equity derivatives. Asset-backed securitization, mergers and acquisitions, corporate finance and restructuring services are also available for local and cross-border business.

        Bear Stearns Asia Limited ("BSAL"), based in Hong Kong, is our primary operating entity in the Asia-Pacific region, excluding Japan. BSAL provides international equity sales, trading and research services to institutional and individual clients in Asia. BSAL also offers investment banking services to clients in Asia.

        Bear Stearns Singapore Pte. Limited ("BSSP"), provides sales, execution and research services on fixed income securities to institutional investors in Asia.

        BSB, based in Dublin, allows our existing and prospective clients the opportunity of dealing with a banking counterparty. BSB also serves as a platform from which we direct some of our international banking activities, gaining easier access to worldwide markets and thereby expanding our capacity to increase our client base and product range. BSB engages in capital market activities with particular focus on the trading and sales of OTC interest rate derivative products. BSB also provides custody and trustee services to the growing number of alternative investment funds domiciled in Ireland and in other offshore jurisdictions.

  Competition

        We encounter intense competition in all aspects of the securities business, particularly underwriting, trading and advisory services and compete directly with other securities firms—both domestic and foreign—many having substantially greater capital and resources and offering a wider range of financial services we do. Our competitors include other brokers and dealers, commercial banks, investment banking firms, investment advisors, mutual funds and hedge funds. In addition to competition from securities firms, in recent years we have experienced increasing competition from other sources, such as insurance companies.

        We believe that the principal factors affecting competition involve the caliber and abilities of professional personnel, the relative price of the service and products being offered, the ability to assist with financing arrangements and the quality of service.

        In recent years, there has been substantial consolidation and convergence as institutions involved in a broad range of financial services industries have either ceased operations or have been acquired by or merged into other firms. This has resulted in competitors gaining greater capital and other resources, such as the ability to offer a wider range of products and services.

  Legal, Regulatory and Other Factors Affecting the Company and the Securities Industry

        Firms in the financial services industry have been operating in a difficult regulatory environment. The industry has experienced increased scrutiny from a variety of regulators, including the SEC, NYSE, NASD and state attorneys general. Penalties and fines sought by regulatory authorities have increased substantially over the last several years.

        Substantial legal liability or significant regulatory action against Bear Stearns could have material adverse financial effects or cause significant reputational harm to Bear Stearns, which in turn could seriously harm our business prospects. We face significant legal risks in our businesses, and the volume of claims and amount of damages and penalties claimed in litigation and regulatory proceedings against financial institutions have been increasing.

        Several leading securities firms in the United States, including us, reached a global settlement in 2003 with certain federal and state securities regulators and self-regulatory organizations to resolve investigations into equity research analysts' alleged conflicts of interest pursuant to which firms have been subject to certain restrictions and undertakings. Current or future civil lawsuits were not settled as part of the global settlement.

        Bear Stearns, as a participant in the financial services industry, is subject to extensive regulation in jurisdictions around the world. We face the risk of significant intervention by regulatory authorities in all jurisdictions in which we conduct business. Among other things, we could be fined, prohibited from engaging in some of our business activities or subject to limitations or conditions on our business activities. New laws or regulations or changes in enforcement of existing laws or regulations applicable to our clients may also adversely affect our businesses.

        Recently, there have been industry-wide and other investigations by federal and state authorities concerning market timing, late trading and other activities involving mutual funds. Federal and state authorities have made informational requests regarding trading practices broadly across all of the major fund companies and broker-dealers. We have received requests for information and subpoenas from a number of federal and state agencies seeking information in connection with mutual fund trading investigations. With respect to the investigation by the SEC, we have been advised by the Staff that the SEC has authorized the Staff to bring an enforcement action against Bear Stearns and BSSC in connection with their role with respect to mutual fund trading. In connection with the SEC investigation and related mutual fund trading matters, we have increased our legal reserves by $100 million. We have submitted an offer of settlement to the SEC and the NYSE to resolve the previously disclosed investigations relating to mutual fund trading. The settlement offer, which was negotiated with the staffs of the SEC and NYSE and will be recommended by them, is subject to approval by the respective regulators. Terms include a payment of $250 million and retention of independent consultants to review aspects of its mutual fund trading and global clearing operations. While we believe that we have in place reasonable measures to detect and deter disruptive and abusive trading practices and comply with applicable legal and regulatory requirements, we cannot predict the course that the existing inquiries and areas of focus may take or the impact that any new laws or regulations governing mutual funds may have on our business.

        There have been a number of highly publicized cases involving fraud or other misconduct by employees in the financial services industry in recent years, and we run the risk that employee misconduct could occur. It is not always possible to deter or prevent employee misconduct and the precautions we take to prevent and detect this activity may not be effective in all cases.

        The securities industry in the US is subject to extensive regulation under both federal and state laws. Moreover, Bear Stearns is registered as an investment adviser with the SEC. Much of the regulation of broker-dealers has been delegated to self-regulatory organizations, principally the NASD, the Municipal Securities Rulemaking Board, and national securities exchanges such as the NYSE, which has been designated by the SEC as the primary regulator of certain of our subsidiaries, including Bear Stearns and BSSC. These self-regulatory organizations (i) adopt rules, subject to approval by the SEC, that govern the industry and (ii) conduct periodic examinations of our broker-dealer subsidiaries' operations. Securities firms are also subject to regulation by state securities administrators in those states where they conduct business.

        US broker-dealers are subject to rules and regulations which cover all aspects of the securities business including: sales methods; trade practices; use and safekeeping of customer funds and securities; capital structures; recordkeeping; the preparation of research; the extension of credit and the conduct of officers and employees. The types of regulations to which investment advisers are subject also are extensive and include: recordkeeping; fee arrangements; client disclosure; custody of customer assets; and the conduct of officers and employees. The mode of operation and profitability of broker-dealers or investment advisers may be directly affected by new legislation, changes in rules promulgated by the SEC and self-regulatory organizations and changes in the interpretation or enforcement of existing laws and rules. The SEC, self-regulatory organizations and state securities commissions may conduct administrative proceedings that can result in censures, fines, the issuance of cease-and-desist orders and the suspension or expulsion of a broker-dealer or an investment adviser, its officers or employees. The principal purpose of regulation and discipline of broker-dealers and investment advisers is the protection of customers and the securities markets, rather than the protection of creditors and stockholders of broker-dealers or investment advisers. On occasion, we and our subsidiaries have been subject to investigations and proceedings and sanctions have been imposed for infractions of various regulations, none of which, to date, has had a material adverse effect on us or our business.

        The Market Reform Act of 1990 (the "Market Reform Act") was adopted to strengthen the SEC's regulatory oversight of the national securities markets and increase the efficacy and stability of such markets by, among other things: (i) providing the SEC with discretion to halt securities trading on any national exchange for the protection of investors; (ii) requiring broker-dealers and other registrants to regularly provide information to the SEC regarding holding companies and other affiliated entities whose activities can impact their financial condition; (iii) requiring broker-dealers and other registrants who execute large-trade orders to provide information to the SEC regarding such transactions; and (iv) allowing the SEC to prosecute market participants who violate SEC rules and regulations designed to maintain fair and orderly markets. The SEC has adopted the Risk Assessment Reporting Requirements for Brokers and Dealers (the "Risk Assessment Rules") to implement the provisions of the Market Reform Act. The Risk Assessment Rules require that broker-dealers: (i) have an organizational chart; (ii) maintain risk management procedures or standards for monitoring and controlling risks; (iii) maintain and preserve records and other information; and (iv) file quarterly reports covering the risk management procedures and the financial and securities activities of the holding companies of broker-dealers, or broker-dealer affiliates or subsidiaries that are reasonably likely to have a material impact on the financial and operational condition of the broker-dealer.

        The Insider Trading and Securities Fraud Enforcement Act of 1988 was adopted to strengthen the SEC's ability to deter, detect and punish insider trading by, among other things: (i) increasing civil penalties that can be assessed against controlling persons who purposefully or recklessly fail to take adequate measures to prevent insider trading; (ii) allowing the SEC to provide cash rewards to individuals who provide evidence of insider trading; (iii) affirming the government's ability to obtain criminal sanctions against those found guilty of insider trading; and (iv) requiring broker-dealers and investment advisors to establish and enforce written procedures reasonably designed to prevent the misuse of material, nonpublic information.

        The Government Securities Act of 1986 was adopted to decrease volatility and increase investor confidence and liquidity in the government securities market by creating a coordinated and comprehensive regulatory structure for the market where none had previously existed. In particular, the Government Securities Act: (i) requires broker-dealers solely involved in government securities to register with the SEC; (ii) allows the Secretary of the Treasury to adopt rules regarding the custody, use, transfer and control of government securities; and (iii) bestows upon the SEC authority to enforce such rules as to broker-dealers and other SEC registrants.

        The futures industry in the US is subject to regulation under the Commodity Exchange Act, as amended. The CFTC is the federal agency charged with the administration of the Commodity Exchange Act and the regulations thereunder. Bear Stearns and BSSC are registered with the CFTC as futures commission merchants and are subject to regulation as such by the CFTC and various domestic boards of trade and other futures exchanges. Bear Stearns' and BSSC's futures business is also regulated by the NFA, a not-for-profit membership organization, which has been designated a registered futures association by the CFTC.

        As registered broker-dealers and member firms of the NYSE, both Bear Stearns and BSSC are subject to the Net Capital Rule (Rule 15c3-1) (the "Net Capital Rule") under the Exchange Act, which has been adopted through incorporation by reference in NYSE Rule 325. The Net Capital Rule, which specifies minimum net capital requirements for registered broker-dealers, is designed to measure the general financial integrity and liquidity of broker-dealers and requires that at least a minimal portion of its assets be kept in relatively liquid form.

        In June 2004, the SEC adopted rule amendments to "Alternative Net Capital Requirements for Broker-Dealers That Are Part of Consolidated Supervised Entities" that allow investment banks to voluntarily submit to be regulated by the SEC on a global consolidated basis. These regulations (referred to as CSE) were in response to what is known as the "Financial Conglomerates Directive" (2002/87/EC) of the European Parliament, which served to compel globally active institutions doing business in Europe to be regulated on a global consolidated basis, effective December 1, 2005. The Company is applying to the SEC during fiscal 2005 to be regulated under this new CSE regime. The new framework will be a notable change in the Company's regulation, as activities which are currently transacted outside of SEC-regulated entities will come under the scope of SEC regulations and capital adequacy requirements. On becoming subject to the SEC's consolidated supervision, the Company will be required to report to the SEC computations of the Company's consolidated capital adequacy. Although the application process is not yet complete, the Company believes that it will meet the requirements of the SEC to be regulated on a consolidated basis.

        Bear Stearns and BSSC are also subject to the net capital requirements of the CFTC and various futures exchanges, which generally require that Bear Stearns and BSSC maintain a minimum net capital equal to the greater of the alternative net capital requirement provided for under the Exchange Act or 8% of the total risk maintenance margin requirements for positions carried in customer accounts plus 4% of the total risk maintenance margin requirement for positions carried in non-customer accounts in each case as defined in Rule 1.17 of the CFTC.

        Compliance with the Net Capital Rule could limit those operations of Bear Stearns and/or BSSC that require significant capital usage, such as underwriting, trading and the financing of customer margin account debit balances. The Net Capital Rule could also restrict our ability to withdraw capital from Bear Stearns or BSSC, which in turn could limit our ability to pay dividends, pay interest, repay debt, or redeem or purchase shares of its outstanding capital stock. Additional information regarding net capital requirements is set forth under "Item 8. Financial Statements and Supplementary Data" in Note 16 of Notes to Consolidated Financial Statements entitled "Regulatory Requirements" in our Annual Report on Form 10-K for the fiscal year ended November 30, 2004. See "Where You Can Find More Information" and "General Information."

        Bear Stearns and BSSC are members of the Securities Investor Protection Corporation ("SIPC"), which provides insurance protection for customer accounts held by these entities of up to $500,000 for each customer, subject to a limitation of $100,000 for cash balance claims in the event of the liquidation of a broker-dealer. In addition, all BSSC security accounts are protected by an excess securities bond issued by the Customer Asset Protection Company, up to the amount of their total net equity (both cash and securities) in excess of the underlying SIPC protection.

        The activities of our bank and trust company subsidiary, CTC, are regulated by the New Jersey Department of Banking and Insurance and the FDIC. FDIC regulations require certain disclosures in connection with joint advertising or promotional activities conducted by Bear Stearns and CTC. Such regulations also restrict certain activities of CTC in connection with the securities business of Bear Stearns. The Competitive Equality in Banking Act of 1987, as amended, limits the use of overdrafts at Federal Reserve Banks on behalf of affiliates.

        BSIL is a member of the following: Borsa Italiana, Casa di Compensazione & Garanzia ("CC&G"), Clearstream Banking Frankfurt ("CBF"), EDX London Limited, EUREX, Euronext, Deutsche Borse, The Futures Industry Association ("FIA"), The Futures & Options Association ("FOA"), IPE, International Securities Markets Association ("ISMA"), LCH Clearnet Limited ("LCH"), Mercato Telematico all'Ingrosso dei Titoli de Stato ("MTS"), SegaInterSettle AG ("SIS"),

Stockholmsborsen AB and Virt-x. Another London subsidiary, BSIT, is a member of the London Stock Exchange ("LSE"), CREST (The Settlement Network) and a shareholder in Euroclear Plc. Both BSIL and BSIT are authorized and regulated in the United Kingdom by the Financial Services Authority ("FSA"), pursuant to The Financial Services and Markets Act 2000. FSA regulates all aspects of the financial services industry in the United Kingdom and its Rules cover (inter alia): senior management responsibilities, regulatory capital, sales and trading practices, safekeeping of customer funds, record keeping, registration standards for individuals and reporting to customers.

        BSJL is licensed with and regulated by the Financial Services Agency of Japan. BSJL is a limited trade participant to the TSE and the OSE and has a membership on the TIFFE. Bear Stearns Hong Kong Limited is registered as a Commodities Dealer with the Securities and Futures Commission ("SFC") in Hong Kong and its main business consists of sales of US futures products to corporate and retail customers in Hong Kong. BSAL is registered as a Securities Dealer with the SFC in Hong Kong and is a participant (i.e. member) of the Hong Kong Exchange Limited. BSSP has a Capital Market Service license to conduct regulated activities in Dealing in Securities & Advising on Corporate Finance. BSSP provides sales, execution and research services on fixed income securities to institutional investors in Asia.

        BSB is an Ireland-based bank, which was incorporated as a limited liability company on November 27, 1995 and then re-registered on October 15, 1996 as a public company. BSB was granted a banking license on April 10, 1997 under the Irish Central Bank Act, 1971 and is regulated by the Irish Financial Services Regulatory Authority (formerly the Central Bank of Ireland), which is the principal regulator of banks in Ireland.

        Our principal business activities—investment banking, securities and derivatives trading and sales, clearance and brokerage—are, by their nature, highly competitive and subject to various risks, including volatile trading markets and fluctuations in the volume of market activity. Consequently, our net income and revenues have been, and are likely to continue to be, subject to wide fluctuations, reflecting the effect of many factors, including general economic conditions, securities market conditions, the level and volatility of interest rates and equity prices, competitive conditions, liquidity of global markets, international and regional political conditions, regulatory and legislative developments, monetary and fiscal policy, investor sentiment, availability and cost of capital, technological changes and events, outcome of legal proceedings, changes in currency values, inflation, credit ratings and the size, volume and timing of transactions. These and other factors can affect our volume of security new-issues, mergers and acquisitions and business restructurings; the stability and liquidity of securities and futures markets; and ability of issuers, other securities firms and counterparties to perform on their obligations. Decrease in the volume of security new-issues, mergers and acquisitions or restructurings generally results in lower revenues from investment banking and, to a lesser extent, reduced principal transactions. A reduced volume of securities and futures transactions and reduced market liquidity generally results in lower revenues from principal transactions and commissions. Lower price levels for securities may result in a reduced volume of transactions, and may also result in losses from declines in the market value of securities held in proprietary trading and underwriting accounts. In periods of reduced sales and trading or investment banking activity, profitability may be adversely affected because certain expenses remain relatively fixed. Our securities trading, derivatives, arbitrage, market-making, specialist, leveraged lending, merchant banking, leveraged buyout and underwriting activities are conducted by us on a principal basis and expose us to significant risk of loss. Such risks include market, counterparty credit and liquidity risks.

CERTAIN US FEDERAL INCOME TAX CONSIDERATIONS

        In the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to us, the following discussion summarizes certain US federal income tax consequences of the purchase, beneficial ownership and disposition of Notes. Except as provided below under "—Federal Income Tax Consequences to Non-US Holders," this summary deals only with a beneficial owner of a Note that is:

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  a citizen or resident of the United States;

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  a corporation (or other entity that is treated as a corporation for US federal tax purposes) created or organized in or under the laws of the United States or any State thereof (including the District of Columbia);

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  an estate the income of which is subject to US federal income taxation regardless of its source; or

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  a trust with respect to which a court within the United States is able to exercise primary supervision over its administration, and one or more United States persons, within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"), have the authority to control all of its substantial decisions (each, a "US Holder").

        An individual may, subject to certain exceptions, be deemed to be a resident of the United States for US federal income tax purposes by reason of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year (counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year).

        This discussion is based on interpretations of the Code, US Treasury regulations issued thereunder, and rulings, decisions and administrative pronouncements currently in effect (or in some cases proposed), all of which are subject to change. Any such change may be applied retroactively and may adversely affect the US federal income tax consequences described herein. This summary addresses only US Holders that purchase Notes at initial issuance and beneficially own such Notes as capital assets and not as part of a "straddle," "hedge," "synthetic security" or "conversion transaction" for US federal income tax purposes, or as part of some other integrated investment. This summary does not discuss all of the tax consequences that may be relevant to particular investors or to investors subject to special treatment under the US federal income tax laws (such as banks, thrifts, or other financial institutions; insurance companies; securities dealers or brokers, or traders in securities electing mark-to-market treatment; regulated investment companies; real estate investment trusts; small business investment companies; S corporations; partnerships or other entities treated as partnerships for US federal tax purposes; investors whose functional currency is not the US dollar; certain former citizens or residents of the United States; persons subject to the alternative minimum tax; retirement plans or other tax-exempt entities, or persons holding the Notes in tax-deferred or tax-advantaged accounts; or "controlled foreign corporations" or "passive foreign investments companies" for US federal income tax purposes), and this summary does not discuss the tax consequences under the laws of any foreign, state or local taxing jurisdictions. In addition, this summary does not address the tax consequences to shareholders, partners or other equity holders in, or beneficiaries of, a beneficial owner of a Note. Accordingly, prospective investors are urged to consult their tax advisors with respect to the US federal, state and local tax consequences of investing in the Notes, as well as any consequences arising under the laws of any other taxing jurisdiction to which they may be subject.

Federal Income Tax Consequences to US Holders

  Treatment of Interest

        Stated interest on the Notes will be taxable to a US Holder as ordinary interest income as the interest accrues or is paid (in accordance with the US Holder's method of tax accounting).

  Treatment of Dispositions of Notes

        Upon the sale, exchange, retirement or other taxable disposition of a Note, a US Holder will recognize gain or loss equal to the difference between the amount received (other than amounts in respect of accrued and unpaid interest, which will be taxable as such) and the adjusted tax basis of the Note. A US Holder's tax basis in a Note will be, in general, such US Holder's cost therefor. Gain or loss realized on the sale, exchange or retirement of a Note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such sale, exchange or retirement, the Note had been held for more than one year.

Federal Income Tax Consequences to Non-US Holders

        As used in this discussion, the term "Non-US Holder" means a beneficial owner of a Note that is, for US federal income tax purposes:

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  a nonresident alien individual,

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  a foreign corporation,

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  an estate whose income is not subject to US federal income tax on a net income basis, or

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  a trust if no court within the United States is able to exercise primary supervision over its administration or if no United States persons, within the meaning of the Code, have the authority to control all of its substantial decisions.

  Treatment of Interest

        Interest payments on the Notes to Non-US Holders will not be subject to US federal income or withholding tax if the following conditions are satisfied:

  •
  the Non-US Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote,

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  the Non-US Holder is not a controlled foreign corporation for US federal income tax purposes that is related to us through actual or constructive ownership,

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  the Non-US Holder is not a bank receiving interest on a loan in the ordinary course of its trade or business, and

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  the payments are not effectively connected with a trade or business conducted by the Non-US Holder in the United States and either (a) the Non-US Holder provides to us a correct, complete and executed IRS Form W-8BEN, Form W-8EXP or Form W-8IMY (or successor form) with all of the attachments required by the IRS, or (b) the Non-US Holder holds its Note through a qualified intermediary (generally a foreign financial institution or clearing organization or a non-US branch or office of a US financial institution or clearing organization that is a party to a withholding agreement with the IRS) which has provided to us an IRS Form W-8IMY stating that it is a qualified intermediary and has received documentation upon which it can rely to treat the payment as made to a foreign person.

        If any of the above conditions are not satisfied, interest on the Notes will be subject to a 30% withholding tax when paid, unless an income tax treaty reduces or eliminates the tax or the interest is effectively connected with the conduct of a US trade or business and the Non-US Holder provides a correct, complete and executed IRS Form W-8ECI. In the latter event, generally Non-US Holders will be subject to US federal income tax with respect to all income from the Notes in the same manner as US Holders, as described above, and Non-US Holders that are corporations could be subject to a branch profits tax on such income as well, in each case unless an income tax treaty reduces or eliminates the tax.

  Treatment of Dispositions of Notes

        In general, gain realized on the sale, exchange or retirement of a Note by a Non-US Holder will not be subject to US federal income tax, unless:

  •
  the gain with respect to the Note is effectively connected with a trade or business conducted by the Non-US Holder in the United States, in which case the gain will be taxed in the same manner as gain realized by a US Holder, or

  •
  the Non-US Holder is a nonresident alien individual who holds the Notes as a capital asset and is present in the United States for more than 182 days in the taxable year of the sale and certain other conditions are satisfied, in which case the gain will be subject to a 30% tax.

  Treatment of Notes for US Federal Estate Tax Purposes

        A Note held by an individual who at death is a Non-US Holder will not be includible in the Non-US Holder's gross estate for US federal estate tax purposes if none of the payments on the Notes to the Non-US Holder would have been subject to US federal income or withholding tax at the time of death under the tests described above.

  Information Reporting and Backup Withholding

        Information reporting will apply to certain payments on a Note and proceeds of the sale of a Note held by a US Holder that is not an exempt recipient (such as a corporation). Backup withholding may apply to payments made to a US Holder if (a) the US Holder has failed to provide its correct taxpayer identification number on IRS Form W-9, (b) we have been notified by the IRS of an underreporting by the US Holder (underreporting generally refers to a determination by the IRS that a payee has failed to include in income on its tax return any reportable dividend and interest payments required to be shown on a tax return for a taxable year), or (c) we have been notified by the IRS that the tax identification number provided to the IRS on an information return does not match IRS records or that the number was not on the information return.

        Backup withholding will not be required with respect to interest paid to Non-US Holders, so long as we have received from the Non-US Holder a correct, complete and executed IRS Form W-8BEN, W-8ECI, W-8EXP or Form W-8IMY with all of the attachments required by the IRS. Interest paid to a Non-US Holder will be reported on IRS Form 1042-S which is filed with the IRS and sent to Non-US Holders.

        Information reporting and backup withholding may apply to the proceeds of a sale of a Note by a Non-US Holder made within the United States or conducted through certain US related financial intermediaries, unless we receive one of the tax forms described above.

        Backup withholding is not an additional tax and may be refunded (or credited against your US federal income tax liability, if any). The information reporting requirements may apply regardless of whether withholding is required. For Non-US Holders, copies of the information returns reporting such interest and withholding also may be made available to the tax authorities in the country in which a Non-US Holder is a resident under the provisions of an applicable income tax treaty or agreement.

        The preceding discussion is only a summary of certain of the tax implications of an investment in Notes. Prospective investors are urged to consult with their own tax advisors prior to investing to determine the tax implications of such investment in light of each such investor's particular circumstances.

State, Local and Foreign Taxes

        US and Non-US Holders should consult their tax advisors with respect to state, local and foreign tax considerations relevant to an investment in Notes.

PROPOSED EUROPEAN UNION SAVINGS DIRECTIVE

        On June 3, 2003, the European Council of Economics and Finance Ministers adopted a Directive on the taxation of savings income. Under the Directive Member States are required, from July 1, 2005, to provide to the tax authorities of another Member State details of payments of interest (or similar income) paid by a person within its jurisdiction to an individual resident in that other Member State. However, for a transitional period, Belgium, Luxembourg and Austria will instead be required (unless during that period they elect otherwise) to operate a withholding system in relation to such payments (the ending of such transitional period being dependent upon the conclusion of certain other agreements relating to information exchange with certain other countries).

UNDERWRITING

        Subject to the terms and conditions set forth in an underwriting agreement dated January 25, 2006 (the "Underwriting Agreement") between us and the Underwriters named below, we have agreed to sell to each of the Underwriters, and each of the Underwriters has severally, and not jointly, agreed to purchase from us, the aggregate principal amount of Notes set forth opposite its name below.

Underwriters	Principal Amount of Notes
Bear, Stearns & Co. Inc.	$570,000,000
Bear, Stearns International Limited	$570,000,000
BB&T Capital Markets, a division of Scott & Stringfellow, Inc.	$75,000,000
Citigroup Global Markets Inc.	$75,000,000
ABN Amro Incorporated	$30,000,000
Banc of America Securities LLC	$30,000,000
Comerica Securities Inc.	$30,000,000
HVB Capital Markets, Inc.	$30,000,000
J.P. Morgan Securities Inc.	$30,000,000
Wachovia Capital Markets, LLC	$30,000,000
Wells Fargo Securities, LLC	$30,000,000

Total	$1,500,000,000

        The Underwriters have advised us that they propose to offer some or all of the Notes to the public at the offering price set forth on the cover page of this prospectus supplement and any balance to certain dealers at a price that reflects concessions not in excess of 0.175% of the principal amount of the Notes. Such dealers may reallow a concession to other dealers not in excess of 0.125% of the principal amount of the Notes. After the initial offering to the public, the public offering price and other selling terms may be changed. The Underwriting Agreement provides that we will pay as underwriters' compensation the amounts set forth as underwriting discount on the table on the cover page of this prospectus supplement. The expenses of the offering of the Notes are estimated to be approximately $100,000.

        In the event of default by one or more Underwriters, the Underwriting Agreement provides that in certain circumstances other underwriters may be substituted or the commitment of each non-defaulting Underwriter may be increased up to 10%. However, if the default involves more than 10% of the aggregate principal amount of the Notes, the Underwriting Agreement may be terminated.

        The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters will purchase all of the Notes if any are purchased. The Underwriters reserve the right to withdraw, cancel or modify the offering, and to reject orders in whole or in part.

        Bear Stearns is acting as Global Coordinator and BSIL as the International Coordinator for the offering of the Notes. The Underwriters propose initially to offer the Notes for sale in the United States and in those jurisdictions in Europe and Asia where it is legal to make such offers. All Notes to be sold to purchasers in Europe will be sold through BSIL as the International Coordinator. However, no action has been or, except in connection with the application for the Notes to be admitted to the Official List of the UK Listing Authority, will be taken in any jurisdiction by the Underwriters or us that would permit a public offering of the Notes or possession or distribution of this prospectus supplement and the accompanying prospectus in any jurisdiction, other than the United States, where, or in any circumstances in which, action for that purpose is required.

        Each Underwriter has represented and agreed that:

          (a) it has not offered or sold and will not offer or sell any Notes to persons in the United Kingdom prior to the earlier of (1) the expiry of the period of six months from the payment date and (2) the admission of such Notes to listing in accordance with Part VI of the Financial Services and Markets Act 2000 except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (as amended) or the Financial Services and Markets Act 2000;

          (b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000) received by it in connection with the issue of any Notes in circumstances in which Section 21(1) of the Financial Services and Markets Act 2000 does not apply to the Company; and

          (c) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

        Each Underwriter has agreed that it will (to the best of its knowledge and belief) comply with all applicable securities laws and regulations in force in any jurisdiction in which it offers, sells or delivers any of the Notes or possesses or distributes this prospectus supplement and the accompanying prospectus and will obtain any consent, approval or permission which is (to the best of its knowledge and belief) required by it for the purchase, offer, sale or delivery by it of the Notes under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers, sales or deliveries and neither we nor any other Underwriter shall have any responsibility therefor.

        You may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the issue price set forth on the cover page hereof.

        The Notes are a further issuance of securities and currently have no established trading market. Although we intend to cause the Notes to be admitted to the Official List of the UK Listing Authority, no guarantees can be given that the application will be approved, and we do not intend to apply for listing of the Notes on a national securities exchange in the United States. We have been advised by Bear Stearns that, following completion of the offering of the Notes, Bear Stearns and its affiliates intend to make a market in the Notes, although they are under no obligation to do so and may discontinue any market-making activities at any time without notice. Accordingly, no guarantees can be given as to whether an active trading market for the Notes will develop or, if such a trading market develops, as to the liquidity of such trading market.

        Listing Considerations. The draft EU Transparency Obligations Directive, which we refer to as the "directive," may be implemented in the United Kingdom in a manner which is unduly burdensome for us. In particular, we may be required to prepare our financial statements in accordance with International Financial Reporting Standards for accounting periods beginning on or after January 1, 2007. We are under no obligation to maintain the listing of the Notes and holders should be aware that, in circumstances where admission to the Official List of the UK Listing Authority would require preparation of financial statements in accordance with standards other than US generally accepted accounting principles, or in any other circumstances where the directive is implemented in a manner that we in good faith believe is unduly burdensome, the Notes may be de-listed. We may, but are not obligated to, seek an alternative listing for the Notes on a stock exchange outside the European Union. However, if such an alternative listing is not available or is, in our opinion, unduly burdensome for us, an alternative listing for the Notes may not be obtained.

        All secondary trading in the Notes will settle in same day funds. See "Description of the Notes—Book-Entry, Delivery and Form—Global Clearance and Settlement Procedures."

        It is expected that delivery of the Notes will be made against payment therefor on or about January 31, 2006, which is the fourth business day following the date hereof (such settlement cycle being herein referred to as "T+4"). Purchasers of Notes should note that the ability to settle secondary market trades of the Notes executed on the date of pricing may be affected by the T+4 settlement.

        The Underwriting Agreement provides that we will indemnify the Underwriters against certain liabilities, including liabilities under the United States Securities Act of 1933, as amended, or contribute to payments the Underwriters may be required to make in respect thereof.

        Bear Stearns and BSIL are our wholly-owned subsidiaries. To the extent that part or all of the Notes so purchased by Bear Stearns or BSIL are not resold by them at the initial offering price, the funds derived from our sale of the Notes on a consolidated basis may be reduced, because we will not derive any additional funds from Notes purchased by Bear Stearns or BSIL and not resold. Bear Stearns and BSIL intend to resell any Notes that they are unable to resell from time to time, at prevailing market prices, subject to applicable prospectus delivery and other legal requirements.

        The offer and sale of the Notes in respect of which this prospectus supplement is delivered complies with the requirements set forth in Rule 2720 of the Conduct Rules of the NASD regarding underwriting securities of an affiliate of an NASD member.

        In order to facilitate the offering of the Notes, Bear Stearns, in its capacity as Global Coordinator of the offering of the Notes, may over-allot or effect transactions which stabilize or maintain the market price of the Notes at a level higher than that which might otherwise prevail in the open market. Specifically, Bear Stearns, on behalf of the Underwriters, may over-allot or otherwise create a short position in the Notes for the account of the Underwriters by selling more Notes than have been sold to us. Bear Stearns, on behalf of the Underwriters, may elect to cover any such short position by purchasing Notes in the open market. In addition, Bear Stearns, on behalf of the Underwriters, may stabilize or maintain the price of the Notes by bidding for or purchasing Notes in the open market and may impose penalty bids, under which selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if Notes previously distributed in the offering are repurchased in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the Notes at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the Notes to the extent that it discourages resales of Notes. No representation is made as to the magnitude or effect of any such stabilization or other transactions. Such stabilizing, if commenced, may be discontinued at any time and in any event shall be discontinued within a limited period. No other party may engage in stabilization.

        Bear Stearns will make the Notes available for distribution on the Internet through a proprietary web site and/or a third-party system operated by Market Axess Inc., an Internet-based communications technology provider. We own less than 10% of Market Axess Inc. Market Axess Inc. is providing the system as a conduit for communications between Bear Stearns and its customers and is not a party to any transactions. We do not believe that Market Axess Inc. will function as our underwriter or agent of the issuer, nor do we believe that Market Axess Inc. will act as a broker for any customer of Bear Stearns. Market Axess Inc., a registered broker-dealer, will receive compensation from Bear Stearns based on transactions Bear Stearns conducts through the system. Bear Stearns will make the Notes available to its customers through the Internet distributions, whether through a proprietary or third-party system, on the same terms as distributions made through other channels.

LEGAL MATTERS

        The validity of the Notes will be passed upon for us by Cadwalader, Wickersham & Taft LLP, New York, New York, USA. Certain legal matters will be passed upon for the Underwriters by Kramer Levin Naftalis & Frankel LLP, New York, New York, USA. Certain legal matters relating to the laws of England and Wales are being passed upon for us by Cadwalader, Wickersham & Taft LLP, London, England, and for the Underwriters by Berwin Leighton Paisner, London, England.

EXPERTS

        The consolidated financial statements, the related financial statement schedules, and management's report on the effectiveness of internal control over financial reporting incorporated in this prospectus supplement by reference from our 2004 Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        With respect to the unaudited interim financial information for the periods ended February 28, 2005 and February 29, 2004, May 31, 2005 and May 31, 2004 and August 31, 2005 and August 31, 2004, which is incorporated by reference in this prospectus supplement, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their reports included in our Quarterly Reports on Form 10-Q for the quarters ended February 28, 2005, May 31, 2005 and August 31, 2005, which are incorporated by reference in this prospectus supplement, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 (the "Securities Act") for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act.

GENERAL INFORMATION

        We are incorporated with shares and limited liability under the laws of the State of Delaware, the United States. Our registered office is at The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, USA. Our principal executive office is 383 Madison Avenue, New York, New York 10179, USA.

        So long as the Notes are outstanding, copies of the following documents will be available from our principal executive office and from the specified offices of the paying agents in London:

          (i) our Certificate of Incorporation and By-laws;

          (ii) our published audited consolidated financial statements contained in our Annual Report on Form 10-K for the two fiscal years ended November 30, 2004 and November 30, 2003;

          (iii) the Underwriting Agreement and the Indenture;

          (iv) a copy of this prospectus supplement and accompanying prospectus;

          (v) the written agreement of Cadwalader, Wickersham & Taft LLP referred to below; and

          (vi) any other documents incorporated herein by reference.

        Our consolidated statements of financial condition as of November 30, 2004 and November 30, 2003, and the related consolidated statements of income, cash flows and changes in stockholder's equity for each of the three years in the period ended November 30, 2004, and management's report on the effectiveness of internal control over financial reporting as of November 30, 2004, which are incorporated by reference in this prospectus supplement, were audited, without qualification, by Deloitte & Touche LLP, 2 World Financial Center, New York, NY 10281, USA, an independent registered public accounting firm, in accordance with the standards of the Public Company Accounting Oversight Board (United States).

        Cadwalader, Wickersham & Taft LLP have given and have not withdrawn their written agreement to the inclusion of their tax summary in this prospectus supplement in the form and context in which it appears.

        Other than as disclosed or contemplated herein, there has been no material change in our financial or trading position since August 31, 2005 and no material adverse change in our financial position or prospects since November 30, 2004.

        In the normal course of our business, we have been named as defendant in various legal actions, including arbitrations, class actions and other litigation, arising out of our activities as a broker and dealer, as an underwriter, as an investment banker, as an employer or arising out of alleged employee misconduct. Certain of the legal actions include claims for substantial compensatory and/or punitive damages or claims for indeterminate amounts of damages. We are also involved from time to time in investigations and proceedings by governmental agencies and self-regulatory organizations regarding our business. Although the ultimate outcome of these matters cannot be ascertained at this time, it is the opinion of our management, that the resolution of the foregoing matters will not have a material adverse effect on our financial condition, taken as a whole; such resolution may, however, have a material effect on the operating results in any future period, depending upon the level of income for such period. There are no legal or arbitration proceedings (including any such proceedings which are pending or threatened) of which we are aware which may have or have had during the 12 months before the date of this document a material effect on our consolidated financial condition.

        The Notes have been assigned Euroclear and Clearstream Common Code 024284603, International Security Identification Number (ISIN) US073902KG22 and CUSIP No. 073902KG2.

PROSPECTUS

The Bear Stearns Companies Inc.

Debt Securities
Warrants
Preferred Stock
Depositary Shares

By this prospectus, we intend to offer at one or more times—
Debt Securities Warrants to Purchase Debt Securities Preferred Stock Depositary Shares
in one or more series with an aggregate initial public offering price of up to $12,410,781,162 (as described in the applicable prospectus supplement).

We will provide the specific terms of these securities in supplements to this pro- spectus. You should read this prospectus and any supplements carefully before you invest in the securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

        We may use this prospectus in the initial sale of these securities. In addition, Bear, Stearns & Co. Inc. or any of our other affiliates may use this prospectus in a market-making transaction in any of these or similar securities after their initial sale. Unless we or our agent inform the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

Bear, Stearns & Co. Inc.

Prospectus dated February 2, 2005.

        The information contained in this prospectus is not complete and may be changed. You should only rely on the information incorporated by reference or provided in this prospectus or any supplement to this prospectus. We have not authorized anyone else to provide you with different information. These securities are not being offered in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement to this prospectus is accurate as of any date other than the date on the front of those documents.

WHERE YOU CAN FIND MORE INFORMATION

        We file current, annual and quarterly reports, proxy statements and other information required by the Securities Exchange Act of 1934, as amended, with the SEC. You may read and copy any document we file at the SEC's public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. Our SEC filings are also available to the public from the SEC's Internet site at http://www.sec.gov. Copies of these reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

        Our website is http://www.bearstearns.com. We make available free of charge on our website, via a link to the SEC's internet site at http://www.sec.gov, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and Forms 3, 4 and 5 filed on behalf of directors and executive officers and any amendments to those reports filed or furnished pursuant to the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

        In addition, we currently make available on http://www.bearstearns.com our most recent annual report on Form 10-K, our quarterly reports on Form 10-Q for the current fiscal year and our most recent proxy statement, although in some cases these documents are not available on our website as soon as they are available on the SEC's internet site. You will need to have on your computer the Adobe Acrobat Reader software to view these documents, which are in the .PDF format.

        We have filed with the SEC a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the securities. This prospectus, which constitutes a part of that Registration Statement, does not include all the information contained in that Registration Statement and its exhibits. For further information with respect to the securities, you should consult the Registration Statement and its exhibits.

        Statements contained in this prospectus concerning the provisions of any documents are necessarily summaries of those documents, and each statement is qualified in its entirety by reference to the copy of the document filed with the SEC. The Registration Statement and any of its amendments, including exhibits filed as a part of the Registration Statement or an amendment to the Registration Statement, are available for inspection and copying through the entities listed above.

        The SEC allows us to "incorporate by reference" the information that we file with them, which means that we can disclose important information to you by referring you to the other information we have filed with the SEC. The information that we incorporate by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

        The following documents filed by us with the SEC pursuant to Section 13 of the Exchange Act (File No. 1-8989) and any future filings under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act made before the termination of the offering are incorporated by reference:

          (1)   the Annual Report on Form 10-K (including the portions of the Company's Annual Report to Stockholders and Proxy Statement incorporated by reference therein) for the fiscal year ended November 30, 2003;

          (2)   the Quarterly Reports on Form 10-Q for the fiscal quarters ended February 29, 2004, May 31, 2004 and August 31, 2004; and

          (3)   the Current Reports on Form 8-K dated December 15, 2003, December 17, 2003, December 17, 2003, January 7, 2004, January 21, 2004, March 3, 2004, March 17, 2004, March 18, 2004, March 18, 2004, April 1, 2004, May 25, 2004, June 15, 2004, June 16, 2004, June 16, 2004, September 7, 2004, September 22, 2004, September 22, 2004, September 22, 2004, September 27, 2004, October 29, 2004, November 4, 2004, November 18, 2004, November 29, 2004, December 21, 2004, December 28, 2004, January 5, 2005, January 6, 2005, January 20, 2005 and January 25, 2005.

        We will provide to you without charge, a copy of any or all documents incorporated by reference into this prospectus except the exhibits to those documents (unless they are specifically incorporated by reference in those documents). You may request copies by writing or telephoning us at our Investor Relations Department, The Bear Stearns Companies Inc., 383 Madison Avenue, New York, New York 10179; telephone number (212) 272-2000.

THE BEAR STEARNS COMPANIES INC.

        We are a holding company that, through our broker-dealer and international bank subsidiaries, principally Bear, Stearns & Co. Inc. ("Bear Stearns"), Bear, Stearns Securities Corp. ("BSSC"), Bear, Stearns International Limited ("BSIL") and Bear Stearns Bank plc ("BSB"), is a leading investment banking, securities and derivatives trading, clearance and brokerage firm serving corporations, governments, institutional and individual investors worldwide. BSSC, a subsidiary of Bear Stearns, provides professional and correspondent clearing services, in addition to clearing and settling customer transactions and certain of our proprietary transactions. In addition to conducting a substantial portion of our operating activities through certain of our regulated subsidiaries (Bear Stearns, BSSC, BSIL and BSB), we also conduct significant activities through other wholly-owned subsidiaries including: Bear Stearns Global Lending Limited, Custodial Trust Company, Bear Stearns Financial Products Inc., Bear Stearns Capital Markets Inc., EMC Mortgage Corporation, Bear Stearns Commercial Mortgage Inc., Bear Stearns Credit Products Inc. and Bear Stearns Forex Inc.

        Our business includes:

  •
  market-making and trading in US government, government agency, corporate debt and equity, mortgage-related, asset-backed, municipal securities and high yield products;

  •
  trading in options, futures, foreign currencies, interest rate swaps and other derivative products;

  •
  securities, options and futures brokerage;

  •
  providing securities clearance services;

  •
  managing equity and fixed income assets for institutional and individual clients;

  •
  financing customer activities;

  •
  securities lending;

  •
  securities and futures arbitrage;

  •
  involvement in specialist activities on the New York Stock Exchange, American Stock Exchange and International Securities Exchange ("ISE");

  •
  underwriting and distributing securities;

  •
  arranging for the private placement of securities;

  •
  assisting in mergers, acquisitions, restructurings and leveraged transactions;

  •
  making principal investments in leveraged acquisitions;

  •
  engaging in commercial real estate activities;

  •
  investment management and advisory services; and

  •
  fiduciary, custody, agency and securities research services.

        Our business is conducted:

  •
  from our principal offices in New York City;

  •
  from domestic regional offices in Atlanta, Boston, Chicago, Dallas, Denver, Los Angeles, San Francisco and San Juan;

  •
  from representative offices in Beijing, Herzliya, Hong Kong, Sao Paulo and Shanghai;

  •
  through international offices in Dublin, Hong Kong, London, Lugano, Milan, Singapore and Tokyo; and

  •
  through joint ventures with other firms in Belgium, Greece, Spain and Sweden.

        Our international offices provide services and engage in investment activities involving foreign clients and international transactions. Additionally, certain of these foreign offices provide services to US clients.

        Bear Stearns and BSSC are broker-dealers and investment advisers registered with the SEC. Bear Stearns and/or BSSC are also members of the NYSE, all other principal US securities and futures exchanges, the National Association of Securities Dealers, Inc. ("NASD"), the Commodity Futures Trading Commission, the National Futures Association and the ISE. Bear Stearns is a "primary dealer" in US government securities as designated by the Federal Reserve Bank of New York.

        BSIL is a full service broker-dealer based in London and among other European exchanges, is a member of Eurex Deutschland, the International Petroleum Exchange, Euronext Liffe, Euronext Paris and NASDAQ Europe. BSIL is supervised by and is regulated in accordance with the rules of the Financial Services Authority.

        BSB is an Ireland-based bank, which was registered in 1996 and subsequently granted a banking license on April 10, 1997 under the Irish Central Bank Act, 1971. BSB allows our existing and prospective clients the opportunity of dealing with a banking counterparty.

        Bear Stearns Global Lending Limited ("BSGL") provides loans to certain Bear Stearns customers. BSGL is incorporated in the Cayman Islands.

        Custodial Trust Company ("CTC"), an FDIC insured New Jersey State chartered bank, offers a range of trust, lending and securities-clearance services. CTC provides us with banking powers including access to the securities and funds-wire services of the Federal Reserve System. CTC provides trust, custody, agency and securities lending services for institutional accounts; commercial and margin lending; the clearance of government securities for institutions and dealers; and the processing of mortgage and mortgage-related products, including derivatives and collateralized mortgage obligations products. At November 30, 2004, CTC held approximately $81 billion of assets for clients, including institutional clients such as pension funds, mutual funds, endowment funds and insurance companies.

        Bear Stearns Financial Products Inc. ("BSFP") transacts business as a triple-A-rated counterparty to eligible clients, offering a wide range of fixed income and equity derivative products. Eligible clients are those rated A3 or better by Moody's Investors Service, Inc. and A- or better by Standard & Poor's Ratings Services or counterparties acceptable to both rating agencies. BSFP transfers its market risk associated with derivative transactions to Bear Stearns Capital Markets Inc., an affiliate of BSFP and one of our wholly-owned subsidiaries. BSFP is incorporated in the State of Delaware.

        Bear Stearns Capital Markets Inc. ("BSCM") is engaged in fixed income derivatives transactions and hedges associated therewith. BSCM is incorporated in the State of Delaware.

        EMC Mortgage Corporation ("EMC"), is a HUD and Freddie MAC approved lender based in Irving, Texas. EMC purchases both conforming and non-conforming, investment-grade and non-investment grade, conventional fixed rate and adjustable rate residential mortgage loans with servicing released or retained and sells such loans to investors. EMC also purchases and sells residual certificates and mortgage servicing rights. In addition, through a subsidiary, EMC may originate commercial construction loans through approved brokers.

        Bear Stearns Commercial Mortgage Inc. activities benefit mortgage customers by providing a source for owners of property to finance commercial, multifamily, and manufactured housing community properties, including the placement of these loans through mortgage bankers in the states in which it is duly licensed or exempted.

        Bear Stearns Credit Products Inc. ("BSCPI") is engaged in credit derivatives transactions and hedges associated therewith. BSCPI is incorporated in the State of Delaware.

        Bear Stearns Forex Inc. ("BSFX") is a foreign exchange dealer engaged in foreign currency transactions and hedges associated therewith. BSFX is incorporated in the State of Delaware.

        We are incorporated in the State of Delaware. Our principal executive office is located at 383 Madison, New York, New York 10179, USA, and our telephone number is (212) 272-2000. Our internet address is http://www.bearstearns.com. In this prospectus, the terms "Company," "we," "us" and "our" refer only to The Bear Stearns Companies Inc. excluding its consolidated subsidiaries.

USE OF PROCEEDS

        Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes, which may include additions to working capital, the repayment of short-term and long-term debt and investments in, or extensions of credit to, subsidiaries. Pending such uses, the net proceeds may be temporarily invested in short-term obligations.

RATIO INFORMATION

        The ratio of earnings to fixed charges was calculated by dividing the sum of the fixed charges into the sum of the earnings before taxes and fixed charges. The ratio of earnings to combined fixed charges and preferred dividends was calculated by dividing the sum of fixed charges and preferred dividends into the sum of earnings before taxes and fixed charges. Fixed charges for purposes of the ratios consist of interest expense and certain other expenses. Preferred dividends represent the pre-tax earnings necessary to cover the dividends on our preferred stock, assuming such earnings are taxed at our consolidated effective tax rate.

        The table below presents the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred dividends for the fiscal years ended November 30, 2004, 2003, 2002, 2001 and 2000.

	Fiscal Year Ended November 30,
	2004	2003	2002	2001	2000
Ratio of earnings to fixed charges	2.2	2.2	1.7	1.2	1.2
Ratio of earnings to combined fixed charges and preferred dividends	2.2	2.2	1.7	1.2	1.2

DESCRIPTION OF DEBT SECURITIES

        This section describes certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of any debt securities offered by a prospectus supplement and the extent to which these general terms and provisions will not apply to the particular series of debt securities being offered, will be described in the prospectus supplement relating to that particular series of debt securities.

        We will issue the debt securities under the Indenture, dated as of May 31, 1991, as amended (the "Indenture"), between us and JPMorgan Chase Bank, N.A. (formerly, The Chase Manhattan Bank), as trustee (the "Trustee").

        The terms of the debt securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. We have filed a copy of the Indenture as an exhibit to the Registration Statement of which this prospectus forms a part. A copy of the Indenture is available as described under "Where You Can Find More Information."

        This section, along with the description in the applicable prospectus supplement, is a summary of the material provisions of the Indenture and is not complete. It does not restate the Indenture in its entirety. We urge you to read the Indenture because it, and not these descriptions, defines your rights as a holder of debt securities.

General

        We may offer debt securities for an aggregate principal amount of up to $12,410,781,162 under this prospectus. As of the date of this prospectus, we have issued approximately $92,455,416,650 aggregate principal amount of debt securities under the Indenture, of which $23,616,093,000 is outstanding. The Indenture permits us to:

  •
  issue debt securities at various times in one or more series;

  •
  issue an unlimited principal amount of debt securities;

  •
  provide for the issuance of other debt securities under the Indenture other than those authorized on the date of this prospectus at various times and without your consent; and

  •
  "reopen" a previous issue of a series of debt securities and issue additional debt securities of the series.

        Each prospectus supplement will describe the terms of any debt securities we issue, which may include the following:

  •
  the title and type of the debt securities;

  •
  the total principal amount of the debt securities;

  •
  the minimum denominations;

  •
  the percentage of the stated principal amount at which the debt securities will be sold and, if applicable, the method of determining the price;

  •
  the person to whom interest is payable, if other than the owner of the debt securities;

  •
  the maturity date or dates;

  •
  the interest rate or rates, which may be fixed or variable, and the method used to calculate that interest;

  •
  any index used to determine the amounts of any payments on the debt securities and the manner in which those amounts will be determined;

  •
  the interest payment dates, the regular record dates for the interest payment dates, and the date interest will begin to accrue;

  •
  the place or places where payments on the debt securities may be made and the place or places where the debt securities may be presented for registration of transfer or exchange;

  •
  any date or dates after which the debt securities may be redeemed, repurchased, or repaid in whole or in part at our option or the option of the holder and the periods, prices, terms, and conditions of that redemption, repurchase, or repayment;

  •
  any exchange or conversion features;

  •
  if other than the full principal amount, the portion of the principal amount of the debt securities that will be payable if their maturity is accelerated;

  •
  the currency of principal, any premium, interest, and any other amounts payable on the debt securities, if other than US dollars;

  •
  if the debt securities will be issued in other than book-entry form;

  •
  the identification of or method of selecting any interest rate calculation agents, exchange rate agents, or any other agents for the debt securities;

  •
  any provisions for the discharge of our obligations relating to the debt securities by the deposit of funds or US government obligations;

  •
  any provision relating to the extension or renewal of the maturity date of the debt securities;

  •
  if applicable, the circumstances under which we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes and under which we can redeem the debt securities if we have to pay additional amounts;

  •
  whether the debt securities will be listed on any securities exchange; and

  •
  any other terms of the debt securities, which could be different from those described in this prospectus.

        Unless we provide otherwise in an applicable prospectus supplement, we will issue debt securities only in registered form without coupons in denominations of $1,000 and integral multiples of $1,000, and in bearer form with or without coupons in the denomination of $5,000. If we issue bearer debt securities of a series, we will describe the federal income tax consequences and other special considerations applicable to those bearer debt securities in the prospectus supplement relating to that series.

        Unless we provide otherwise in the applicable prospectus supplement and subject to any limitations in the Indenture, you may transfer or exchange your registered securities at the corporate trust office or agency of the Trustee in the City and State of New York without paying a service charge, other than applicable tax or governmental charges. Bearer debt securities will be transferable by delivery. We will describe the provisions relating to the exchange of bearer debt securities of any series in the prospectus supplement relating to that series.

        If the principal, any premium or interest on the debt securities of any series is payable in a foreign or composite currency, the applicable prospectus supplement will describe any restrictions, elections, federal income tax consequences, specific terms and other information that apply to those debt securities and the currency.

        We may sell one or more series of debt securities at a substantial discount below the stated principal amount, bearing either no interest or interest at a rate that at the time of issuance is below market rate. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities. We will describe the federal income tax consequences and other special considerations applicable to a series in the prospectus supplement relating to that series.

Ranking

        The debt securities will be unsecured and will rank equally with all of our other unsecured and unsubordinated indebtedness. We extend credit to our subsidiaries at various times. Any credit we may extend to our subsidiaries may be subordinated to the claims of unaffiliated creditors of those subsidiaries.

        We are a holding company and depend on the earnings and cash flow of our subsidiaries to meet our obligations under the debt securities. Because the creditors of our subsidiaries generally would have a right to receive payment superior to our right to receive payment from the assets of our subsidiaries, the holders of our debt securities will effectively be subordinated to the creditors of our subsidiaries. If we were to liquidate or reorganize, your right to participate in any distribution of our subsidiaries' assets is necessarily subject to the senior claims of the subsidiaries' creditors. Furthermore, the Exchange Act and the rules of certain exchanges and other regulatory bodies, as well as covenants governing certain indebtedness of our subsidiaries, impose net capital requirements on some of our subsidiaries that limit their ability to pay dividends or make loans and advances to us.

Methods of Receiving Payment on the Debt Securities

        Registered Debt Securities.    Unless we otherwise provide in the applicable prospectus supplement, if the debt securities are in registered form, then the principal, any premium and interest will be payable at the corporate trust office or agency of the Trustee in the City and State of New York.

        Interest payments made before maturity or redemption on registered debt securities may be made:

  •
  at our option, by check mailed to the address of the person entitled to payment; or

  •
  at your option, if you hold at least $10 million in principal amount of registered debt securities, by wire transfer to an account you have designated in writing at least 16 days before the date on which the payment is due.

        Bearer Debt Securities.    Unless we provide otherwise in the applicable prospectus supplement, if the debt securities are in bearer form, then the principal, any premium and interest will be payable at the Trustee's office located outside the United States that is maintained for this purpose. No payment on a bearer debt security will be made by mail to a US address or by wire transfer to an account maintained in the United States, or will otherwise be made inside the United States, unless otherwise provided in the applicable prospectus supplement.

Notices

        Registered Debt Securities.    Unless otherwise provided in the applicable prospectus supplement, any notice given to a holder of a registered debt security will be mailed to the last address of such holder set forth in the applicable security register.

        Bearer Debt Securities.    Any notice given to a holder of a bearer debt security will be published in a daily newspaper of general circulation in the city or cities specified in the prospectus supplement relating to such bearer debt security.

Limitation on Liens

        We may not, and may not permit any of our Restricted Subsidiaries to, issue, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money secured by a pledge of, lien on or security interest in any shares of voting stock of any Restricted Subsidiary without effectively providing that the securities issued under the Indenture, including the debt securities, will be secured equally and ratably with such secured indebtedness.

        The term "Restricted Subsidiary" as defined in the Indenture means Bear Stearns, CTC, BSSC and any of our other subsidiaries owning, directly or indirectly, any of the common stock of, or succeeding to a significant portion of the business, property or assets of, a Restricted Subsidiary, or with which a Restricted Subsidiary is merged or consolidated.

Merger and Consolidation

        We may consolidate or merge with or into any other corporation, and may sell, lease or convey all or substantially all of our assets to any corporation, organized and existing under the laws of the United States or any US state, if:

  (1)
  we or any other successor corporation shall not immediately after the merger or consolidation be in default under the Indenture; and

  (2)
  the continuing corporation (if other than us), or the resulting entity that receives substantially all of our assets, shall expressly assume:

  (a)
  payment of the principal of, and premium, if any, and interest on (and any additional amounts payable in respect of) the debt securities and

  (b)
  performance and observance of all of the covenants and conditions of the Indenture to be performed or observed by us.

        Unless otherwise provided in the applicable prospectus supplement, and subject to the foregoing, the Indenture permits:

  •
  a consolidation, merger, sale of assets or other similar transaction that may adversely affect our creditworthiness or that of a successor or combined entity;

  •
  a change in control; or

  •
  a highly leveraged transaction involving us, whether or not involving a change in control;

and the Indenture, therefore, will not protect holders of the debt securities from the substantial impact that any of the transactions described above may have on the value of the debt securities.

Modification and Waiver

        With the consent of the holders of 66 2/3% in principal amount of the outstanding debt securities of each series affected, we and the Trustee may modify or amend the Indenture, without the consent of each holder of the outstanding debt security affected, unless the modification or amendment:

  •
  changes the stated maturity or the date of any installment of principal of, or interest on, any debt security or changes its redemption price or optional redemption price;

  •
  reduces the principal amount of, or the rate of interest on, or the amount of any additional amount payable on, any debt security, or reduces the amount of principal that could be declared due and payable before the stated maturity of that debt security, or changes our obligation to pay any additional amounts (except as permitted under the Indenture), or reduces the amount of principal of a discount security that would be due and payable if accelerated under the Indenture;

  •
  changes the place or currency of any payment of principal, premium, if any, or interest on any debt security;

  •
  impairs the right to institute suit for the enforcement of any payment on or with respect to any debt security;

  •
  reduces the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required to modify or amend the Indenture; or

  •
  modifies the foregoing requirements or reduces the percentage of outstanding debt securities necessary to waive any past default to less than a majority.

We may make any of these amendments or modifications, however, with the consent of the holder of each outstanding debt security affected.

        Except with respect to defaults relating to certain fundamental provisions of the Indenture, which cannot be waived without the consent of the holders of each outstanding security of a series affected, the holders of at least a majority in principal amount of outstanding debt securities of any series may, with respect to that series, waive past defaults under the Indenture and waive compliance with certain provisions of the Indenture, either in a specific instance or generally.

Events of Default

        Under the Indenture, an "Event of Default" with respect to any series of debt securities means:

  (1)
  a failure to pay any interest, or any additional amounts payable, on any debt securities of that series for 30 days after payment is due;

  (2)
  a failure to pay the principal of, and premium, if any, on any debt security of that series when due;

  (3)
  a failure to deposit any sinking fund payment when due relating to that series;

  (4)
  a failure to perform any other covenant contained in the Indenture or relating to that series that has continued for 60 days after written notice was provided;

  (5)
  a failure lasting 10 days after notice relating to any of our other indebtedness for borrowed money or indebtedness of any Restricted Subsidiary in excess of $10 million, that results in such indebtedness becoming due and payable before maturity;

  (6)
  certain events of bankruptcy, insolvency or reorganization; and

  (7)
  any other Event of Default with respect to debt securities of that series.

Concerning the Trustee

        Within 90 days after any default, the Trustee will notify you of the default, unless the default is cured or waived.

        The Trustee may withhold notice of a default (except a default relating to the payment of principal, premium or interest, or any additional amounts related to any debt security or the payment of any sinking fund installment), if the Trustee in good faith determines that withholding notice is in your interests.

        If a default in the performance or breach of any covenant in the Indenture or relating to that series occurs and continues for 60 days after written notice has been given to us or the Trustee by the holders of at least 25% in principal amount of the outstanding debt securities of a series, the Trustee will not give notice to the holders for at least an additional 30 days after such default.

        If an event of default for any series of debt securities occurs and continues, the Trustee or the holders of 25% of the aggregate principal amount (or any lesser amount that the series may provide) of the outstanding debt securities affected by the default may require us to immediately repay the entire principal amount (or any lesser amount that the series may provide) of the outstanding debt securities of such series.

        So long as the Trustee has not yet obtained a judgment or decree for payment of money due, and we have paid all amounts due (other than those due solely as a result of acceleration) and have remedied all Events of Default, the holders of a majority in principal amount of the outstanding debt securities of the affected series may rescind any acceleration or may waive any past default. However, the holders of a majority in principal amount of all outstanding debt securities of the affected series may not waive any Event of Default with respect to any series of debt securities in the following two circumstances:

  •
  a failure to pay the principal of, and premium, if any, or interest on, or any additional amounts payable in respect of, any debt security of that series for which payment had not been subsequently made; or

  •
  a covenant or provision that cannot be modified or amended without the consent of each holder of outstanding debt security of that series.

        The holders of a majority in principal amount of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to debt securities of that series, provided that this direction is not in conflict with any rule of law or the Indenture. Before proceeding to exercise any right or power under the Indenture at the direction of those holders, the Trustee will be entitled to receive from those holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any such direction.

        We are required to deliver to the Trustee an annual statement as to our fulfillment of all of our obligations under the Indenture.

Defeasance

        If provided for under the Indenture with respect to debt securities of any series that are registered debt securities denominated and payable only in US dollars (except as otherwise provided under the Indenture), we will:

  •
  be discharged from any and all obligations in respect of the debt securities of that series under the Indenture (except for certain obligations to register the transfer or exchange of debt securities of that series, replace stolen, lost or mutilated debt securities of that series, maintain paying agents and hold moneys for payment in trust) on the 91st day after the applicable conditions described in this paragraph have been satisfied; or

  •
  not be subject to provisions of the Indenture described above under the subsections entitled "—Limitation on Liens" and "—Merger and Consolidation" with respect to the debt securities of that series;

in each case if we deposit with the Trustee, in trust, money or US government obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of, and premium, if any, and any interest on, the debt securities of that series on the dates such payments are due in accordance with the terms of those debt securities.

        To exercise either option, we are required to deliver to the Trustee an opinion of counsel to the effect that:

  (1)
  the deposit and related defeasance would not cause the holders of the debt securities of the series being defeased to recognize income, gain or loss for US federal income tax purposes; and

  (2)
  if the debt securities of that series are then listed on the NYSE, the exercise of the option would not result in delisting.

        We may specify defeasance provisions with respect to any series of debt securities.

DESCRIPTION OF WARRANTS

        This section sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. The particular terms of the warrants offered by any prospectus supplement and the extent to which such general terms and provisions will not apply to the warrants so offered will be described in the prospectus supplement relating to those warrants.

        We may issue warrants that are debt warrants, index warrants, interest rate warrants or universal warrants as described in the applicable prospectus supplement. Warrants may be offered independently of or together with one or more additional warrants, any series of debt securities, preferred stock or other securities or any combination thereof and may be attached to or separate from any such securities. The warrants will be settled either through physical delivery or through payment of a cash settlement value as described in this prospectus and in any applicable prospectus supplement.

        Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or a trust company, as warrant agent, all as described in the prospectus supplement relating to that series of warrants. The warrant agent will act solely as our agent under the applicable warrant agreement and in connection with the certificates for any warrants of that series, and will not assume any obligation or relationship of agency or trust for or with any holders of those warrant certificates or beneficial owners of those warrants.

        This section, along with the description in the applicable prospectus supplement, is a summary of certain provisions of the forms of warrant agreements and warrant certificates and is not complete. We urge you to read the warrant agreements and the warrant certificates, because those documents, and not these descriptions, define your rights as a holder of warrants. We have filed copies of the forms of the warrant agreements and warrant certificates as exhibits to the Registration Statement of which this prospectus is a part. Copies of the forms of warrant agreements and warrant certificates are available as described under "Where You Can Find More Information."

Debt Warrants

        We may issue, together with debt securities or separately, debt warrants for the purchase of debt securities on terms to be determined at the time of sale.

Index Warrants

        We may issue index warrants entitling the holders thereof to receive from us, upon exercise, an amount in cash determined by reference to decreases or increases in the level of a specific index or in the levels (or relative levels) of two or more indices or combinations of indices, which index or indices may be based on one or more stocks, bonds or other securities, one or more interest rates, one or more currencies or currency units, or any combination of the foregoing.

Interest Rate Warrants

        We may issue interest rate warrants entitling the holders thereof to receive from us, upon exercise, an amount in cash determined by reference to decreases or increases in the yield or closing price of one or more specified debt instruments or in the interest rates, interest rate swap rates, or other rates established from time to time by one or more specified financial institutions, or any combination of the foregoing.

Universal Warrants

        We may also issue universal warrants:

  •
  to purchase or sell securities of one or more issuers, securities based on the performance of an issuer, securities based on the performance of an issuer but excluding the performance of a particular subsidiary or subsidiaries of that issuer, a basket of securities, or securities whose value is determined by reference to the performance, level, or value of, any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, or any combination of the above;

  •
  entitling the holders thereof to receive from us, upon exercise, an amount in cash determined by reference to the right to purchase or the right to sell a specified amount of one or more currencies or currency units or any combination of the foregoing for a specified amount of one or more different currencies or currency units or any combination of the foregoing;

  •
  to purchase or sell commodities; or

  •
  in such other form as shall be specified in the applicable prospectus supplement.

        We refer to the property in the above clauses as the warrant property. We may satisfy our obligations, if any, with respect to any universal warrants by delivering the warrant property, cash or in the case of warrants to purchase or sell securities or commodities, the cash value of the securities or commodities, as described in the applicable prospectus supplement.

Further Information in Prospectus Supplement

General Terms of Warrants

        The applicable prospectus supplement may contain, where applicable, the following additional information relating to the warrants:

  •
  the specific designation and aggregate number of warrants;

  •
  the offering price;

  •
  the currency, currency unit, currency index or currency basket based on or relating to currencies for which those warrants may be purchased;

  •
  the date on which the right to exercise those warrants will commence and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date on which you may exercise the warrants;

  •
  whether the warrants will be issued in registered form or bearer form;

  •
  whether those warrants are extendible and the period or periods of such extendibility;

  •
  the terms upon which bearer warrants of any series may be exchanged for registered warrants of that series;

  •
  whether those warrants will be issued in book-entry form, as a global warrant certificate, or in certificated form;

  •
  any applicable US federal income tax consequences;

  •
  the identity of the warrant agent for the warrants and of any other depositories, execution or paying agents, transfer agents, registrars, determination, or other agents;

  •
  the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

  •
  whether the warrants are to be sold separately or with other securities; and

  •
  any other terms of those warrants not inconsistent with the applicable warrant agreement.

Additional Terms of Debt Warrants

        The applicable prospectus supplement may contain, where applicable, the following additional information relating to any debt warrants:

  •
  the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the debt warrants;

  •
  the exercise price and whether the exercise price may be paid in cash, by the exchange of any debt warrants or other securities or both and the method of exercising the debt warrants; and

  •
  the designation, terms and amount of debt securities, if any, to be issued together with each of the debt warrants and the date, if any, after which the debt warrants and debt securities will be separately transferable.

Additional Terms of Index and Interest Rate Warrants

        The applicable prospectus supplement may contain, where applicable, the following additional information relating to any index and interest rate warrants:

  •
  the exercise price, if any;

  •
  the index or indices for any index warrants, which index or indices may be based on one or more US or foreign stocks, bonds, or other securities, one or more US or foreign interest rates, one or more currencies or currency units, or any combination of the foregoing, and may be a preexisting US or foreign index or an index based on one or more securities, interest rates, currencies or currency units selected by us solely in connection with the issuance of such index warrants, and certain information regarding such index or indices and the underlying securities, interest rates, currencies or currency units (including, to the extent possible, the policies of the publisher of the index with respect to additions, deletions and substitutions of such securities, interest rates, currencies or currency units);

  •
  for index warrants, the method of providing for a substitute index or indices or otherwise determining the amount payable in connection with the exercise of such index warrants if the index changes or ceases to be made available by the publisher of the index;

  •
  the commodity, commodity index or combinations of commodities or commodity indices;

  •
  any market to which the commodity or commodity index relates;

  •
  the debt instrument (which may be one or more debt instruments issued either by the US government or by a foreign government), the rate (which may be one or more interest rates or interest rate swap rates established from time to time by one or more specified financial institutions) or the other yield or price utilized for any interest rate warrants, and certain information regarding such debt instrument, rate, yield or price;

  •
  the strike amount, the method of determining the spot amount and the method of expressing movements in the yield or closing price of the debt instrument or in the level of the rate as a cash amount in the currency in which the interest rate cash settlement value of any interest rate warrants is payable;

  •
  whether such warrants shall be put warrants, call warrants or otherwise;

  •
  the formula for determining the cash settlement value of each warrant;

  •
  the circumstances, if any, under which a minimum and/or maximum expiration value is applicable upon the expiration of such warrants;

  •
  any minimum number of warrants which must be exercised at any one time, other than upon automatic exercise;

  •
  the maximum number, if any, of such warrants that may, subject to our election, be exercised by all holders on any day;

  •
  any provisions for the automatic exercise of such warrants other than at expiration;

  •
  whether and under what circumstances such warrants may be canceled by us prior to the expiration date; and

  •
  any other procedures and conditions relating to the exercise of such warrants.

Additional Terms of Universal Warrants

        The applicable prospectus supplement may contain, where applicable, the following additional information relating to any universal warrants:

  •
  whether the universal warrants are put warrants or call warrants and whether you or we will be entitled to exercise the warrants;

  •
  the specific warrant property, and the amount or the method for determining the amount of the warrant property, that may be purchased or sold upon exercise of each universal warrant;

  •
  the currency in which the exercise price, if any, and the cash settlement value of such warrants is payable;

  •
  the base currency and the reference currency for any currency warrants;

  •
  the price at which and the currency with which the underlying securities or commodities may be purchased or sold upon the exercise of each universal warrant, or the method of determining that price;

  •
  whether the exercise price may be paid in cash, by the exchange of any other security offered with the universal warrants or both and the method of exercising the universal warrants; and

  •
  whether the exercise of the universal warrants is to be settled in cash or by delivery of the underlying securities or commodities or both.

        Before you exercise your warrants, you will not have any of the rights of (1) holders of the debt securities of the series purchasable upon such exercise, including the right to receive payments of principal, any premium or interest on those debt securities, or to enforce any of the covenants or rights in the relevant indenture or any other agreement or (2) holders of preferred stock or other securities purchasable upon such exercise, including the right to receive payments of dividends, if any, on such preferred stock or other securities or to exercise any applicable right to vote.

        You may exchange registered warrants of any series for registered warrants of the same series representing in total the number of warrants that you have surrendered for exchange. To the extent permitted, you may exchange warrant certificates and transfer registered warrants at the corporate trust office of the warrant agent for that series of warrants (or any other office indicated in the prospectus supplement relating to that series of warrants).

        Unless otherwise specified in the applicable prospectus supplement, warrants will be issued in book-entry only form, and will be represented by a single global warrant certificate, registered in the name of the nominee of the depository of the warrants.

        Bearer warrants will be transferable by delivery. The applicable prospectus supplement will describe the terms of exchange applicable to any bearer warrants.

Exercise of Warrants

        You may exercise your warrants at the corporate trust office of the warrant agent (or any other office indicated in the prospectus supplement relating to those warrants) up to 5:00 p.m., New York time, on the date stated in the prospectus supplement relating to those warrants or as may be otherwise stated in the prospectus supplement. If you do not exercise your warrants before the time on that date (or such later date that we may set), your unexercised warrants will become void.

        Only registered debt securities will be issued and delivered upon exercise of registered warrants. Warrants will be deemed to have been exercised upon receipt of the warrant certificate and any payment, if applicable, at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement and we will, as soon as practicable after such receipt and payment, issue and deliver the warrant property or pay the settlement value in respect of the warrants.

        If fewer than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of the warrants. Special provisions relating to the exercise of any bearer warrants or automatic exercise of warrants will be described in the applicable prospectus supplement.

DESCRIPTION OF PREFERRED STOCK

        This section describes certain general terms and provisions of the preferred stock to which any prospectus supplement may relate. The particular terms of the preferred stock offered by any prospectus supplement and the extent, if any, to which such general terms will not apply to the preferred stock so offered will be described in the prospectus supplement relating to such preferred stock.

        This section, along with the description in the applicable prospectus supplement, is a summary of certain provisions of our restated certificate of incorporation, as amended, including the applicable certificates of designation, and is not complete.

        We urge you to read the restated certificate of incorporation, as amended, and the certificate of designation for the relevant series of preferred stock in which you are intending to invest, because those documents, and not these descriptions, define your rights as a holder of preferred stock. We have filed a copy of the restated certificate of incorporation, as amended, and the certificates of designation for our currently outstanding shares of preferred stock as exhibits to the Registration Statement of which this prospectus is a part. Copies of the restated certificate of incorporation, as amended, are available described under "Where You Can Find More Information."

General

        Our restated certificate of incorporation, as amended, authorizes the issuance of 10,000,000 shares of preferred stock, $1.00 par value. We may issue preferred stock from time to time in one or more series. The exact terms of each series will be established by our board of directors or a duly authorized committee of the board.

        The terms of any particular series of preferred stock will be described in the prospectus supplement relating to that particular series of preferred stock, including, where applicable:

  (1)
  the designation, stated value and liquidation preference of such preferred stock and the number of shares offered;

  (2)
  the offering price;

  (3)
  the dividend rate or rates (or method of calculation), the date or dates from which dividends shall accrue, and whether such dividends shall be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to cumulate;

  (4)
  any redemption or sinking fund provisions;

  (5)
  the amount that shares of such series shall be entitled to receive in the event of our liquidation, dissolution or winding up;

  (6)
  the terms and conditions, if any, on which shares of such series shall be exchangeable for shares of our stock of any other class or classes, or other series of the same class;

  (7)
  the voting rights, if any, of shares of such series in addition to those set forth in "Voting Rights" below;

  (8)
  the status as to reissuance or sale of shares of such series redeemed, purchased or otherwise reacquired, or surrendered to us on conversion or exchange;

  (9)
  the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by us or any subsidiary of, the common stock or any other class of our stock ranking junior to the shares of such series as to dividends or upon liquidation;

  (10)
  the conditions and restrictions, if any, on the creation of indebtedness of us or of any subsidiary, or on the issue of any additional stock ranking on a parity with or prior to the shares of such series as to dividends or upon liquidation; and

  (11)
  any additional dividend, liquidation, redemption, sinking or retirement fund and other rights, preferences, privileges, limitations and restrictions of such preferred stock.

        The preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the applicable prospectus supplement, the shares of each series of preferred stock will upon issuance rank senior to the common stock and on a parity in all respects with each other outstanding series of preferred stock. As of November 30, 2004, there were outstanding:

  •
  3,493,250 depositary shares, each representing a one-fourth interest in a share of 6.15% Cumulative Preferred Stock, Series E;

  •
  2,612,800 depositary shares, each representing a one-fourth interest in a share of 5.72% Cumulative Preferred Stock, Series F; and

  •
  2,856,900 depositary shares, each representing a one-fourth interest in a share of 5.49% Cumulative Preferred Stock, Series G.

        The preferred stock will have no preemptive rights to subscribe for any additional securities that may be issued by us.

Dividends

        Unless otherwise specified in the applicable prospectus supplement, before any dividends may be declared or paid to the holders of shares of our common stock, par value $1.00 per share, or of any other of our capital stock ranking junior to any series of the preferred stock as to the payment of dividends, the holders of the preferred stock of that series will be entitled to receive, when and as declared by the board of directors or a duly authorized committee of the board, out of our net profits or net assets legally available therefor, dividends payable quarterly on January 15, April 15, July 15 and October 15, in each year at such rates as will be specified in the applicable prospectus supplement. Such rates may be fixed or variable or both. If variable, the formula used for determining the dividend rate for each dividend period will be specified in the applicable prospectus supplement. Dividends will be payable to the holders of record as they appear on our stock transfer records on such dates (not less than 15 days nor more than 60 days prior to a dividend payment date) as will be fixed by the board of directors or a duly authorized committee thereof. Dividends will be paid in the form of cash.

        Dividends on any series of preferred stock may be cumulative or noncumulative, as specified in the applicable prospectus supplement. If the board of directors fails to declare a dividend payable on a dividend payment date on any series of preferred stock for which dividends are noncumulative, then the holders of the preferred stock of that series will have no right to receive a dividend in respect of the dividend period relating to such dividend payment date, and we will have no obligation to pay the dividend accrued for such period, whether or not dividends on that series are declared or paid on any future dividend payment dates. If dividends on any series of preferred stock are not paid in full or declared in full and sums set apart for the payment thereof, then no dividends shall be declared and paid on that series unless declared and paid ratably on all shares of every series of preferred stock then outstanding, including dividends accrued or in arrears, if any, in proportion to the respective amounts that would be payable per share if all such dividends were declared and paid in full.

        The prospectus supplement relating to a series of preferred stock will specify the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by us or any of our subsidiaries of, the common stock or any other class of our stock ranking junior to the shares of that series as to dividends or upon liquidation and any other preferences, rights, restrictions and qualifications that are not inconsistent with the certificate of incorporation and the applicable certificates of designation.

Liquidation Rights

        Unless otherwise specified in the prospectus supplement relating to a series of preferred stock, upon our liquidation, dissolution or winding up (whether voluntary or involuntary), the holders of preferred stock of that series will be entitled to receive out of our assets available for distribution to our stockholders, whether from capital, surplus or earnings, the amount specified in the applicable prospectus supplement for that series, together with all dividends accrued and unpaid, before any distribution of the assets will be made to the holders of common stock or any other class or series of shares ranking junior to that series of preferred stock upon liquidation, dissolution or winding up, and will be entitled to no other or further distribution. If, upon our liquidation, dissolution or winding up, the assets distributable among the holders of a series of preferred stock shall be insufficient to permit the payment in full to the holders of that series of preferred stock of all amounts payable to those holders, then the entire amount of our assets thus distributable will be distributed ratably among the holders of that series of preferred stock in proportion to the respective amounts that would be payable per share if those assets were sufficient to permit payment in full.

        Neither our consolidation, merger or other business combination with or into any other individual, firm, corporation or other entity nor the sale, lease, exchange or conveyance of all or any part of our property, assets or business will be deemed to be a liquidation, dissolution or winding up.

Redemption

        If so specified in the applicable prospectus supplement, any series of preferred stock may be redeemable, in whole or in part, at our option or pursuant to a retirement or sinking fund or otherwise, on terms and at the times and the redemption prices specified in that prospectus supplement. If less than all shares of the series at the time outstanding are to be redeemed, the shares to be redeemed will be selected pro rata or by lot, in such manner as may be prescribed by resolution of the board of directors.

        Notice of any redemption of a series of preferred stock will be given by publication in a newspaper of general circulation in the Borough of Manhattan, the City of New York, not less than 30 nor more than 60 days prior to the redemption date. We will mail a similar notice, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of shares of that series at the addresses shown on our stock transfer records, but the mailing of such notice will not be a condition of such redemption. In order to facilitate the redemption of shares of preferred stock, the board of directors may fix a record date for the determination of the shares to be redeemed. Such record date will be not more than 60 days nor less than 30 days prior to the redemption date.

        Prior to the redemption date, we will deposit money for the payment of the redemption price with a bank or trust company doing business in the Borough of Manhattan, the City of New York, and having a capital and surplus of at least $10,000,000. Unless we fail to make such deposit, on the redemption date, all dividends on the series of preferred stock called for redemption will cease to accrue and all rights of the holders of shares of that series as our stockholders shall cease, except the right to receive the redemption price (but without interest). Unless otherwise specified in the applicable prospectus supplement, any monies so deposited which remain unclaimed by the holders of the shares of that series at the end of six years after the redemption date will become our property, and will be paid by the bank or trust company with which it has been so deposited to us.

Conversion Rights

        Unless otherwise specified in the applicable pricing supplement, no series of preferred stock will be convertible into common stock.

Voting Rights

        Unless otherwise determined by the board of directors and indicated in the applicable prospectus supplement, holders of the preferred stock of that series will not have any voting rights except as described below or as otherwise from time to time required by law. Whenever dividends on any series of preferred stock or any other class or series of stock ranking on a parity with that series with respect to the payment of dividends shall be in arrears for dividend periods, whether or not consecutive, containing in the aggregate a number of days equivalent to six calendar quarters, the holders of shares of that series (voting separately as a class with all other series of preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two of the authorized number of our directors at the next annual meeting of stockholders and at each subsequent meeting until all dividends accumulated on that series have been fully paid or set apart for payment. The term of office of all directors elected by the holders of a series of preferred stock shall terminate immediately upon the termination of the right of the holders of that series to vote for directors. Whenever the shares of a series are or become entitled to vote, each holder of shares of that series will have one vote for each share held.

        So long as shares of any series of preferred stock remain outstanding, we shall not, without the consent of the holders of at least two-thirds of the shares of that series outstanding at the time (voting separately as a class with all other series of preferred stock upon which like voting rights have been conferred and are exercisable):

  (1)
  issue or increase the authorized amount of any class or series of stock ranking senior to the shares of that series as to dividends or upon liquidation; or

  (2)
  amend, alter or repeal the provisions of our certificate of incorporation or of the resolutions contained in the certificates of designation, whether by merger, consolidation or otherwise, so as to materially and adversely affect any power, preference or special right of the outstanding shares of that series or the holders thereof. Any increase in the amount of the authorized common stock or authorized preferred stock or the creation and issuance of common stock or any other series of preferred stock ranking on a parity with or junior to a series of preferred stock as to dividends and upon liquidation shall not be deemed to materially and adversely affect the powers, preferences or special rights of the shares of that series.

        Unless otherwise indicated in the applicable prospectus supplement, the transfer agent, dividend disbursing agent and registrar for each series of preferred stock will be Mellon Investor Services L.L.C.

DESCRIPTION OF DEPOSITARY SHARES

        This section describes certain general terms and provisions of the depositary shares and depositary receipts which we may elect to issue.

        This section, along with the description in the applicable prospectus supplement, is a summary of certain provisions of the deposit agreement relating to the applicable series of Preferred Stock and is not complete. Any such deposit agreement will be filed as an exhibit to or incorporated by reference in the Registration Statement of which this prospectus is a part. Copies of any such deposit agreement will be available as described under "Where You Can Find More Information."

General

        We may, at our option, elect to offer fractional interests in shares of a series of preferred stock, rather than whole shares. If we exercise our option, we will provide for the issuance by a depository of depositary receipts evidencing depositary shares, each of which will represent a fractional interest (to be specified in the applicable prospectus supplement) in a share of a particular series of the Preferred Stock as more fully described below.

        If we offer fractional shares of any series of preferred stock, those shares will be deposited under a separate deposit agreement among us, a depositary bank or trust company selected by us and having its principal office in the United States and having a combined capital and surplus of at least $50,000,000 and the holders from time to time of the depositary receipts issued thereunder by that depository. The applicable prospectus supplement will set forth the name and address of the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock underlying such depositary share, to all the rights and preferences of the fractional share of preferred stock underlying such depositary share (including dividend, voting, redemption and liquidation rights).

        Until definitive engraved depositary receipts are prepared, upon our written order, the depository may issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay. Temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

        The depository will distribute to the holders of depositary receipts evidencing depositary shares all cash dividends or other cash distributions received in respect of the underlying fractional shares of preferred stock in proportion to their respective holdings of the depositary shares on the relevant record date. The depository will distribute only the amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. Any balance not so distributed will be held by the depository (without liability for interest thereon) and will be added to and treated as part of the next sum received by the depository for distribution to holders of depositary receipts then outstanding.

        If we distribute property other than cash in respect of shares of preferred stock deposited under a deposit agreement, the depository will distribute the property received by it to the record holders of depositary receipts evidencing the depositary shares relating to those shares of preferred stock, in proportion, as nearly as may be practicable, to their respective holdings of the depositary shares on the relevant record dates. If the depository determines that it is not feasible to make such a distribution, the depository may, with our approval, adopt such method as it deems equitable and practicable to give effect to the distribution, including the sale of the property so received and distribution of the net proceeds from such sale to the holders of the depositary receipts.

        Each deposit agreement will also contain provisions relating to the manner in which any subscription or similar right offered by us to holders of the preferred stock deposited under such deposit agreement will be made available to holders of depositary shares.

Redemption of Depositary Shares

        If the shares of preferred stock deposited under a deposit agreement are subject to redemption, in whole or in part, then, upon any such redemption, the depositary shares relating to those deposited shares will be redeemed from the proceeds received by the depository as a result of the redemption. Whenever we redeem shares of preferred stock held by a depository, the depository will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock so redeemed. The depository will mail the notice of redemption not less than 20 and not more than 50 days prior to the date fixed for redemption to the record holders of the depositary shares to be so redeemed. The redemption price per depositary share will be equal to the applicable fraction of the per share redemption price of the preferred stock underlying such depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depository.

        Once notice of redemption has been given, from and after the redemption date, the depositary shares called for redemption will no longer be deemed to be outstanding, unless we fail to redeem the shares of preferred stock so called for redemption. On the redemption date, all rights of the holders of depositary shares will cease, except for the right to receive the monies payable upon such redemption and any money or other property to which the holders of depositary shares were entitled upon such redemption (but without interest), upon surrender to the depository of the depositary receipts evidencing depositary shares.

Voting Rights

        As soon as practicable after receipt of notice of any meeting at which the holders of shares of preferred stock deposited under a deposit agreement are entitled to vote, the depository will mail the information contained in that notice of meeting (and any accompanying proxy materials) to the holders of the depositary shares relating to such preferred stock as of the record date for such meeting. Each such holder will be entitled, subject to any applicable restrictions, to instruct the depository as to the exercise of the voting rights of the preferred stock represented by such holder's depositary shares. The depository will attempt to vote the preferred stock represented by those depositary shares in accordance with the holder's instructions, and we will agree to take all action deemed necessary by the depository to enable the depository to do so. The depository will abstain from voting shares of preferred stock deposited under a deposit agreement if it has not received specific instructions from the holders of the depositary shares representing those shares.

Withdrawal of Stock

        Upon surrender of depositary receipts at the principal office of the depository (unless the depositary shares evidenced by the depositary receipts have previously been called for redemption), and subject to the terms of the deposit agreement, the owner of the depositary shares shall be entitled to delivery of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Fractional shares of preferred stock will not be delivered. If the depositary receipts surrendered by the holder evidence depositary shares in excess of those representing the number of whole shares of preferred stock to be withdrawn, the depository will deliver to the holder at the same time a new depositary receipt evidencing the excess depositary shares. Holders of shares of preferred stock which are withdrawn will not thereafter be entitled to deposit such shares under a deposit agreement or to receive depositary shares. We do not expect that there will be any public trading market for the preferred stock, except as represented by depositary shares.

Amendment and Termination of the Deposit Agreement

        We may from time to time amend the form of depositary receipt evidencing any depositary shares and any provision of a deposit agreement by agreement between us and the depository. However, any amendment that materially and adversely alters the rights of the existing holders of depositary shares will not be effective unless and until approved by the holders of at least a majority of the depositary shares then outstanding under that deposit agreement. Each deposit agreement will provide that each holder of depositary shares who continues to hold those depositary shares at the time an amendment becomes effective will be deemed to have consented to the amendment and will be bound by that amendment. Except as may be necessary to comply with any mandatory provisions of applicable law, no amendment may impair the right, subject to the terms of the deposit agreement, of any holder of any depositary shares to surrender the depositary receipt evidencing those depositary shares to the depository together with instructions to deliver to the holder the whole shares of preferred stock represented by the surrendered depositary shares and all money and other property, if any, represented thereby. A deposit agreement may be terminated by us or the depository only if:

  (1)
  all outstanding depositary shares issued under the deposit agreement have been redeemed; or

  (2)
  there has been a final distribution in respect of the preferred stock relating to those depositary shares in connection with any liquidation, dissolution or winding up of the Company and the amount received by the depository as a result of that distribution has been distributed by the depository to the holders of those depositary shares.

Charges of Depository

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of any depository in connection with the initial deposit of preferred stock and the initial issuance of the depositary shares and any redemption of such preferred stock. Holders of depositary shares will pay any other taxes and charges incurred for their accounts as are provided in the deposit agreement.

Reports

        Each depository will forward to the holders of depositary shares issued by that depository all reports and communications from us that are delivered to the depository and that we are required to furnish to the holders of the preferred stock held by the depository. In addition, each depository will make available for inspection by the holders of those depositary shares, at the principal office of such depository and at such other places as it may from time to time deem advisable, all reports and communications received from us that are received by such depository as the holder of preferred stock.

Limitation on Liability

        Neither we nor any depository will assume any obligation or will be subject to any liability under a deposit agreement to holders of the depositary shares other than for its negligence or willful misconduct. Neither we nor any depository will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under a deposit agreement. The obligations of us and any depository under a deposit agreement will be limited to performance in good faith of its duties thereunder, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and any depository may rely on written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

Resignation and Removal of Depository

        A depository may resign at any time by delivering to us notice of its election to resign, and we may remove any depository at any time. Any such resignation or removal will take effect upon the appointment of a successor depository and its acceptance of such appointment. Such successor depository must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000.

BOOK-ENTRY PROCEDURES AND SETTLEMENT

        Each debt security, warrant, share of preferred stock, and depositary share in registered form will be represented either:

  •
  by one or more global securities representing the entire issuance of securities; or

  •
  by a certificate issued in definitive form to a particular investor.

Book-Entry System

        Unless otherwise specified in a prospectus supplement, we will issue each security in book-entry only form. This means that we will not issue actual notes or certificates. Instead, we will issue global securities in registered form representing the entire issuance of securities. Each global security will be registered in the name of a financial institution that holds them as depository on behalf of other financial institutions that participate in that depository's book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on their own behalf or on behalf of their customers.

        If a security is registered on the books that we or the Trustee, warrant agent, depository, or other agent maintain in the name of a particular investor, we refer to that investor as the "holder" of that security. These persons are the legal holders of the securities. Consequently, for securities issued in global form, we will recognize only the depository as the holder of the securities and we will make all payments on the securities, including deliveries of any property other than cash, to the depository. The depository passes along the payments it receives from us to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depository and its participants are obligated to pass these payments along under agreements they have made with one another or with their customers, and they are not obligated to do so under the terms of the securities.

        As a result, investors will not own securities issued in book-entry form directly. Instead, they will own beneficial interests in a global security through a bank, broker, or other financial institution that participates in the depository's book-entry system or holds an interest through a participant in the depository's book-entry system. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities. The depository will not have knowledge of the actual beneficial owners of the securities.

Certificates in Registered Form

        In the future we may cancel a global security or issue securities initially in non-global, or certificated, form. We do not expect to exchange global securities for actual notes or certificates registered in the names of the beneficial owners of the global securities representing the securities unless:

  •
  the depository, such as The Depository Trust Company ("DTC"), notifies us that it is unwilling or unable to continue as depository for the global securities or we become aware that the depository has ceased to be a clearing agency registered under the Exchange Act, and in any case we fail to appoint a successor to the depository within 90 calendar days; or

  •
  we, in our sole discretion, determine not to have any notes of a series represented by a global security.

        Upon the occurrence of either of the foregoing events, we will issue securities in certificated form in exchange for all outstanding global securities. An owner of a beneficial interest in the global securities to be exchanged will be entitled to delivery in definitive form of securities equal in principal amount to such beneficial interest and to have such securities registered in its name. Debt securities issued in definitive form will be issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof, except as otherwise specified in the applicable pricing supplement, and will be issued in registered form only, without coupons.

        You should read "Limitation on Issuance of Bearer Debt Securities and Bearer Warrants" for a description of certain restrictions on the issuance of individual bearer debt securities in exchange for beneficial interests in a global security.

Street Name Owners

        When actual notes or certificates registered in the names of the beneficial owners are issued, investors may choose to hold their securities in their own names or in street name. Securities held by an investor in street name would be registered in the name of a bank, broker, or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account that he or she maintains at that institution. For securities held in street name, we will recognize only the intermediary banks, brokers, and other financial institutions in whose names the securities are registered as the holders of those securities and we will make all payments on those securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not holders, of those securities.

Legal Holders

        Our obligations, as well as the obligations of the Trustee under the Indenture and the obligations, if any, of any warrant agents, depository, and any other third parties employed by us, the Trustee, or any of those agents, run only to the holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, who hold the securities in street name, or who hold the securities by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because we are issuing the securities only in global form. For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depository participants or customers or by law, to pass it along to the indirect owners, but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose, such as to amend the Indenture for a series of debt securities or a warrant agreement for a series of warrants or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the Indenture, we would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners is up to the holders. When we refer to "you" in this section, we mean those who invest in the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. When we refer to "your securities" in this section, we mean the securities in which you will hold a direct or indirect interest.

Special Considerations for Indirect Owners

        If you hold securities through a bank, broker, or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

  •
  how it handles payments on your securities and notices;

  •
  whether you can provide contact information to the registrar to receive copies of notices directly;

  •
  whether it imposes fees or charges;

  •
  whether and how you can instruct it to exercise any rights to purchase or sell warrant property under a warrant or to exchange or convert a security for or into other property;

  •
  how it would handle a request for the holders' consent, if required;

  •
  whether and how you can instruct it to send you the securities registered in your own name so you can be a holder, if that is permitted at any time;

  •
  how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

  •
  if the securities are in book-entry form, how the depository's rules and procedures will affect these matters.

Depositories for Global Securities

        Each security issued in book-entry form and represented by a global security will be deposited with, and registered in the name of, one or more financial institutions or clearing systems, or their nominees, which we will select. These financial institutions or clearing systems that we select for any security are called "depositories." Each series of securities will have one or more of the following as the depositories:

  •
  DTC;

  •
  a financial institution holding the securities on behalf of Euroclear Bank S.A./N.V., as operator of the Euroclear system, which is known as "Euroclear";

  •
  a financial institution holding the securities on behalf of Clearstream Banking, société anonyme, Luxembourg, which is known as "Clearstream"; and

  •
  any other clearing system or financial institution named in the applicable prospectus supplement.

        The depositories named above also may be participants in one another's systems. For example, if DTC is the depository for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream as DTC participants. The depository or depositories for your securities will be named in the applicable prospectus supplement. If no depository is named, the depository will be DTC.

The Depository Trust Company

        The following is based on information on DTC's website at www.dtcc.com:

        DTC will act as securities depository for the securities. The securities will be issued as fully-registered securities registered in the name of Cede & Co., which is DTC's partnership nominee, or any other name as may be requested by an authorized representative of DTC. Generally, one fully registered global security will be issued for each issue of the securities, each in the aggregate principal amount of the issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of the issue.

        DTC, the world's largest depository, is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under Section 17A of the Exchange Act. DTC holds and provides asset servicing for over two million issues of United States and non-United States equity issues, corporate and municipal debt issues, and money market instruments from over 85 countries that its participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between direct participants. This eliminates the need for physical movement of certificates representing securities. Direct participants include both United States and non-United States securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC, in turn, is owned by a number of direct participants of DTC and members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation, also subsidiaries of DTCC, as well as by The New York Stock Exchange, Inc., the American Stock Exchange LLC, and the NASD. Access to the DTC system is also available to others such as both United States and non-United States securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The DTC rules applicable to its participants are on file with the SEC.

        Purchases of the securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC's records. The beneficial interest of each actual purchaser of each security is in turn to be recorded on the direct and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchase. A beneficial owner, however, is expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of beneficial interests in the securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their beneficial interests in the securities, except if the use of the book-entry system for the securities is discontinued.

        To facilitate subsequent transfers, all securities deposited by direct participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC's records reflect only the identity of the direct participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        None of DTC, Cede & Co., or any other DTC nominee will consent or vote with respect to the securities unless authorized by a direct participant in accordance with DTC's procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the regular record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the securities are credited on the regular record date. These participants are identified in a listing attached to the omnibus proxy.

        We will make payments of principal, any premium, interest, or other amounts on the securities in immediately available funds directly to Cede & Co., or any other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit direct participants' accounts upon DTC's receipt of funds and corresponding detail information from us, on the applicable payment date in accordance with their respective holdings shown on DTC's records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name. These payments will be the responsibility of these participants and not of DTC or any other party, subject to any statutory or regulatory requirements that may be in effect from time to time. Payment of principal and any premium or interest to Cede & Co., or any other nominee as may be requested by an authorized representative of DTC, is our responsibility. Disbursement of the payments to direct participants is the responsibility of DTC, and disbursement of the payments to the beneficial owners is the responsibility of the direct or indirect participants.

        We will send any redemption notices to DTC. If less than all of the securities of a series are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participant in the issue to be redeemed.

        DTC may discontinue providing its services as depository for the securities at any time by giving us reasonable notice. If this occurs, and if a successor securities depository is not obtained, we will print and deliver certificated securities.

        The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy.

Clearstream and Euroclear

        Each series of securities represented by a global security sold or traded outside the United States may be held through Clearstream or Euroclear, which provide clearing, settlement, depository, and related services for internationally traded securities. Both Clearstream and Euroclear provide a clearing and settlement organization for cross-border bonds, equities, and investment funds. Clearstream is incorporated under the laws of Luxembourg. Euroclear is incorporated under the laws of Belgium.

        Euroclear and Clearstream are securities clearance systems in Europe that clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment. Euroclear and Clearstream may be depositories for a global security. In addition, if DTC is the depository for a global security, Euroclear and Clearstream may hold interests in the global security as participants in DTC. As long as any global security is held by Euroclear or Clearstream as depository, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depository for a global security and there is no depository in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States. Payments, deliveries, transfers, exchanges, notices, and other matters relating to the securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream on one hand, and participants in DTC, on the other hand, when DTC is the depository, also would be subject to DTC's rules and procedures.

        Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices, and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers, and other institutions are open for business in the United States. In addition, because of time-zone differences, United States investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the United States and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

Special Considerations for Global Securities

        As an indirect owner, an investor's rights relating to a global security will be governed by the account rules of the depository and those of the investor's financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream if DTC is the depository), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of securities. Instead, we deal only with the depository that holds the global security. If securities are issued only in the form of a global security, an investor should be aware of the following:

  •
  an investor cannot cause the securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations described above;

  •
  an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of any legal rights relating to the securities;

  •
  an investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

  •
  an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

  •
  the depository's policies will govern payments, deliveries, transfers, exchanges, notices, and other matters relating to an investor's interest in a global security, and those policies may change from time to time;

  •
  we, the Trustee, and any warrant agents will not be responsible for any aspect of the depository's policies, actions, or records of ownership interests in a global security;

  •
  we, the Trustee, and any warrant agents do not supervise the depository in any way;

  •
  the depository may require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

  •
  financial institutions that participate in the depository's book-entry system and through which an investor holds his or her interest in the global securities, directly or indirectly, also may have their own policies affecting payments, deliveries, transfers, exchanges, notices, and other matters relating to the securities. Those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream when DTC is the depository, Euroclear or Clearstream, as applicable, will require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

        Receipt by owners of beneficial interests in a temporary global security of payments of principal, any premium or interest relating to their interests will be subject to the restrictions discussed under "Limitations on Issuance of Bearer Debt Securities and Bearer Warrants."

        If interest is paid on a bearer global security, or if no interest has been paid but the bearer global security remains outstanding beyond a reasonable period of time after the restricted period (as defined in applicable US Treasury regulations) has ended, the depository must provide us with a certificate to the effect that the owners of the beneficial interests in the bearer global security are non-US persons or US persons that are permitted to hold bearer debt securities under applicable US Treasury regulations.

        In general, US persons that are permitted to hold bearer debt securities are US persons who acquire the securities through the foreign branch of certain US financial institutions and certain US financial institutions that hold the bearer debt securities for resale to non-US persons or who hold the bearer debt securities on their own account through a foreign branch. The certificate must be provided within a reasonable period of time after the end of the restricted period, but in no event later than the date when interest is paid. The certificate must be based on statements provided to the depository by the owners of the beneficial interests.

LIMITATIONS ON ISSUANCE OF BEARER DEBT SECURITIES AND BEARER WARRANTS

        In compliance with US federal income tax laws and regulations, bearer debt securities, including bearer debt securities in global form, will not be offered, sold, resold or delivered, directly or indirectly, in the United States or its possessions or to "United States persons," as defined below, except as otherwise permitted by certain US Treasury regulations. Any underwriters, dealers or agents participating in the offerings of bearer debt securities, directly or indirectly, must agree that they will not, in connection with the original issuance of any bearer debt securities or during the "restricted period" (as defined in the Treasury regulations) offer, sell, resell or deliver, directly or indirectly, any bearer debt securities in the United States or to United States persons, other than as permitted by the Treasury regulations. In addition, any underwriters, dealers or agents must have procedures reasonably designed to ensure that their employees or agents who are directly engaged in selling bearer debt securities are aware of the restrictions on the offering, sale, resale or delivery of bearer debt securities.

        We will not deliver a bearer debt security (other than a temporary global bearer debt security) in connection with its original issuance or pay interest on any bearer debt security until we have received the written certification provided for in the Indenture. Each bearer debt security, other than a temporary global bearer debt security, will bear the following legend on the face of the security and on any interest coupons that may be detachable:

        "Any United States person who holds this obligation will be subject to limitations under the US income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code."

        The legend also will be evidenced on any book-entry system maintained with respect to the bearer debt securities.

        The sections referred to in the legend provide, in general, that a US taxpayer who holds a bearer security or coupon may not deduct any loss realized on the sale, exchange or redemption of the bearer security and any gain which otherwise would be treated as capital gain will be treated as ordinary income, unless the taxpayer is, or holds the bearer security or coupon through, a "financial institution" (as defined in the relevant Treasury regulations) and certain other conditions are satisfied.

        For these purposes, "United States" means the United States of America (including the District of Columbia), and its possessions. "United States person" generally means:

  •
  a citizen or resident of the United States;

  •
  a corporation, partnership, or other business entity created or organized in or under the laws of the United States or any state or political subdivision thereof (including the District of Columbia);

  •
  an estate whose income is subject to US federal income taxation regardless of its source; or

  •
  a trust, if a court within the United States is able to exercise primary supervision over its administration, and one or more United States persons have the authority to control all of its substantial decisions.

        The prospectus supplement relating to bearer warrants will describe any limitations on the offer, sale, delivery and exercise of bearer warrants (including a requirement that a certificate of non-US beneficial ownership be delivered once a bearer warrant is exercised).

PLAN OF DISTRIBUTION

        We may sell the securities by any of the following methods:

  •
  to underwriters (including Bear Stearns) or dealers, who may act directly or through a syndicate represented by one or more managing underwriters (including Bear Stearns);

  •
  through broker-dealers (including Bear Stearns) we have designated to act on our behalf as agents;

  •
  directly to one or more purchasers;

  •
  directly to the public through Bear Stearns utilizing DAiSSSM (Dutch Auction internet Syndication SystemSM), a rules-based, proprietary, single-priced, modified Dutch Auction syndication system for the pricing and allocation of securities; or

  •
  through a combination of any of these methods of sale.

        Each prospectus supplement will describe the manner and terms of an offering of securities, including:

  •
  the names of any underwriters, dealers, or agents;

  •
  whether that offering is being made to underwriters or through agents or directly;

  •
  the rules and procedures for the auction process through DAiSSSM, if used;

  •
  any underwriting discounts, dealer concessions, agency commissions and any other items that may be deemed to constitute underwriters', dealers' or agents' compensation;

  •
  the securities' purchase price or initial public offering price;

  •
  the proceeds we anticipate from the sale of the securities; and

  •
  any securities exchange on which the offered securities may be listed.

        We may enter into derivative or other hedging transactions with financial institutions. These financial institutions may in turn engage in sales of securities to hedge their position, deliver this prospectus in connection with some or all of those sales and use the securities covered by this prospectus to close out any loan of securities or short position created in connection with those sales.

        We may effect sales of securities in connection with forward sale agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through the NYSE, including block trades or ordinary broker's transactions, or through broker-dealers acting either as principal or agent, or through privately negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated or fixed prices.

        We may also sell securities short using this prospectus and deliver securities covered by this prospectus to close out any loan of securities or such short positions, or loan or pledge securities to financial institutions that in turn may sell the securities using this prospectus.

        We may pledge or grant a security interest in some or all of the securities covered by this prospectus to support a derivative or hedging position or other obligation and, if we default in the performance of our obligations, the pledgees or secured parties may offer and sell the securities from time to time pursuant to this prospectus.

Distribution Through Underwriters

        When securities are to be sold to underwriters, we will execute an underwriting agreement with them at the time of the sale and will name them in the prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, the underwriters' obligations to purchase those securities will be subject to certain conditions set forth in the underwriting agreement. If the underwriters purchase any of the securities, they will be obligated to purchase all of the securities. The underwriters will acquire the securities for their own accounts as principal and may resell them, either directly to the public or to securities dealers, at various times in one or more transactions, including negotiated transactions, either at a fixed public offering price or at varying prices determined at the time of sale. The underwriters may sell the offered securities to or through dealers, and those dealers may receive discounts, concessions, or commissions from the underwriters as well as from the purchasers for whom they may act as agent.

Distribution Through Dealers

        We may offer and sell securities from time to time to one or more dealers who would purchase the securities as principal. The dealers then may resell the offered securities to the public at fixed or varying prices to be determined by those dealers at the time of resale. We will set forth the names of the dealers and the terms of the transaction in the prospectus supplement. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Distribution Through Agents

        We may offer and sell securities on a continuous basis through agents that become parties to an underwriting or distribution agreement. We will name any agent involved in the offer and sale and describe any commissions payable by us in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, the agent will be acting on a best efforts basis during the appointment period.

General Information

        To the extent that any securities underwritten by Bear Stearns are not resold by Bear Stearns for an amount at least equal to their public offering price, the proceeds from the offering of those securities will be reduced. Until resold, any such preferred stock and depositary shares will be treated as if they were not outstanding. Bear Stearns intends to resell any of those securities at various times after the termination of the offering at varying prices related to prevailing market prices at the time of sale, subject to applicable prospectus delivery requirements.

        Securities bought in accordance with a redemption or repayment under their terms also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing by one or more firms acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the securities remarketed by them.

        If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the prospectus supplement. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth the commissions payable for solicitation of these contracts.

        Underwriters, dealers and agents participating in any distribution of securities may be deemed "underwriters" within the meaning of the Securities Act and any discounts or commissions they receive in connection with the distribution may be deemed to be underwriting compensation. Those underwriters and agents may be entitled, under their agreements with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution by us to payments that they may be required to make in respect of those civil liabilities. Various of those underwriters or agents may be customers of, engage in transactions with or perform services for us or our affiliates in the ordinary course of business.

        Following the initial distribution of any series of securities (and in the case of shares of preferred stock, subject to obtaining approval or exemption from the NYSE), Bear Stearns may offer and sell previously issued securities of that series at various times in the course of its business as a broker-dealer. Bear Stearns may act as principal or agent in those transactions. Bear Stearns will use this prospectus and the prospectus supplement applicable to those securities in connection with those transactions. Sales will be made at prices related to prevailing prices at the time of sale or at related or negotiated prices. Our other affiliates, including BSIL, may also engage in such transactions and may use this prospectus and any applicable prospectus supplement for such purpose.

        The aggregate initial offering price specified on the cover of this prospectus relates to the initial offering of the securities not yet issued as of the date of this prospectus. This amount does not include the securities to be sold in market-making transactions. The latter include securities to be issued after the date of this prospectus, as well as securities previously issued. Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale. Unless we or an agent inform you in your confirmation of sale that your security is being purchased in its original offering and sale, you may assume that you are purchasing your security in a market-making transaction.

        In order to facilitate the offering of certain securities under this Registration Statement or an applicable prospectus supplement, certain persons participating in the offering of those securities may engage in transactions that stabilize, maintain or otherwise affect the price of those securities during and after the offering of those securities. Specifically, if the applicable prospectus supplement permits, the underwriters of those securities may over-allot or otherwise create a short position in those securities for their own account by selling more of those securities than have been sold to them by us and may elect to cover any such short position by purchasing those securities in the open market.

        In addition, the underwriters may stabilize or maintain the price of those securities by bidding for or purchasing those securities in the open market and may impose penalty bids, under which selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of securities to the extent that it discourages resales of the securities. No representation is made as to the magnitude or effect of any such stabilization or other transactions. Such transactions, if commenced, may be discontinued at any time.

        Each series of offered securities will be a new issue of securities and will have no established trading market. Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market-making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given as to the liquidity or trading market for the offered securities.

        The underwriters, dealers and agents, and their affiliates may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

        This prospectus, the applicable prospectus supplement and any applicable pricing supplement in electronic format may be made available on the Internet sites of, or through other online services maintained by, us and/or one or more of the agents and/or dealers participating in an offering of securities, or by their affiliates. In those cases, prospective investors may be able to view offering terms online and, depending upon the particular agent or dealer, prospective investors may be allowed to place orders online.

        Other than this prospectus, the applicable prospectus supplement and any applicable pricing supplement in electronic format, the information on our or any agent's or dealer's web site and any information contained in any other web site maintained by any agent or dealer is not part of this prospectus, the applicable prospectus supplement and any applicable pricing supplement or the registration statement of which they form a part; has not been approved or endorsed by us or by any agent or dealer in its capacity as an agent or dealer, except, in each case, with respect to the respective web site maintained by such entity; and should not be relied upon by investors.

        We may from time to time offer securities directly to the public through Bear Stearns and may utilize DAiSSSM, a rules-based, proprietary, single-priced, modified Dutch Auction syndication system for the pricing and allocation of such securities. DAiSSSM allows bidders to directly participate, through Internet access to an auction site, by submitting conditional offers to buy (each, a "bid") that are subject to acceptance by the underwriter, and which may directly affect the price at which such securities are sold.

        The final offering price at which securities will be sold and the allocation of securities among bidders will be based solely on the results of the auction, subject to possible stabilization activity previously described.

        During an auction, DAiSSSM will present to each bidder, on a real-time basis, the clearing spread at which the offering would be sold, based on the bids submitted and not withdrawn, and whether a bidder's individual bids would be accepted, prorated or rejected. Upon completion of the auction, the offering price of the securities will be the lowest spread at which the aggregate dollar amount of bids submitted, and not removed, at that spread and lower spreads equals or exceeds the size of the offering as disclosed in the prospectus supplement which is the final clearing spread. If DAiSSSM is utilized, prior to the auction we and Bear Stearns will establish minimum admissible bids, maximum quantity restrictions and other specific rules governing the auction process, all of which will be made available to bidders in the offering cul-de-sac and described in the prospectus supplement.

        Bids at a lower spread than the final clearing spread will be fully allocated. Bids at the final clearing spread will be prorated based on the time of submission and pursuant to the allocation procedures in the auction rules. Bids above the final clearing spread will receive no allocation.

        If an offering is made using DAiSSSM you should review the auction rules, as displayed in the offering cul-de-sac and described in the prospectus supplement, for a more detailed description of the offering procedures.

        The maximum commission or discount to be received by any NASD member or independent broker-dealer will not be greater than eight percent of the gross proceeds from the sale of any security being sold in the initial distribution.

        Because Bear Stearns and BSIL are our wholly owned subsidiaries, each distribution of securities will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules. Furthermore, any underwriters offering the offered securities will not confirm sales to any accounts over which they exercise discretionary authority without the prior approval of the customer.

ERISA CONSIDERATIONS

        Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), prohibits the borrowing of money, the sale of property and certain other transactions involving the assets of plans that are qualified under the Code ("Qualified Plans") or individual retirement accounts ("IRAs") and persons who have certain specified relationships to them. Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), prohibits similar transactions involving employee benefit plans that are subject to ERISA ("ERISA Plans"). Qualified Plans, IRAs and ERISA Plans are referred to as "Plans."

        Persons who have such specified relationships are referred to as "parties in interest" under ERISA and as "disqualified persons" under the Code. "Parties in interest" and "disqualified persons" encompass a wide range of persons, including any fiduciary (for example, investment manager, trustee or custodian), any person providing services (for example, a broker), the Plan sponsor, an employee organization any of whose members are covered by the Plan, and certain persons related to or affiliated with any of the foregoing.

        The purchase and/or holding of securities by a Plan with respect to which we, Bear Stearns, BSSC and/or certain of our affiliates is a fiduciary and/or a service provider (or otherwise is a "party in interest" or "disqualified person") would constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, unless such securities are acquired or held pursuant to and in accordance with an applicable statutory or administrative exemption. Each of us, Bear Stearns and BSSC is considered a "disqualified person" under the Code or "party in interest" under ERISA with respect to many Plans, although we are not a "disqualified person" with respect to an IRA simply because the IRA is established with Bear Stearns or because Bear Stearns provides brokerage to the IRA, and neither we nor Bear Stearns can be a "party in interest" to any IRA other than certain employer-sponsored IRAs, as only employer-sponsored IRAs are covered by ERISA.

        Applicable exemptions may include certain prohibited transaction class exemptions (for example, Prohibited Transaction Class Exemption ("PTCE") 84-14 relating to qualified professional asset managers, PTCE 96-23 relating to certain in-house asset managers, PTCE 91-38 relating to bank collective investment funds, PTCE 90-1 relating to insurance company separate accounts and PTCE 95-60 relating to insurance company general accounts). A fiduciary of a Plan purchasing the securities, or in the case of certain IRAs, the grantor or other person directing the purchase of the securities for the IRA, shall be deemed to represent that its purchase, holding, and disposition of the securities will not constitute a prohibited transaction under ERISA or Section 4975 of the Code for which an exemption is not available.

        A fiduciary who causes a Plan to engage, directly or indirectly, in a non-exempt prohibited transaction may be subject to a penalty under ERISA, and may be liable for any losses to the Plan resulting from such transaction. Code Section 4975 generally imposes an excise tax on disqualified persons who engage, directly or indirectly, in similar types of non-exempt transactions with the assets of Plans subject to such Section.

        In accordance with ERISA's general fiduciary requirements, a fiduciary with respect to any ERISA Plan who is considering the purchase of securities on behalf of such plan should consider the foregoing information and the information set forth in the applicable prospectus supplement and any applicable pricing supplement, and determine whether such purchase is permitted under the governing plan document and is prudent and appropriate for the ERISA Plan in view of its overall investment policy and the composition and diversification of its portfolio. Fiduciaries of Plans established with, or for which services are provided by, us, Bear Stearns, BSSC and/or certain of our affiliates should consult with counsel before making any acquisition. Each purchaser of any securities, the assets of which constitute the assets of one or more Plans, and each fiduciary that directs such purchaser with respect to the purchase or holding of such securities, will be deemed to represent that the purchase and holding of the securities does not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available.

        Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to Section 406 of ERISA or Section 4975 of the Code. However, such plans may be subject to the provisions of applicable federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA or the Code. Fiduciaries of such plans should consider applicable Similar Law when investing in the securities. Each fiduciary of such a plan will be deemed to represent that the plan's acquisition and holding of the securities will not result in a non-exempt violation of applicable Similar Law.

EXPERTS

        The consolidated financial statements and the related financial statement schedules included or incorporated by reference in our Annual Report on Form 10-K for the year ended November 30, 2003 have been incorporated by reference in this prospectus and have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated in this prospectus by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        With respect to the unaudited interim financial information for the periods ended February 29, 2004, May 31, 2004, August 31, 2004, February 28, 2003, May 31, 2003 and August 31, 2003, which is incorporated by reference in this prospectus, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their reports included in our Quarterly Reports on Form 10-Q for the quarters ended February 29, 2004, May 31, 2004 and August 31, 2004, which are incorporated by reference in this prospectus, they did not audit and they do not express an opinion on the interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP is not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the registration statement prepared or certified by Deloitte & Touche LLP within the meaning of Sections 7 and 11 of the Securities Act.

VALIDITY OF THE SECURITIES

        The validity of the debt securities, the warrants, the preferred stock and the depositary shares will be passed on for us by Cadwalader, Wickersham & Taft LLP, New York, New York.

        You should only rely on the information contained in this pricing supplement, the accompanying prospectus supplement and prospectus. We have not authorized anyone to provide you with information or to make any representation to you that is not contained in this pricing supplement, the accompanying prospectus supplement and prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This pricing supplement, the accompanying prospectus supplement and prospectus are not an offer to sell these securities, and these documents are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted. You should not under any circumstances assume that the information in this pricing supplement, the accompanying prospectus supplement and prospectus is correct on any date after their respective dates.

TABLE OF CONTENTS

Pricing Supplement

The Bear Stearns
Companies Inc.

$[    •    ]

Medium-Term Notes, Series B

Accelerated Market
Participation Securities

Linked to the S&P 500®
Due March [    •    ], 2007

PRICING SUPPLEMENT

Bear, Stearns & Co. Inc.

February [    •    ], 2006

QuickLinks

SUMMARY
KEY TERMS
QUESTIONS AND ANSWERS
RISK FACTORS
DESCRIPTION OF THE NOTES
Summary of Examples 1 Through 4 Reflecting the Cash Settlement Value
Table of Hypothetical Cash Settlement Values
DESCRIPTION OF THE INDEX
Type of Corporate Action Adjustment Factor Divisor Adjustment Required
Month End Closing Value of the Index January 1998—January 2006
Year End Closing Value of the Index
CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
CERTAIN ERISA CONSIDERATIONS
USE OF PROCEEDS AND HEDGING
SUPPLEMENTAL PLAN OF DISTRIBUTION
LEGAL MATTERS
FORWARD-LOOKING STATEMENTS
WHERE YOU CAN FIND MORE INFORMATION
SUMMARY OF THE OFFERING
RATIO OF EARNINGS TO FIXED CHARGES
THE BEAR STEARNS COMPANIES INC.
USE OF PROCEEDS
CAPITALIZATION
SELECTED CONSOLIDATED FINANCIAL DATA
DESCRIPTION OF THE NOTES
DESCRIPTION OF THE COMPANY
CERTAIN US FEDERAL INCOME TAX CONSIDERATIONS
PROPOSED EUROPEAN UNION SAVINGS DIRECTIVE
UNDERWRITING
LEGAL MATTERS
EXPERTS
GENERAL INFORMATION
TABLE OF CONTENTS
WHERE YOU CAN FIND MORE INFORMATION
THE BEAR STEARNS COMPANIES INC.
USE OF PROCEEDS
RATIO INFORMATION
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF WARRANTS
DESCRIPTION OF PREFERRED STOCK
DESCRIPTION OF DEPOSITARY SHARES
BOOK-ENTRY PROCEDURES AND SETTLEMENT
LIMITATIONS ON ISSUANCE OF BEARER DEBT SECURITIES AND BEARER WARRANTS
PLAN OF DISTRIBUTION
ERISA CONSIDERATIONS
EXPERTS
VALIDITY OF THE SECURITIES